                                                                  Exhibit 17(iv)

PROSPECTUS

                                      LOGO
                               THE CARDINAL FUND
                             CARDINAL BALANCED FUND
                        CARDINAL AGGRESSIVE GROWTH FUND

                                INVESTOR SHARES

The Cardinal Fund, Cardinal Balanced Fund (the "Balanced Fund") and Cardinal Aggressive Growth Fund (the "Aggressive Growth Fund") (together called the "Funds" or individually a "Fund") are three separate diversified investment funds of The Cardinal Group (the "Group"), an open-end, management investment company. The Trustees of the Group have divided each Fund's beneficial ownership into an unlimited number of transferable units called shares (the "Shares"). Each Fund offers multiple classes of Shares.

The Cardinal Fund's investment objectives are long-term growth of capital and income. Current income is a secondary objective. The Cardinal Fund seeks to achieve its objectives through selective participation in the long-term progress of businesses and industries. The policy of The Cardinal Fund is generally to invest in equity securities.

The Balanced Fund's investment objectives are current income and long-term growth of both capital and income.

The Aggressive Growth Fund's investment objective is appreciation of capital. The Aggressive Growth Fund intends to invest primarily in common stocks and securities convertible into common stocks.

There can be no assurance that any of the Funds' investment objectives will be achieved.

THE SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN A FUND INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.
--------------------------------------------------------------------------------

         FOR FURTHER INFORMATION REGARDING THE FUNDS OR FOR ASSISTANCE
IN OPENING AN ACCOUNT OR REDEEMING SHARES, PLEASE CALL (800) 282-9446 TOLL FREE.

                  INQUIRIES MAY ALSO BE MADE BY MAIL ADDRESSED
                     TO THE GROUP AT ITS PRINCIPAL OFFICE:

                             155 EAST BROAD STREET
                              COLUMBUS, OHIO 43215
--------------------------------------------------------------------------------


This Prospectus relates only to one class of Shares of The Cardinal Fund, the Balanced Fund and the Aggressive Growth Fund -- Investor Shares. Investor Shares of each of the Funds are offered to the public. Each Fund also offers Institutional Shares to certain qualified institutions. Interested persons who wish to obtain prospectuses of Cardinal Government Obligations Fund, Cardinal Government Securities Money Market Fund or Cardinal Tax Exempt Money Market Fund, the other funds of the Group, or of the Institutional Shares of the Funds should contact The Ohio Company. Additional information about the Funds, contained in a Statement of Additional Information dated January 30, 1998, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Group at the above address or by calling the phone number provided above.



This Prospectus sets forth concisely the information about the Investor Shares of the Funds that a prospective investor ought to know before investing in any of the Funds. This Prospectus should be retained for future reference.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                The Ohio Company


                The date of this Prospectus is January 30, 1998.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROSPECTUS HIGHLIGHTS
--------------------------------------------------------------------------------


INVESTMENT OBJECTIVES..........  THE CARDINAL FUND seeks long-term growth of capital and income. Current income is a secondary objective. (See
                                 page 9.)
                                 THE BALANCED FUND seeks current income and long-term
                                 growth of both capital and income. (See page 10.)
                                 THE AGGRESSIVE GROWTH FUND seeks appreciation of capital.
                                 (See page 10.)
INVESTMENT POLICIES............  THE CARDINAL FUND generally invests in equity securities which are growth oriented. (See page 10.)
                                 Under normal market conditions, the BALANCED FUND will
                                 invest in common stocks, preferred stocks, fixed income
                                 securities and securities convertible into common stocks.
                                 At least 25% of the value of the Balanced Fund's assets
                                 will be invested in fixed income senior securities. (See
                                 pages 10 through 13.)
                                 The AGGRESSIVE GROWTH FUND will invest primarily in
                                 common stocks and securities convertible into common
                                 stocks of growth-oriented companies. (See page 13.)
DIVIDENDS......................  Dividends and capital gains distributions are made with such frequency as the Group shall determine. Generally,
                                 dividends are declared quarterly and long-term capital
                                 gains, if any, are declared annually. Such dividends and
                                 distributions may be invested in additional Shares of
                                 such Fund at no charge. (See page 21.)
RISK FACTORS AND SPECIAL
  CONSIDERATIONS...............  An investment in a mutual fund such as any of the Funds involves a certain amount of risk and may not be suitable
                                 for all investors. Some investment policies of the Funds
                                 may entail certain risks. (See "WHAT ARE THE INVESTMENT
                                 OBJECTIVES AND POLICIES OF THE FUNDS? -- Risk Factors and
                                 Investment Techniques" on pages 13 through 17.)

PURCHASES......................  There is a minimum initial investment of $1,000 with subsequent minimums of $50. (See page 18.) Purchases are
                                 made at the public offering price which is equal to net
                                 asset value per share plus a sales charge. This charge is
                                 equal to 4.50% of the public offering price (4.71% of net
                                 amount invested) reduced on investments of $100,000 or
                                 more (See pages 18 and 19).
REDEMPTIONS....................  Shares can be redeemed at net asset value per share without charge if redeemed through the Funds'
                                 distributor, The Ohio Company. (See page 21.)
INVESTMENT ADVISER AND
  MANAGER......................  Cardinal Management Corp. (the "Adviser"), a wholly-owned subsidiary of The Ohio Company, is the Funds' investment
                                 adviser. The Adviser also serves as investment adviser
                                 for Cardinal Government Obligations Fund, Cardinal
                                 Government Securities Money Market Fund and Cardinal Tax
                                 Exempt Money Market Fund (collectively, with the Funds,
                                 the "Cardinal Funds"), each a separate diversified
                                 investment fund of the Group. (See page 26.)

--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------


                                                                            INVESTOR SHARES OF
                                                                    -----------------------------------
                                                                      THE                    AGGRESSIVE
                                                                    CARDINAL    BALANCED       GROWTH
                                                                      FUND        FUND          FUND
                                                                    --------   -----------   ----------
     SHAREHOLDER TRANSACTION EXPENSES
       Maximum Sales Load Imposed on Purchases (as a percentage of
          offering price)(1)......................................    4.50%        4.50%        4.50%
     ANNUAL FUND OPERATING EXPENSES
       (as a percentage of average net assets)
       Management Fees............................................     .60%         .75%         .75%
       12b-1 Fees.................................................     .25          .25          .25
       Other Expenses.............................................     .21          .44          .86
                                                                      ----         ----         ----
               Total Fund Operating Expenses......................    1.06%        1.44%        1.86%
                                                                      ====         ====         ====


EXAMPLE

You would pay the following expenses on a $1,000 investment in Investor Shares, assuming (1) 5% annual return and (2) redemption at the end of each time period:


                                              1 YEAR        3 YEARS        5 YEARS        10 YEARS
                                            ----------     ----------     ----------     ----------
The Cardinal Fund.......................       $ 55           $ 77           $101           $169
Balanced Fund...........................       $ 59           $ 89           $120           $210
Aggressive Growth Fund..................       $ 63           $101           $141           $253


(1) The sales charge may be eliminated or reduced under certain circumstances. See "HOW DO I PURCHASE INVESTOR SHARES OF THE FUNDS?" below.

The information set forth in the foregoing Fee Table and Example relates only to Investor Shares of the Funds. Each of the Funds also offers another class of Shares known as Institutional Shares. The two classes of Shares of the Funds are subject to the same expenses except that Institutional Shares are not subject to a Rule 12b-1 fee and are not sold with a sales charge but are subject to an administrative services fee.

The purpose of the above table is to assist a potential purchaser of a Fund's Investor Shares in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE FUNDS?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Funds. The example and expenses above reflect current fees. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


The following Financial Highlights with respect to each of the years in the ten year period ended September 30, 1997, with respect to The Cardinal Fund, and each of the years in the four year period ended September 30, 1997, and the period from June 24, 1993, through September 30, 1993, with respect to the Balanced Fund and the Aggressive Growth Fund, have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon, insofar as it relates to each of the years and/or periods in the five year period ended September 30, 1997, is contained in the Funds' Statement of Additional Information and may be obtained by shareholders and prospective investors.


The following Financial Highlights for The Cardinal Fund reflect the operations of The Cardinal Fund Inc. ("TCFI"), The Cardinal Fund's predecessor, through April 30, 1996. On May 1, 1996, The Cardinal Fund acquired all of the assets and liabilities of TCFI and is deemed to have succeeded to the financial and performance history of TCFI.


Effective January 2, 1997, the Board of Trustees of the Group reclassified each Fund's outstanding Shares into Investor Shares. The financial information provided below and in the Statement of Additional Information includes periods prior to such reclassification.



FINANCIAL HIGHLIGHTS FOR EACH INVESTOR SHARE OF BENEFICIAL INTEREST

OUTSTANDING THROUGHOUT EACH PERIOD
                               THE CARDINAL FUND


                                                                      YEARS ENDED SEPTEMBER 30,
                                                         ----------------------------------------------------
                                                           1997       1996       1995       1994       1993
                                                         --------   --------   --------   --------   --------
Net Asset Value, beginning.............................  $  13.13   $  13.23   $  12.73   $  12.91   $  12.95
Investment Activities:
  Net investment income................................       .14        .25        .36        .31        .32
  Net gains or losses on securities
    (both realized and unrealized).....................      4.64       1.95       1.32        .12        .55
                                                         --------   --------   --------   --------   --------
  Total from Investment Activities.....................      4.78       2.20       1.68        .43        .87
                                                         --------   --------   --------   --------   --------
Distributions:
  From net investment income...........................     (0.13)      (.26)      (.35)      (.33)      (.29)
  From net realized gains..............................     (1.13)     (2.04)      (.83)      (.28)      (.62)
  Returns of capital...................................        --         --         --         --         --
                                                         --------   --------   --------   --------   --------
  Total Distributions..................................     (1.26)     (2.30)     (1.18)      (.61)      (.91)
Net Asset Value, ending................................  $  16.65   $  13.13   $  13.23   $  12.73   $  12.91
                                                         ========   ========   ========   ========   ========
Ratios/Supplemental Data:
Total Return (without sales load)......................     39.17%     17.96%     14.84%      3.38%      6.98%
  Net assets at end of period (000)....................  $267,908   $229,042   $226,181   $246,581   $282,125
  Ratio of expenses to average net assets..............      1.06%      0.75%      0.70%      0.72%      0.68%
  Ratio of net investment income after expenses to
    average net assets.................................      0.97%      1.90%      2.89%      2.40%      2.46%
  Ratio of incurred expenses to average net
    assets(a)..........................................      1.12%      0.85%      0.70%      0.72%      0.68%
  Ratio of net investment income after incurred
    expenses to average net assets(a)..................      0.91%      1.80%      2.89%      2.40%      2.46%
  Portfolio turnover rate..............................     12.73%     57.93%     19.78%     23.20%     11.11%
  Average commission rate paid(b)......................  $   0.08   $   0.08   $   0.08   $   0.08   $   0.08

                                                                      YEARS ENDED SEPTEMBER 30,
                                                         ----------------------------------------------------
                                                           1992       1991      1990*       1989       1988
                                                         --------   --------   --------   --------   --------
Net Asset Value, beginning.............................  $  11.88   $   9.28   $  11.75   $  10.38   $  11.73
Investment Activities:
  Net investment income................................       .35        .35        .42        .41        .37
  Net gains or losses on securities (both realized and
    unrealized)........................................      1.37       2.70      (1.87)      1.73       (.82)
                                                         --------   --------   --------   --------   --------
  Total from Investment Activities.....................      1.72       3.05      (1.45)      2.14       (.45)
                                                         --------   --------   --------   --------   --------
Distributions:
  From net investment income...........................      (.36)      (.38)      (.53)      (.39)      (.47)
  From net realized gains..............................      (.29)      (.07)      (.49)      (.38)      (.43)
  Returns of capital...................................        --         --         --         --         --
                                                         --------   --------   --------   --------   --------
  Total Distributions..................................      (.65)      (.45)     (1.02)      (.77)      (.90)
Net Asset Value, ending................................  $  12.95   $  11.88   $   9.28   $  11.75   $  10.38
                                                         ========   ========   ========   ========   ========
Ratios/Supplemental Data:
Total Return (without sales load)......................     15.05%     33.54%    (13.42)%    22.04%     (3.46)%
  Net assets at end of period (000)....................  $261,392   $221,428   $168,184   $174,156   $130,978
  Ratio of expenses to average net assets..............      0.67%      0.67%      0.74%      0.70%      0.73%
  Ratio of net investment income after expenses to
    average net assets.................................      2.83%      3.15%      3.98%      3.93%      3.77%
  Ratio of incurred expenses to average net
    assets(a)..........................................      0.67%      0.67%      0.74%      0.70%      0.73%
  Ratio of net investment income after incurred
    expenses to average net assets(a)..................      2.83%      3.15%      3.98%      3.93%      3.77%
  Portfolio turnover rate..............................      6.22%     33.27%     27.10%     23.20%      12.3%
  Average commission rate paid(b)......................  $   0.08        N/A        N/A        N/A        N/A


---------------


* The Information included in the Financial Highlights for the Cardinal Fund has been restated to reflect a three-for-two stock split made on January 11, 1990.



(a) During the period certain fees were voluntarily waived. Had the fees been charged, the effective ratio would reflect the incurred expenses as indicated above.


(b) Represents the total amount of commissions paid in portfolio equity transactions divided by the total number of shares purchased and sold by the Fund for which commissions were charged.

N/A -- Not available

                               THE BALANCED FUND


                                                                                               PERIOD FROM
                                                                                              JUNE 24, 1993
                                                                                          (DATE OF COMMENCEMENT
                                                  YEARS ENDED SEPTEMBER 30,                  OF OPERATIONS)
                                      -------------------------------------------------          THROUGH
                                       1997          1996          1995          1994      SEPTEMBER 30, 1993*
                                      -------       -------       -------       -------   ---------------------
Net Asset Value, beginning........... $ 11.86       $ 11.52       $  9.90       $ 10.13          $ 10.00
                                      -------       -------       -------       -------          -------
Investment Activities:
  Net investment income..............    0.27          0.41          0.34          0.23             0.02
  Net realized and unrealized gain
    (loss) on investments............    2.40          0.73          1.67         (0.20)            0.12
                                      -------       -------       -------       -------          -------
  Total from Investment Activities...    2.67          1.14          2.01          0.03             0.14
                                      -------       -------       -------       -------          -------
Distributions:
  From net investment income.........   (0.24)        (0.41)        (0.35)        (0.23)           (0.01)
  From net realized gains............   (1.06)        (0.39)        (0.04)        (0.03)              --
  Returns of capital.................      --            --            --            --               --
                                      -------       -------       -------       -------          -------
  Total Distributions................   (1.30)        (0.80)        (0.39)        (0.26)           (0.01)
                                      -------       -------       -------       -------          -------
Net Asset Value, ending.............. $ 13.23       $ 11.86       $ 11.52       $  9.90          $ 10.13
                                      =======       =======       =======       =======          =======
Ratios/Supplemental Data:
Total Return (without sales load)....   24.71%        10.26%        20.76%         0.37%            1.40%**
  Net assets at end of period
    (000)............................ $15,616       $14,345       $14,535       $13,973          $10,811
  Ratio of expenses to average net
    assets...........................    1.44%         1.64%         1.94%         2.07%            0.70%
  Ratio of net investment income
    after expenses to average net
    assets...........................    2.23%         3.54%         3.24%         2.44%            0.35%
  Ratio of incurred expenses to
    average net assets(a)............    1.50%         1.86%         1.95%         2.07%            0.70%
  Ratio of net investment income
    after incurred expenses to
    average net assets(a)............    2.17%         3.32%         3.23%         2.44%            0.35%
  Portfolio turnover rate............   61.23%        18.34%        37.62%        59.09%           60.67%
  Average commission rate paid(b).... $  0.09       $  0.09       $  0.09       $  0.10          $  0.10


---------------

  * Commencement of operations.

 ** This total return figure reflects aggregate total return. Aggregate total return is calculated similarly to average annual total return except that the return figure is aggregated over the relevant period instead of annualized.

(a) During the period certain fees were voluntarily waived. Had the fees been charged, the effective ratio would reflect the incurred expenses as indicated above.

(b) Represents the total amount of commissions paid in portfolio equity transactions divided by the total number of shares purchased and sold by the Fund for which commissions were charged.

                           THE AGGRESSIVE GROWTH FUND


                                                                                               PERIOD FROM
                                                                                              JUNE 24, 1993
                                                                                          (DATE OF COMMENCEMENT
                                                   YEARS ENDED SEPTEMBER 30,                 OF OPERATIONS)
                                          -------------------------------------------            THROUGH
                                           1997        1996        1995        1994        SEPTEMBER 30, 1993*
                                          -------     -------     -------     -------     ---------------------
Net Asset Value, beginning............... $ 11.31     $ 12.37     $  9.94     $ 10.47            $ 10.00
                                          -------     -------     -------     -------            -------
Investment Activities:
  Net investment loss....................   (0.20)      (0.17)      (0.10)      (0.13)             (0.03)
  Net realized and unrealized gain (loss)
    on investments.......................    3.86       (0.01)       2.53       (0.36)              0.50
                                          -------     -------     -------     -------            -------
  Total from Investment Activities.......    3.66       (0.16)       2.43       (0.49)              0.47
                                          -------     -------     -------     -------            -------
Distributions:
  From net investment income.............      --          --          --          --                 --
  From net realized gains................   (0.27)      (0.90)         --       (0.04)                --
  Returns of capital.....................      --          --          --          --                 --
                                          -------     -------     -------     -------            -------
  Total Distributions....................   (0.27)      (0.90)          0       (0.04)                 0
                                          -------     -------     -------     -------            -------
Net Asset Value, ending.................. $ 14.70     $ 11.31     $ 12.37     $  9.94            $ 10.47
                                          =======     =======     =======     =======            =======
Ratios/Supplemental Data:
Total Return (without sales load)........   32.95%      (1.13%)     24.35%      (4.74%)             4.70%**
  Net assets at end of period (000)...... $ 9,792     $ 9,669     $10,434     $ 9,460            $ 6,320
  Ratio of expenses to average net
    assets...............................    1.86%       1.95%       2.24%       2.51%             0 .91%
  Ratio of net investment loss after
    expenses to average net assets.......   (1.50%)     (1.52%)     (0.92%)     (1.50%)            (0.53%)
  Ratio of incurred expenses to average
    net assets(a)........................    1.93%       2.17%       2.25%       2.51%              0.91%
  Ratio of net investment loss after
    incurred expenses to average net
    assets(a)............................   (1.57%)     (1.75%)     (0.93%)     (1.50%)            (0.53%)
  Portfolio turnover rate................   34.43%      48.60%      80.35%      95.70%             31.15%
  Average commission rate paid(b)........ $  0.07     $  0.07     $  0.07     $  0.09            $  0.08


---------------

 * Commencement of operations.

** This total return figure reflects aggregate total return. Aggregate total return is calculated similarly to average annual total return except that the return figure is aggregated over the relevant period instead of annualized.

 (a) During the period certain fees were voluntarily waived. Had the fees been charged, the effective ratio would reflect the incurred expenses as indicated above.

(b) Represents the total amount of commissions paid in portfolio equity transactions divided by the total number of shares purchased and sold by the Fund for which commissions were charged.

See notes to financial statements appearing in the Funds' Statement of Additional Information.
--------------------------------------------------------------------------------
PERFORMANCE INFORMATION
--------------------------------------------------------------------------------


From time to time each Fund may advertise its average annual total return, cumulative total return and/or yield. SUCH TOTAL RETURN FIGURES AND YIELD FIGURES ARE BASED UPON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The average annual total return advertised by a Fund refers to the return generated by an investment in that Fund over certain specified periods since the establishment of such Fund (including any predecessor thereof). The average annual total return over a period equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions earned by an investment in the Fund are immediately reinvested and the maximum applicable sales charge, if any, is deducted from the initial investment at the time of investment. Such figure is then annualized. The cumulative total return advertised refers to the total return on a hypothetical investment over the relevant period and equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions are immediately reinvested and the maximum sales charge, if any, is deducted from the initial investment. Yield will be computed by dividing a Fund's net investment income per share earned during a recent one-month period by such Fund's per share maximum offering price (reduced by any undeclared earned income expected to be paid shortly as a dividend) on the last day of the period and annualizing the result. If the sales charge were not deducted, the average annual total return, cumulative total return and yield advertised would be higher.

In addition, from time to time the Balanced Fund may include in its sales literature and shareholder reports a quote of the current "distribution" rate for such Fund. A distribution rate is simply a measure of the level of dividends distributed for a specified period and is computed by dividing the total amount of dividends per share paid by the Balanced Fund during the past 12 months by a current maximum offering price. It differs from yield, which is a measure of the income actually earned by the Balanced Fund's investments, and from total return, which is a measure of the income actually earned by, plus the effect of any realized and unrealized appreciation or depreciation of, such investments during a stated period. A distribution rate is, therefore, not intended to be a complete measure of performance. A distribution rate may sometimes be greater than yield since, for instance, it may include short-term and possibly long-term gains (which may be non-recurring), may not include the effect of amortization of bond premiums and does not reflect unrealized gains or losses.

Investors may also judge the performance of a Fund by comparing or referencing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation, and to data prepared by Lipper Analytical Services, Inc. and Morningstar, Inc. Comparisons may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, U.S.A. Today and Consumer Reports. In addition to performance information, general information about a Fund that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

Further information about the performance of each Fund is contained in that Fund's Annual Report to Shareholders which may be obtained without charge by contacting the Group at the telephone number set forth on the cover page of this Prospectus. Performance quotations will be computed separately for Investor and Institutional Shares. Because of differences in the fees and/or expenses borne by Institutional and Investor Shares, the net yield and total return on each class can be expected, at any given time, to differ from the net yield and total return of the other class.

--------------------------------------------------------------------------------
WHAT ARE THE FUNDS?
--------------------------------------------------------------------------------

Each Fund is one separate diversified investment fund of the Group, which was organized on March 23, 1993, as an Ohio business trust. The Group is registered and operates as an open-end management investment company as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Cardinal Fund was organized for the purposes of acquiring all of the assets and liabilities of TCFI to effect a reorganization of TCFI from a stand alone investment company to a separate series of the Group (the "Reorganization"). The Reorganization was effected as of May 1, 1996.

--------------------------------------------------------------------------------
WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS?
--------------------------------------------------------------------------------

IN GENERAL

The investment objectives of The Cardinal Fund are to achieve long-term growth of capital and income. Current income is a secondary objective. The Cardinal Fund seeks to achieve its objectives through selective participation in the long-term progress of businesses and industries.

The investment objectives of the Balanced Fund are to seek current income and long-term growth of both capital and income. The Balanced Fund intends to invest based on combined considerations of risk, income and capital enhancement.

The investment objective of the Aggressive Growth Fund is to seek appreciation of capital. The Aggressive Growth Fund will invest primarily in common stocks and securities convertible into common stocks of growth oriented companies.

The investment objectives of each Fund are fundamental policies and as such may not be changed without a vote of the holders of a majority of the outstanding Shares of that Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?"). No Fund is intended to provide a complete and balanced investment program for an investor. There can be no assurance that the investment objectives of any Fund will be achieved.

THE CARDINAL FUND

The policy of The Cardinal Fund is generally to invest in equity securities of companies which, in the opinion of the Adviser, are growth oriented. The securities purchased by The Cardinal Fund are traded in either established over-the-counter markets or on national exchanges and are issued by companies having a market capitalization of at least $10 million. This policy of normally investing in equity securities believed to have a potential for long-term capital appreciation means that the assets of The Cardinal Fund will generally be subject to greater risk than may be involved in securities which do not have such growth characteristics. It is recognized, however, that there may be times when, as a temporary, defensive measure, The Cardinal Fund's equity position should be reduced. At such times, and otherwise for cash management purposes, The Cardinal Fund may hold its assets in cash or invest its assets in investment grade debt securities, U.S. Government securities, securities of other investment companies, repurchase agreements and preferred stock.

THE BALANCED FUND


Under normal market conditions the Balanced Fund will invest in common stocks, preferred stocks, fixed income securities and securities convertible into common stocks (i.e., warrants, rights, convertible preferred stock, fixed rate preferred stock and convertible fixed-income securities). At least 25% of the value of the Balanced Fund's assets will be invested in fixed income senior securities. For purposes of compliance with such 25% limitation, only that portion of the value of any convertible senior security attributable to its fixed income characteristics will be used. By investing primarily in common stocks the Balanced Fund will pursue its objectives of long-term growth of both capital and income. However, the Balanced Fund, through its fixed-income and convertible securities as well as the dividend attributes of certain of its common and preferred stock holdings, will place considerable emphasis on generating current income.


The common and preferred stocks and securities convertible into common stocks will be selected if the Adviser believes that such securities can contribute to the Balanced Fund's objectives of providing current income and growth in income and/or long-term growth of capital. The Balanced Fund will invest in the common and preferred stocks and securities convertible into common stocks of domestic issuers and foreign issuers (subject to the limitations described below), with market capitalizations of not less than $10 million and which are generally traded either in established over-the-counter markets or on national exchanges. As described below, however, the Balanced Fund may invest in privately placed or restricted securities.


The Adviser will select convertible securities based primarily upon its determination that the underlying common stocks meet the criteria for selection of common stocks as described above. The Balanced Fund may invest up to 10% of its net assets in non-investment grade convertible debt securities rated no lower than "B" by an appropriate nationally recognized statistical rating organization (an "NRSRO") or in unrated securities which are deemed by the Adviser to be of comparable quality. Non-investment grade securities are commonly referred to as high yield or high risk securities. High yield, high risk securities are generally riskier than higher quality securities and are subject to more credit risk, including risk of default, and volatility than higher quality securities. In addition, such securities have less liquidity and experience more price fluctuation than higher quality securities.


Convertible debt securities which are rated "B" by Moody's Investor Services ("Moody's") generally lack characteristics of a desirable investment, since the assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small. Debt rated "B" by Standard & Poor's Corporation ("S&P") is regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. In the event that a convertible debt security's rating falls below a "B" by the appropriate NRSROs, the Adviser will reevaluate the security in order to determine whether to sell or convert, if possible, such security. In such an event, however, the Balanced Fund would not be required to liquidate such security if it would suffer a loss on the sale of such security.


The Balanced Fund's fixed income senior securities consist of bonds, debentures, notes, zero-coupon securities, mortgage-related securities, obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit, time deposits, high quality commercial paper and bankers' acceptances. The Balanced Fund may also invest in repurchase agreements.

The Balanced Fund expects to invest in a variety of bills, notes and bonds issued by the U.S. Treasury, differing in their interest rates, maturities, and times of issuance, as well as "stripped" U.S. Treasury obligations such as Treasury Receipts issued by the U.S. Treasury representing either future interest or principal payments, and other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Stripped securities are issued at a discount to their "face value" and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. Certain of such U.S. Government obligations may have variable or floating rates of interest, whose value on the adjustment of its interest rate can reasonably be expected to approximate its par value. However, in the event the interest rate of such security is tied to an index or interest rate that may from time to time lag behind other market interest rates, there is the risk that such security's market value, upon adjustment of its interest rate, will not approximate its par value. Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Student Loan Marketing Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law. The Balanced Fund will invest in the obligations of such agencies or instrumentalities only when the Adviser believes that the credit risk with respect thereto is minimal.

The Balanced Fund also expects to invest in bonds, notes and debentures of a wide range of U.S. corporate issuers. Such obligations may be secured or unsecured promises to pay and will in most cases differ in their interest rates, maturities and times of issuance.

The Balanced Fund will invest only in corporate fixed income senior securities which are rated at the time of purchase within the four highest rating groups assigned by an appropriate NRSRO (which are considered to be investment grade) or, if unrated, which the Adviser deems to be of comparable quality. For a description of the rating symbols of the NRSROs, see the Appendix to the Statement of Additional Information. For a discussion of debt securities rated within the fourth highest rating group assigned by an NRSRO, see "Risk Factors and Investment Techniques -- General" below.

Under normal market conditions, the Balanced Fund may hold up to 10% of the value of its total assets in short-term obligations (with maturities of 12 months or less) consisting of domestic commercial paper, bankers' acceptances, certificates of deposit and time deposits of U.S. banks and repurchase agreements. The Balanced Fund may also invest in securities of other investment companies, as further described below, and in income participation loans.

The Balanced Fund may invest in obligations of the Export-Import Bank of the United States, in U.S. dollar denominated international securities for which the primary trading market is in the United States ("Yankee Securities"), or for which the primary trading market is abroad ("Eurodollar Securities"), and in Canadian Bonds and bonds issued by institutions organized for a specific purpose, such as the World Bank and the European Economic Community, by two or more sovereign governments ("Supranational Agency Bonds").

The Balanced Fund may also invest in mortgage-related securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities or by nongovernmental entities which are rated, at the time of purchase, within the four highest bond rating categories assigned by an appropriate NRSRO, or, if unrated, which the Adviser deems to be of comparable quality. Under normal market conditions, the Balanced Fund's investment in mortgage-related securities will not exceed 25% of the value of its total assets. Such mortgage-related securities have mortgage obligations backing such securities, including among others, conventional thirty year fixed rate mortgage obligations, graduated payment mortgage obligations, fifteen year mortgage obligations and adjustable rate mortgage obligations. All of these mortgage obligations can be used to create pass-through securities. A pass-through security is created when mortgage obligations are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgage obligations is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an individual mortgage obligation prepays the remaining principal before the mortgage obligation's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgage obligations vary, it is not possible to predict accurately the realized yield or average life of a particular issue of pass-through certificates. Prepayment rates are important because of their effect on the yield and price of the securities. Accelerated prepayments have an adverse impact on yields for pass-throughs purchased at a premium (i.e., a price in excess of principal amount) and may involve additional risk of loss of principal because the premium may not have been fully amortized at the time the obligations are repaid. The opposite is true for pass-throughs purchased at a discount. The Balanced Fund may purchase mortgage-related securities at a premium or a discount. Reinvestment of principal payments may occur at higher or lower rates than the original yield on such securities. Due to the prepayment feature and the need to reinvest payments and prepayments of principal at current rates, mortgage-related securities can be less effective than typical bonds of similar maturities at maintaining yields during periods of declining interest rates.

Also included among the mortgage-related securities that the Balanced Fund may purchase are collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, and their income streams. Certain CMOs and REMICs are issued by private issuers. Such securities may be eligible for purchase by the Balanced Fund if (1) the issuer has obtained an exemptive order from the Securities and Exchange Commission regarding purchases by investment companies of equity interests of other investment companies or (2) such purchase is within the limitations imposed by Section 12 of the 1940 Act.

The Balanced Fund may also invest in asset-backed securities such as Certificates of Automobile Receivables ("CARS") and Certificates of Amortized Revolving Debts ("CARDS"), each of which must be rated at the time of purchase within the four highest rating groups assigned by Moody's or S&P. For a description of the fourth highest rating group, see "Risk Factors and Investment Techniques" below.

The amount invested in stocks, bonds and short-term obligations may be varied from time to time, depending upon the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the stock market and the bond market. The Balanced Fund reserves the right to hold short-term securities in whatever proportion deemed desirable for temporary defensive periods during adverse market conditions as determined by the Adviser. However, to the extent that the Balanced Fund is so invested, its investment objectives may not be achieved during that time.

THE AGGRESSIVE GROWTH FUND

In determining the securities to be purchased by the Aggressive Growth Fund, emphasis will be placed on securities of companies which, in the opinion of the Adviser, are growth oriented and exhibit the potential for above-average growth in earnings. The securities to be purchased by the Aggressive Growth Fund are traded either in established over-the-counter markets or on national exchanges and are issued by companies having a market capitalization of at least $10 million.

The Adviser will select convertible securities primarily upon its evaluation that the underlying common stocks meet the criteria for selection of common stocks as described above. The Aggressive Growth Fund may invest up to 10% of its net assets in non-investment grade convertible debt securities rated no lower than B by an appropriate NRSRO or in unrated securities which are deemed by the Adviser to be of comparable quality. Non-investment grade securities are commonly referred to as high yield or high risk securities. The characteristics and risks associated with such high risk securities are discussed more fully above under "The Balanced Fund." In the event that a convertible debt security's rating falls below a "B" by an NRSRO, the Adviser will reevaluate the security in order to determine whether to sell or convert, if possible, such security. In such an event, however, the Aggressive Growth Fund would not be required to liquidate such security if it would suffer a loss on the sale of such security.

The Aggressive Growth Fund will, under normal market conditions, be invested fully in common stocks and securities convertible into common stocks and may engage in the investment techniques more fully described below. However, for cash management purposes the Adviser may invest a portion of the Aggressive Growth Fund's assets in short-term fixed income securities, consisting of commercial paper, bankers' acceptances, certificates of deposit, obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, demand and time deposits of domestic banks, repurchase agreements and securities of other investment companies, as described below. During temporary defensive periods, as determined by the Adviser, the Aggressive Growth Fund may hold up to 100% of its total assets in such short-term, fixed income securities. However, to the extent that the Aggressive Growth Fund is so invested, the Aggressive Growth Fund is not pursuing and may not achieve its investment objective.

RISK FACTORS AND INVESTMENT TECHNIQUES

GENERAL. Like any investment program, an investment in any of the Funds entails certain risks. As funds investing primarily in common stocks, each Fund is subject to stock market risk, i.e., the possibility that stock prices in general will decline over short or even extended periods.


Since the Funds, to different degrees, also invest or may invest in bonds, investors in a Fund, to the extent so invested, are also exposed to bond market risk, i.e., fluctuations in the market value of bonds. Bond prices are influenced primarily by changes in the level of interest rates. When interest rates rise, the prices of bonds generally fall; conversely, when interest rates fall, bond prices generally rise. While bonds normally fluctuate less in price than stock, there have been in the recent past extended periods of cyclical increases in interest rates that have caused significant declines in bond prices and that have caused the effective maturity of securities with prepayment features to be extended, thus effectively converting short-or intermediate-term securities (which tend to be less volatile in price) into longer-term securities (which tend to be more volatile in price).

Current income by its nature always contributes positively to total return. Therefore, the current income expected to be generated from an investment in the Balanced Fund will counterbalance to some degree any adverse price fluctuations of the securities held by the Balanced Fund. The effective result should therefore be lower total return volatility for the Balanced Fund than a fund which does not provide such current income.


The Aggressive Growth Fund is intended for investors who can accept the higher risks involved in seeking potentially higher capital appreciation through investments in growth oriented companies. A growth oriented company typically invests most of its net income in its enterprise and does not pay out much, if any, in dividends. Accordingly, the Aggressive Growth Fund does not anticipate any significant distributions to shareholders from net investment income, and potential investors should be in a financial position to forego current income from their investment in the Aggressive Growth Fund. The securities of less seasoned companies may have limited marketability and may be subject to more abrupt or erratic market movements over time than securities of more seasoned companies or the market as a whole.


The Balanced Fund may invest in certain variable or floating rate government securities and, as described below, each Fund may invest in put and call options and futures. Such instruments are considered to be "derivatives." A derivative is generally defined as an instrument whose value is based upon, or derived from, some underlying index, reference rate (e.g., interest rates), security, commodity or other asset. No Fund will invest more than 10% of its total assets in any such derivatives at any one time.



REPURCHASE AGREEMENTS. Securities held by each Fund may be subject to repurchase agreements. Under the terms of the repurchase agreement, a Fund would acquire securities from a financial institution, such as a well-established securities dealer or a bank which is a member of the Federal Reserve System, which the Adviser deems creditworthy under guidelines approved by the Group's Board of Trustees. At the time of purchase, the bank or securities dealer agrees to repurchase the underlying securities from that Fund at a specified time and price. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A Fund will only enter into a repurchase agreement where
(i) the underlying securities are of the type which such Fund's investment policies would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will at all times be equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of such Fund's custodian or a bank acting as agent. The Adviser will be responsible for continuously monitoring such requirements.



WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS. The Balanced Fund may also purchase securities on a when-issued or delayed-delivery basis. The Balanced Fund will engage in when-issued and delayed-delivery transactions only for the purpose of acquiring portfolio securities consistent with its investment objectives and policies, not for investment leverage, although such transactions represent a form of leveraging. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and yield and thereby involve a risk that the yield obtained in the transaction will be less than the yield available in the market when delivery takes place. The Balanced Fund will not pay for such securities or start earning interest on them until they are received. When the Balanced Fund agrees to purchase such securities, its custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Securities purchased on a when-issued basis are recorded as an asset and are subject to changes in the value based upon changes in the general level of interest rates. In when-issued and delayed-delivery transactions, the Balanced Fund relies on the seller to complete the transaction; the seller's failure to do so may cause the Balanced Fund to miss a price or yield considered to be advantageous.


The Balanced Fund's commitments to purchase when-issued securities will not exceed 25% of the value of its total assets absent unusual market conditions. In the event that its commitments to purchase when-issued securities ever exceed 25% of the value of its assets, the Balanced Fund's liquidity and the ability of the Adviser to manage it might be adversely affected.

MEDIUM-GRADE SECURITIES. As described above, the Balanced Fund and the Aggressive Growth Fund may each invest in securities within the fourth highest rating group assigned by an NRSRO (e.g., BBB or Baa by S&P and Moody's, respectively) and comparable unrated securities. These types of debt securities are considered by Moody's to have speculative characteristics and to be more vulnerable to changes in economic conditions, higher interest rates or adverse issuer-specific developments which are more likely to lead to a weaker capacity to make principal and interest payments than comparable higher rated debt securities.


Should subsequent events cause the rating of a security purchased by the Balanced Fund or the Aggressive Growth Fund to fall below BBB or Baa, as the case may be, the Adviser will consider such an event in determining whether that Fund should continue to hold that security. In no event, however, would such Funds be required to liquidate any such portfolio security where the Fund would suffer a loss on the sale of such security.

FOREIGN SECURITIES. Each Fund may also invest up to 25% of its net assets in foreign securities through the purchase of sponsored and unsponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying foreign securities and are denominated in U.S. dollars. Institutions issuing ADRs may not be sponsored by the issuer. Unsponsored ADRs may be less liquid than sponsored ADRs, and there may be less information available regarding the underlying foreign issuer for unsponsored ADRs since a non-sponsored institution is not required to provide the same shareholder information that a sponsored institution is required to provide under its contractual arrangements with the issuer. Investment in foreign securities, including ADRs, is subject to special investment risks that differ in some respects from those related to investments in securities of U.S. domestic issuers. Such risks include trade balances and imbalances, and related economic policies, future adverse political, economic and social developments, the possible imposition of withholding taxes on interest income, possible seizure, nationalization, or expropriation of foreign investments or deposits, less stringent disclosure requirements, the possible establishment of exchange controls or taxation at the source, or the adoption of other foreign governmental restrictions. In addition, foreign issuers may be subject to different accounting, auditing, reporting, and recordkeeping standards than those applicable to U.S. domestic issuers, and securities markets in foreign countries may be structured differently from and may not be as liquid as the U.S. markets. A Fund will acquire securities issued by foreign issuers only when the Adviser believes that the risks associated with such investments are minimal.

RESTRICTED SECURITIES. Securities in which the Balanced Fund may invest include securities issued by corporations without registration under the Securities Act of 1933, as amended (the "1933 Act"), including securities issued in reliance on the so-called "private placement" exemption from registration which is afforded by Section 4(2) of the 1933 Act ("Section 4(2) securities"). Section 4(2) securities are restricted as to disposition under the Federal securities laws, and generally are sold to institutional investors such as the Balanced Fund who agree that they are purchasing the securities for investment and not with a view to public distribution. Any resale must also generally be made in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors through or with the assistance of the issuer or investment dealers who assist in the placement of such Section 4(2) securities, thus providing some liquidity.

Pursuant to procedures adopted by the Board of Trustees of the Group, the Adviser may determine Section 4(2) securities to be liquid if such securities are eligible for resale under Rule 144A under the 1933 Act and are readily saleable. Rule 144A permits the Balanced Fund to purchase securities which have been privately placed and resell such securities to certain qualified institutional buyers without restriction. For purposes of determining whether a Rule 144A security is readily saleable, and therefore liquid, the Adviser must consider, among other things, the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and marketplace trades of such security. However, investing in Rule 144A securities, even if such securities are initially determined to be liquid, could have the effect of increasing the level of the Balanced Fund's illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities.

REITS. Each of the Funds may also invest in securities of equity real estate investment trusts ("REITs"). REITs pool investors' funds for investment primarily in commercial real estate properties. Investment in REITs may subject a Fund to certain risks. REITs may be affected by changes in the value of the property they own. REITs are dependent upon specialized management skill, may not be diversified and are subject to the risks of financing projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers, self liquidation and the possibility of failing to qualify for the beneficial tax treatment available to REITs under the Internal Revenue Code and to maintain their exemption from the 1940 Act. As a shareholder in a REIT, a Fund would bear, along with other shareholders, its pro rata portion of the REIT's operating expenses. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations.


PUT AND CALL OPTIONS. Subject to its investment policies and for purposes of hedging against market risks related to its portfolio securities, each Fund may purchase exchange-traded put and call options on securities. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to writers of options. A Fund will purchase put and call options only on securities in which the Fund may otherwise invest. Each Fund may also engage in selling (writing) exchange-traded options from time to time as the Adviser deems appropriate for purposes of gaining additional income in the form of premiums paid by the purchaser of the option and/or for hedging purposes. Each Fund will write only covered call options (options on securities owned by that Fund). In order to close out a call option it has written, a Fund will enter into a "closing purchase transaction" -- the purchase of a call option on the same security with the same exercise price and expiration date as the call option which the Fund previously had written. When a portfolio security subject to a call option is sold, such Fund will effect a closing purchase transaction to close out any existing call option on that security. If the Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or the Fund delivers the underlying security upon exercise.

Each Fund, as part of its option transactions, also may purchase exchange-traded index put and call options and write exchange-traded index options. Through the writing or purchase of index options a Fund can achieve many of the same objectives as through the use of options on individual securities. Options on securities indices are similar to options on a security except that, rather than the right to take or make delivery of a security at a specified price, an option on a securities index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the securities index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option.

Price movements in securities which a Fund owns or intends to purchase probably will not correlate perfectly with movements in the level of an index and, therefore, a Fund bears the risk of a loss on an index option that is not completely offset by movements in the price of such securities. Because index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on specific securities, cannot provide in advance for, or cover, its potential settlement obligations by acquiring and holding the underlying securities. A Fund will be required to segregate assets and/or provide an initial margin to cover index options that would require it to pay cash upon exercise. Under normal market conditions, it is not expected that the underlying value of portfolio securities and/or cash subject to such options written by a Fund (including any assets segregated in connection therewith), when added to the greater of the market value or the cost of any options purchased by that Fund, will exceed 10% of the net assets of that Fund at any one time.

FUTURES CONTRACTS. Each Fund may also enter into contracts for the future delivery of securities and futures contracts based on a specific security, class of securities or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index.

Each Fund may engage in such futures contracts in an effort to hedge against market risks. For example, when interest rates are expected to rise or market values of portfolio securities are expected to fall, a Fund can seek through the sale of futures contracts to offset a decline in the value of its portfolio securities. When interest rates are expected to fall or market values are expected to rise, a Fund, through the purchase of such contracts, can attempt to secure better rates or prices for such Fund than might later be available in the market when it effects anticipated purchases.

The acquisition of put and call options on futures contracts will, respectively, give a Fund the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period.

Aggregate initial margin deposits for futures contracts, and premiums paid for related options, may not exceed five percent of a Fund's total assets, and the value of securities that are the subject of such futures and options (both for receipt and delivery) may not exceed one-third of the market value of a Fund's total assets. Futures transactions will be limited to the extent necessary to maintain each Fund's qualification as a regulated investment company.

Futures transactions involve brokerage costs and require a Fund to segregate assets to cover contracts that would require it to purchase securities. A Fund may lose the expected benefit of futures transactions if interest rates or securities prices move in an unanticipated manner. Such unanticipated changes may also result in poorer overall performance than if the Fund had not entered into any futures transactions. In addition, the value of a Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities, limiting such Fund's ability to hedge effectively against interest rate and/or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

INVESTMENT COMPANY SECURITIES. Each Fund may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. Each Fund intends to invest in the securities of other investment companies which, in the opinion of the Adviser, will assist such Fund in achieving its objectives and in money market mutual funds for purposes of short-term cash management. A Fund's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on each Fund's investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments -- Securities of Other Investment Companies" in the Group's Statement of Additional Information.

INVESTMENT RESTRICTIONS

Each Fund is subject to a number of investment restrictions that may be changed only by a vote of a majority of the outstanding Shares of that Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?").

Each Fund will not:

     1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

     2. Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and
        (c)
        utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

     3. Borrow money or issue senior securities, except that the Fund may borrow from banks or enter into reverse repurchase agreements or dollar roll agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing and except as permitted pursuant to an exemption from the 1940 Act. The Fund will not purchase securities while its borrowings (including reverse repurchase agreements and dollar roll agreements) exceed 5% of its total assets.

     4. Make loans, except that the Fund may purchase or hold debt instruments and lend portfolio securities in accordance with its investment objectives and policies, make time deposits with financial institutions and enter into repurchase agreements.

The following additional investment restriction may be changed without the vote of a majority of the outstanding Shares of a Fund.

Each Fund will not:

     1. Purchase or otherwise acquire any securities, if as a result, more than 15% of the Fund's net assets would be invested in securities that are illiquid.

--------------------------------------------------------------------------------
HOW DO I PURCHASE INVESTOR SHARES OF THE FUNDS?
--------------------------------------------------------------------------------

GENERAL

Each Fund's Investor Shares may be purchased at the public offering price, as described below under "Public Offering Price," through The Ohio Company, principal underwriter of the Funds' Shares, at its address and telephone number set forth on the cover page of this Prospectus, and through other broker-dealers who are members of the National Association of Securities Dealers, Inc. and have sales agreements with The Ohio Company.

Subsequent purchases of Investor Shares of a Fund may be made by ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below. In addition, if an Account Information Form has previously been received by The Ohio Company, Investor Shares may also be purchased by wiring funds to the Funds' custodian. Prior to wiring any such funds and in order to ensure that wire orders are invested properly, you must call The Ohio Company to obtain the necessary instructions and information.

The minimum initial investment for individuals is $1,000, except the initial investment for an applicant investing by means of the Automatic Investment Plan, as described below, must be at least $50. Subsequent investments must be in amounts of at least $50.

The Group reserves the right to reject any order for the purchase of Investor Shares in whole or in part. You will receive a confirmation of each new transaction in your account, which will also show the total number of Investor Shares owned by you and the number of Investor Shares being held in safekeeping by Cardinal Management Corp., as the Funds' transfer agent (the "Transfer Agent"), for your account. Certificates representing Investor Shares will not be issued.

PUBLIC OFFERING PRICE

The public offering price of Investor Shares of each Fund is the net asset value per share (see "HOW IS NET ASSET VALUE CALCULATED?") next determined after receipt by The Ohio Company, its agents or broker-dealers with whom it has an agreement, of an order and payment, plus a sales charge as follows:

                                                          SALES CHARGE          AS A PERCENTAGE
                                                              AS A             OF OFFERING PRICE
                                                           PERCENTAGE       ------------------------
                        AMOUNT OF                          OF THE NET         SALES        DEALER'S
                   SINGLE TRANSACTION                    AMOUNT INVESTED      CHARGE      CONCESSION
   ---------------------------------------------------   ---------------    ----------    ----------
   Less than $100,000.................................         4.71%            4.50%         4.00%
   $100,000 but less than $250,000....................         3.63             3.50          3.00
   $250,000 but less than $500,000....................         2.56             2.50          2.00
   $500,000 but less than $1,000,000..................         1.52             1.50          1.00
   $1,000,000 or more.................................         0.50             0.50          0.40

(See "HOW IS NET ASSET VALUE CALCULATED?" for a description of the computation of net asset value per share.)


The above charges on investments of $100,000 or more are applicable to purchases made at one time by an individual, or an individual, his or her spouse and their children not of legal age, or a trustee, guardian or other like fiduciary of certain single trust estates or certain single fiduciary accounts.



No sales charge is imposed on purchases of Shares by (1) officers, trustees, and employees of the Group, (2) full-time employees of The Ohio Company or the Adviser who have been such for at least 90 days or by qualified retirement plans for such persons, or (3) accounts with respect to which The Ohio Company serves either as a trustee or as investment adviser. The Ohio Company may change or eliminate the foregoing waivers at any time. The Ohio Company may also periodically waive all or a portion of the sales charge for all investors with respect to a Fund.


From time to time, The Ohio Company, from its own resources, may also provide additional compensation to securities dealers in connection with sales of shares of the Cardinal Funds. Such compensation will include financial assistance to securities dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising, sales campaigns and/or shareholder services and programs regarding one or more of the Cardinal Funds and other dealer-sponsored programs or events. In some instances, this compensation may be made available only to certain securities dealers whose representatives have sold or are expected to sell significant amounts of shares of the Cardinal Funds. Compensation will include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Securities dealers may not use sales of a Fund's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. In addition, The Ohio Company may make ongoing payments to brokerage firms, financial institutions (including banks) and others to facilitate the administration and servicing of shareholder accounts. None of the aforementioned additional compensation is paid for by any Fund or its shareholders.

AUTOMATIC INVESTMENT PLAN

The Funds have made arrangements to enable you to make automatic monthly or quarterly investments, in the minimum amount of $50 per transaction, from your checking account. Assuming the cooperation of your financial institution, your checking account therein will be debited to purchase Investor Shares of the Fund specified by you on the periodic basis you select. Confirmation of your purchase of such Fund's Investor Shares will be provided by the Transfer Agent. The debit of your checking account will be reflected in the checking account statement you receive from your financial institution. Please contact The Ohio Company for the appropriate form.

--------------------------------------------------------------------------------
HOW MAY I QUALIFY FOR QUANTITY DISCOUNTS?
--------------------------------------------------------------------------------

LETTER OF INTENTION

If you (including your spouse and children not of legal age) intend to purchase $100,000 or more of Investor Shares of a Fund and of Investor Shares of any other Cardinal Fund sold with a sales charge (a "Cardinal Load Fund") during any 13-month period you may sign a letter of intention to that effect obtained from The Ohio Company and pay the reduced sales charge applicable to the total amount of Investor Shares to be so purchased. The 13-month period during which the Letter of Intention is in effect will begin on the date of the earliest purchase to be included. In addition, trustees, guardians or other like fiduciaries of single trust estates or certain single fiduciary accounts may take advantage of the quantity discounts pursuant to a letter of intention.

A letter of intention is not a binding obligation upon you to purchase the full amount indicated. Investor Shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in your name) to secure payment of the higher sales charge applicable to the Investor Shares actually purchased. If the full amount indicated is not purchased, such escrowed Investor Shares will be involuntarily redeemed to pay the additional sales charge, if necessary. Dividends on escrowed Investor Shares, whether paid in cash or reinvested in additional Investor Shares of the applicable Cardinal Load Fund, are not subject to escrow. The escrowed Investor Shares will not be available for disposal by you until all purchases pursuant to the Letter of Intention have been made or the higher sales charge has been paid. When the full amount indicated has been purchased, the escrow will be released. To the extent that you purchase more than the dollar amount indicated on the Letter of Intention and qualify for a further reduced sales charge, the sales charge will be adjusted for the entire amount purchased at the end of the 13-month period. The difference in sales charge will be, as you instruct, either delivered to you in cash or used to purchase additional Investor Shares of the Cardinal Load Fund designated by you subject to the rate of sales charge applicable to the actual amount of the aggregate purchases. This program, however, may be modified or eliminated at any time or from time to time by the Group without notice.

CONCURRENT PURCHASES

For purposes of qualifying for a lower sales charge, you have the privilege of combining "concurrent purchases" of Investor Shares of a Fund and of one or more of the other Cardinal Load Funds. For example, if you concurrently purchase Investor Shares of the Balanced Fund at the total public offering price of $50,000 and Investor Shares of another Cardinal Load Fund at the total public offering price of $50,000, the sales charge paid by you would be that applicable to a $100,000 purchase as shown in the table above. "Concurrent purchases," as described above, shall include the combined purchases of Investor Shares of you, your spouse and your children not of legal age. To receive the applicable public offering price pursuant to this privilege, you must, at the time of purchase, give The Ohio Company sufficient information to permit confirmation of qualification. This privilege, however, may be modified or eliminated at any time or from time to time by the Group without notice thereof.

RIGHTS OF ACCUMULATION

After your initial purchase of Investor Shares you may also be eligible to pay a reduced sales charge for your subsequent purchases of Investor Shares where the total public offering price of Investor Shares then being purchased plus the then aggregate current net asset value of Investor Shares of such Fund and of Investor Shares of any Cardinal Load Fund held in your account equals $100,000 or more. You would be able to purchase Investor Shares at the public offering price applicable to the total of (a) the total public offering price of the Investor Shares of the Fund then being purchased plus (b) the then current net asset value of Investor Shares of such Fund and of Investor Shares of any other Cardinal Load Fund held in your account.

For purposes of determining the aggregate current net asset value of Investor Shares held in your account, you may include Investor Shares then owned by your spouse and children not of legal age.

You may obtain additional information about the foregoing special purchase method from The Ohio Company. You are responsible for notifying The Ohio Company at the time of purchase when purchases may be accumulated to take advantage of the reduced sales charge. This program, however, may be modified or eliminated at any time or from time to time by the Group without notice thereof.

--------------------------------------------------------------------------------
WHAT DISTRIBUTIONS WILL I RECEIVE?
--------------------------------------------------------------------------------

Dividends and distributions shall be made with such frequency (long term capital gains normally will be distributed only once annually) and in such amounts as the Group from time to time shall determine and shall be paid from net income and net realized capital gains of the Funds. It is the policy of each Fund to distribute, at least annually, substantially all of its net investment income and to distribute annually any net realized capital gains. Unless a shareholder specifically requests otherwise in writing to the Transfer Agent, dividends and distributions will be made only in additional full and fractional Investor Shares of a Fund and not in cash. Dividends are paid in cash not later than seven days after a shareholder's complete redemption of his Investor Shares in a Fund.

Each Fund's net investment income available for distribution to the holders of Investor Shares will be reduced by the amount of Rule 12b-1 fees paid out under the Plan described below.

Shareholders may also elect to receive dividends and distributions in cash by using ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

--------------------------------------------------------------------------------
HOW MAY I REDEEM MY INVESTOR SHARES?
--------------------------------------------------------------------------------

Investors may redeem Investor Shares of a Fund on any Business Day at the net asset value per Investor Share next determined following receipt by the Transfer Agent, 215 East Capital Street, Columbus, Ohio 43215, of written or telephonic notice to redeem, as described more fully below. See "HOW IS NET ASSET VALUE CALCULATED?", below, for a description of when net asset value is determined.

As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem to the Transfer Agent without charge. Other broker-dealers may assist a shareholder in redeeming his Investor Shares and may charge a fee for such services.

The Group will make payment for redeemed Investor Shares as promptly as practicable but in no event more than seven days after receipt by the Transfer Agent of the foregoing notice. The Group reserves the right to delay payment for the redemption of Investor Shares where such Investor Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the applicable Fund). The purchase of Investor Shares by wire transfer of federal funds would avoid any such delay.

The Group intends to pay cash for all Investor Shares redeemed, but, under abnormal conditions which make payment in cash unwise, the Group may make payment wholly or partly in readily marketable portfolio securities at their then market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.


The Group may suspend the right of redemption or may delay payment during any period the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?."



Due to the high cost of maintaining accounts, the Group reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions (but not as a result of a decrease in the market price of such Shares or the deduction of any sales charge) have reduced a shareholder's total investment in a Fund to a net asset value below $500. A shareholder will be notified in writing that the value of Fund Shares in the account is less than $500 and allowed not less than 30 days to increase his investment in such Fund to at least $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder.



REDEMPTION BY MAIL


Shareholders may redeem Investor Shares of a Fund by submitting a written request therefor to the Transfer Agent, at 215 East Capital Street, Columbus, Ohio 43215. The Transfer Agent will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the shareholder(s) of record, and (2) the redemption check is mailed to the shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or (2) it has reason to believe that the transaction would otherwise be improper.


REDEMPTION BY TELEPHONE


Shareholders may redeem Investor Shares of a Fund by calling the Group at the telephone number set forth on the front of this Prospectus. The shareholder may direct that the redemption proceeds be mailed to the address of record.

Neither the Group, the Funds nor their service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Group's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Group will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Group, the Funds or their service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, shareholders may also redeem their Investor Shares by mail as described above.

AUTOMATIC WITHDRAWAL

Shareholders may elect to have the proceeds from redemptions of Investor Shares transmitted to an authorized bank account at a Federal Reserve member bank through ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

SYSTEMATIC WITHDRAWAL PLAN

If you are the owner of Investor Shares of a Fund having a total value of $10,000 or more at the current net asset value, you may elect to redeem your Investor Shares monthly or quarterly in amounts of $50 or more, pursuant to the Group's Systematic Withdrawal Plan. Please contact The Ohio Company for the appropriate form. Purchase of additional Investor Shares, using the Automatic Investment Plan described above, concurrent with withdrawals may be disadvantageous to certain shareholders because of tax liabilities and sales charges.

--------------------------------------------------------------------------------
WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?
--------------------------------------------------------------------------------

ACH PROCESSING

The Group offers ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contact your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

Holders of Investor Shares of a Fund may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange at respective net asset values, Investor Shares of any Fund for Investor Shares of another Fund (upon the payment of the appropriate sales charge) or for:

    Investor Shares of
     Cardinal Government Obligations Fund,
     a fund investing in securities issued
     or guaranteed by the U.S. Government
     (upon the payment of the appropriate
     sales charge);

    Shares of Cardinal Government Securities Money Market Fund, a U.S. Government securities money market fund
     (without payment of any sales charge); or

    Shares of Cardinal Tax Exempt Money Market Fund, a tax-free money market fund
     (without payment of any sales charge).

Notwithstanding the foregoing and subject to the limitations contained in the following paragraph, (i) exchanges by holders of Investor Shares, for whom the sales charge has been waived, for Investor Shares of a Cardinal Load Fund may be completed without the payment of a sales charge, and (ii) exchanges of Investor Shares by all other shareholders for Investor Shares of a Cardinal Load Fund may be completed upon the payment of a sales charge equal to the difference, if any, between the sales charge payable upon purchase of Investor Shares of such Cardinal Load Fund and the sales charge previously paid on the Investor Shares to be exchanged.

The foregoing exchange privilege must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. The Transfer Agent will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange requested is within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of Shares of a Fund by telephone. Neither the Group, the Funds nor any of their service providers will be liable for any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

For tax purposes, an exchange is treated as a redemption and a new purchase. However, a shareholder may not include any sales charge on Investor Shares of a Fund for purposes of calculating the gain or loss realized upon an exchange of those Investor Shares within 90 days of their purchase.

The Group may, at any time, modify or terminate the foregoing exchange privilege. The Group, however, will give shareholders of the Funds 60 days' advance written notice of any such modification or termination.

--------------------------------------------------------------------------------
HOW IS NET ASSET VALUE CALCULATED?
--------------------------------------------------------------------------------


The net asset value of each Fund is determined once daily as of 4:00 P.M., Eastern Time, on each Business Day. A "Business Day" is a day on which the New York Stock Exchange is open for business and any other day (other than a day on which no Shares of such Fund are tendered for redemption and no order to purchase any Shares of that Fund is received) during which there is a sufficient degree of trading in a Fund's portfolio securities that the net asset value might be materially affected by changes in the value of the portfolio securities. The net asset value per share of each class of shares of a Fund is computed by dividing the sum of the value of that Fund's portfolio securities plus any cash and other assets (including interest and dividends accrued but not received) allocable to such class minus all liabilities (including estimated accrued expenses) allocable to such class by the total number of Shares of that class of such Fund then outstanding.


The net asset value per share will fluctuate as the value of the investment portfolio of a Fund changes.

Portfolio securities which are traded on United States stock exchanges are valued at the last sale price on such an exchange as of the time of valuation on the day the securities are being valued. Securities traded in the over-the-counter market are valued at either the mean between the bid and ask prices or the last sale price as one or the other may be quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of the time of valuation on the day the securities are being valued. The Group uses one or more pricing services to provide such market quotations. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Group.

Determination of the net asset value may be suspended at times when (a) trading on the New York Stock Exchange is restricted by applicable rules and regulations of the Commission, (b) the New York Stock Exchange is closed for other than customary weekend and holiday closings, (c) an emergency exists as a result of which disposal by the Group of portfolio securities owned by the Fund or valuation of net assets of the Fund is not reasonably practicable, or (d) the Commission has by order permitted such suspension.

--------------------------------------------------------------------------------
DO THE FUNDS PAY FEDERAL INCOME TAX?
--------------------------------------------------------------------------------


Each of the funds of the Group, including the Funds, is treated as a separate entity for federal income tax purposes and intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), for so long as such qualification is in the best interest of that fund's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income. Each Fund contemplates declaring as dividends all or substantially all of such Fund's investment company taxable income (before deduction of dividends paid).


A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year(regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a nondeductible excise tax equal to 4% of the deficiency.

--------------------------------------------------------------------------------
WHAT ABOUT MY TAXES?
--------------------------------------------------------------------------------

It is expected that each Fund will distribute annually to shareholders all or substantially all of that Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Fund and not in cash. The dividends received deduction for corporations will apply to the aggregate of such ordinary income distributions in the same proportion as the aggregate dividends eligible for the dividends received deduction, if any, received by a Fund bear to its gross income.


Distribution by a Fund of the excess of net mid-term or net long-term capital gain over net short-term capital loss is taxable to shareholders as mid-term or long-term capital gain, respectively, in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends received deduction.


If the net asset value of a Share is reduced below the shareholder's cost of that Share by the distribution of income or gain realized on the sale of securities, the distribution is a return of invested principal, although taxable as described above.

Prior to purchasing Shares, the impact of dividends or capital gains distributions which are expected to be declared or have been declared, but have not been paid, should be carefully considered. Any such dividends or capital gains distributions paid shortly after a purchase of Shares prior to the record date will have the effect of reducing the per share net asset value of the Shares by the amount of the dividends or distributions. All or a portion of such dividends or distributions, although in effect a return of capital, is subject to tax.

Foreign taxes may be imposed on a Fund by foreign countries with respect to its income from foreign securities. Since less than 50% in value of each Fund's total assets at the end of its fiscal year are expected to be invested in securities of foreign corporations, no Fund will be entitled under the Code to pass through to its shareholders their pro rata share of the foreign taxes paid by such Fund. These taxes will be taken as a deduction by that Fund.

The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Funds and their shareholders. Potential investors in the Funds are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

The Transfer Agent will inform shareholders at least annually of the amount and nature of such income and capital gains.

--------------------------------------------------------------------------------
WHO MANAGES MY INVESTMENT IN THE FUNDS?
--------------------------------------------------------------------------------

Except where shareholder action is required by law, all of the authority of the Group is exercised under the direction of the Group's Trustees. Unless so required by the Group's Declaration of Trust or By-Laws or by Ohio law, at any given time all of the Trustees may not have been elected by the shareholders of the Group. The Trustees are empowered to elect officers and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise in its day-to-day operations. The Group will be managed in accordance with its Declaration of Trust and the laws of Ohio governing business trusts.


The Trustees of the Group receive fees and are reimbursed for their expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of the Adviser or The Ohio Company receives any compensation from the Group for acting as a Trustee of the Group. The officers of the Group receive no compensation directly from the Group for performing the duties of their offices. The Adviser receives fees from the Group for acting as investment adviser and manager and as dividend and transfer agent. The Ohio Company receives no fees under its Distribution Agreement with the Group but, with respect to Investor Shares only, may retain all or a portion of the sales charge and receives fees under the Distribution Plan discussed below.

INVESTMENT ADVISER AND MANAGER

Cardinal Management Corp. (the "Adviser"), 155 East Broad Street, Columbus, Ohio 43215, a wholly owned subsidiary of The Ohio Company, is the investment adviser and manager of each of the Funds. The Adviser is also the investment adviser and manager of each of the other Cardinal Funds.

The Ohio Company, an investment banking firm organized in 1925, is a member of the New York and Chicago Stock Exchanges, other regional stock exchanges and the National Association of Securities Dealers, Inc. Descendants of H.P. and R.F. Wolfe, deceased, and members of their families, through their possession of a majority of voting stock, may be considered controlling persons of The Ohio Company. The Ohio Company serves as the principal underwriter for each of the Cardinal Funds.

In its capacity as investment adviser, and subject to the ultimate authority of the Group's Board of Trustees, the Adviser, in accordance with the Funds' investment objectives and policies, manages each Fund, and makes decisions with respect to and places orders for all purchases and sales of its portfolio securities. Since the Reorganization with respect to The Cardinal Fund and since December 22, 1995, with respect to TCFI, The Cardinal Fund's predecessor, John Bevilacqua has been primarily responsible for the day-to-day management of the portfolio of such Funds. Mr. Bevilacqua has been a Vice President and Portfolio Manager for The Ohio Company since October, 1994. Prior thereto, and since February, 1984, Mr. Bevilacqua served as Second Vice President -- Investments for Midland Mutual Life Insurance Company, Columbus, Ohio. Since October 1, 1996, David C. Will and Joseph A. Miner have been responsible jointly for the day-to-day management of the Balanced Fund's portfolio. Mr. Will has been a Vice President of the Adviser and The Ohio Company since 1990 and has more than 25 years of investment management experience. Mr. Miner has been a Vice President and Senior Portfolio Manager of the Adviser and/or The Ohio Company since August, 1995. Prior thereto and since 1992, Mr. Miner was a Vice President and Portfolio Manager with Key Trust Company of Ohio. From 1987 to 1992, Mr. Miner was an investment strategist and an Assistant Vice President of Citizens Fidelity Capital Management Company, Louisville, Kentucky. Since August 12, 1996, Mr. Harold C. Elliott has been primarily responsible for the day-to-day management of the Aggressive Growth Fund's portfolio. Mr. Elliott has been a Vice President and Chief Investment Officer of The Ohio Company since March 1996. Prior thereto, from May, 1993 to March 1996, Mr. Elliott was Vice President and Chief Investment Officer of The Bank of Tokyo Trust Company (New York City), a wholly-owned subsidiary of The Bank of Tokyo Limited, Tokyo, Japan. Prior thereto, from December, 1994 to May, 1993, Mr. Elliott was employed by First Fidelity Bank, Philadelphia, Pennsylvania.


In addition, pursuant to the Investment Advisory and Management Agreement, the Adviser generally assists in all aspects of each Fund's administration and operation.



For the services provided and expenses assumed pursuant to its Investment Advisory and Management Agreement with the Group with respect to the Funds, the Adviser receives a fee from the Funds, computed daily and paid monthly at the following annual rates: with respect to The Cardinal Fund, 0.60% of such Fund's average daily net assets; and with respect to both the Balanced Fund and the Aggressive Growth Fund, 0.75% of such Funds' average daily net assets. While in the opinion of the staff of the Commission such fees with respect to the Balanced Fund and the Aggressive Growth Fund are higher than the advisory fee paid by most mutual funds, the Group's Board of Trustees believes them to be comparable to advisory fees paid by many funds having similar objectives and policies.


The Adviser may periodically waive all or a portion of its advisory fee with respect to a Fund to increase the net income of such Fund available for distribution as dividends. The waiver of such fee will cause the return and/or yield of such Fund to be higher than it would otherwise be in the absence of such a waiver.


On December 22, 1997, The Ohio Company, Fifth Third Bankcorp., and its wholly owned subsidiary, Fifth Third M Corp., entered into an Agreement and Plan of Merger pursuant to which The Ohio Company will be acquired by Fifth Third M Corp. The acquisition is subject to a number of conditions, including the approval by Trustees and shareholders of the Group of a "new" investment advisory and management agreement with the Adviser, identical in all material respects to the Group's current Investment Advisory and Management Agreement with the Adviser, to become effective on the effective date of The Ohio

Company's acquisition. On such effective date, it is also expected that the Group will have entered into an underwriting agreement with a new principal underwriter. In addition, it is expected that Fountain Square Funds, a regulated investment company with net assets of approximately $3.1 billion as of December 31, 1997, advised by Fifth Third Bank, a subsidiary of Fifth Third Bankcorp., will propose the combination of the Group and Fountain Square Funds in a transaction which, if approved by the Group's Trustees, would be submitted to the Group's shareholders for consideration and approval.



On January 16, 1998, the Board of Trustees of the Group approved such a new investment advisory and management agreement and have called a Special Meeting of Shareholders to be held in March, 1998 to vote on such agreement.



DIVIDEND AND TRANSFER AGENT



The Group has entered into a Transfer Agency Agreement with the Transfer Agent, 215 East Capital Street, Columbus, Ohio 43215, pursuant to which the Transfer Agent has agreed to act as the Funds' transfer agent and dividend disbursing agent. In consideration of such services, each Fund has agreed to pay the Transfer Agent an annual fee, paid monthly, equal to $18 per shareholder account plus out-of-pocket expenses.


DISTRIBUTOR


The Group has entered into a Distribution Agreement with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Funds will be offered continuously on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. H. Keith Allen is an officer and trustee of the Group and an officer and director of The Ohio Company. Frank W. Siegel is an officer and trustee of the Group and an officer of The Ohio Company. James M. Schrack II is an officer of both the Group and The Ohio Company.


EXPENSES


The Adviser bears all expenses in connection with the performance of its services as investment adviser, manager and transfer agent other than the cost of securities (including brokerage commissions, if any) purchased for the Funds. The Trustees reserve the right to allocate certain other expenses, which can reasonably be identified as relating to a particular class, solely to such class, including Investor Shares, as they deem appropriate ("Class Expenses"). Such expenses include (a) transfer agency fees identified as being attributable to a specific class; (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; (c) Blue Sky registration fees incurred by a class of shares; (d) SEC registration fees incurred by a class; (e) expenses of administrative personnel and services as required to support the shareholders of a specific class; (f) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (g) trustees' fees or expenses incurred as a result of issues relating to one class; and (h) shareholder meeting costs that relate to a specific class.


DISTRIBUTION PLAN

Pursuant to Rule 12b-1 under the 1940 Act, the Group has adopted a Distribution and Shareholder Service Plan with respect to its Investor Shares (the "Plan"), under which each Fund is authorized to pay The Ohio Company, as such Fund's principal underwriter, a periodic amount calculated at an annual rate not to exceed twenty-five one-hundredths of one percent (.25%) of the average daily net asset value of the Investor Shares of that Fund. Such amount may be used by The Ohio Company to pay broker-dealers (including The Ohio Company), banks and other institutions (a "Participating Organization") for distribution and/or shareholder service assistance pursuant to an agreement between The Ohio Company and the Participating Organization or for distribution assistance and/or shareholder service provided by The Ohio Company pursuant to an agreement between The Ohio Company and the Group. Under the Plan, a Participating Organization may include The Ohio Company, its subsidiaries, and its affiliates. The Ohio

Company may from time to time waive all or a portion of the fees payable to it pursuant to the Plan. Any such waiver will cause the total return and yield of the Investor Shares of a Fund to be higher than they would otherwise be absent such a waiver.

As authorized by the Plan, The Ohio Company has entered into a Rule 12b-1 Agreement with the Group pursuant to which The Ohio Company has agreed to provide certain shareholder services in connection with Investor Shares of the Funds purchased and held by The Ohio Company for the accounts of its customers and Investor Shares of the Funds purchased and held by customers of The Ohio Company directly, including, but not limited to, answering shareholder questions concerning the Funds, providing information to shareholders on their investments in Investor Shares of a Fund and providing such personnel and communication equipment as is necessary and appropriate to accomplish such matters. In consideration of such services the Group has agreed to pay The Ohio Company a monthly fee, computed at the annual rate of .25% of the average aggregate net asset value of Investor Shares held during the period in customer accounts for which The Ohio Company has provided services under this Agreement. Such fees paid by the Group will be borne solely by the Investor Shares of the applicable Fund. Such fee may exceed the actual costs incurred by The Ohio Company in providing such services.

In addition, The Ohio Company may enter into, from time to time, other Rule 12b-1 Agreements with selected dealers pursuant to which such dealers will provide certain shareholder services such as those described above.


CUSTODIAN AND FUND ACCOUNTANT



The Group has appointed The Fifth Third Bank ("Fifth Third"), 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Funds' custodian. In such capacity, Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Funds. In addition, Fifth Third, pursuant to a Fund Accounting and Services Agreement, has agreed with the Group to provide certain fund accounting services to each of the Funds.


--------------------------------------------------------------------------------
WHAT ARE MY RIGHTS AS A SHAREHOLDER?
--------------------------------------------------------------------------------

The Group was organized as an Ohio business trust on March 23, 1993. The Group currently consists of six funds. The shares of each of the funds of the Group, other than the two money market funds, Cardinal Government Securities Money Market Fund ("CGSMMF") and Cardinal Tax Exempt Money Market Fund ("CTEMMF"), are currently offered in two separate classes: Investor A Shares, otherwise referred to as Investor Shares, and Investor Y Shares, otherwise referred to as Institutional Shares. CGSMMF and CTEMMF each only have one class of shares. Each share represents an equal proportional interest in a fund with other shares of the same fund, and is entitled to such dividends and distributions out of the income earned on the assets belonging to that fund as are declared at the discretion of the Trustees.


Shareholders are entitled to one vote for each dollar of value invested and a proportionate fractional vote for any fraction of a dollar invested, and will vote in the aggregate and not by series or class except as otherwise expressly required by law. For example, shareholders of The Cardinal Fund will vote in the aggregate with other shareholders of the Group with respect to the election of trustees and ratification of the selection of independent accountants. However, shareholders of The Cardinal Fund will vote as a fund, and not in the aggregate with other shareholders of the Group, for purposes of approval of amendments to the investment advisory agreement as it relates to The Cardinal Fund or any of The Cardinal Fund's fundamental policies.



Overall responsibility for the management of the Funds is vested in the Board of Trustees of the Group. See "WHO MANAGES MY INVESTMENT OF THE FUNDS?" Individual Trustees are elected by the shareholders of the Group, although Trustees may under certain circumstances fill vacancies, including vacancies created by expanding the size of the Board. Trustees may be removed by the Board of Trustees or shareholders in accordance with the provisions of the Declaration of Trust and By-Laws of the Group and

Ohio law. See "ADDITIONAL INFORMATION -- Miscellaneous" in the Statement of Additional Information for further information.

An annual or special meeting of shareholders to conduct necessary business is not required by the Declaration of Trust, the 1940 Act or other authority except, under certain circumstances, to elect Trustees, amend the Declaration of Trust, approve the investment advisory agreement and to satisfy certain other requirements. To the extent that such a meeting is not required, the Group does not intend to have an annual or special meeting.

The Group has represented to the Commission that the Trustees will call a special meeting of shareholders for purposes of considering the removal of one or more Trustees upon written request therefor from shareholders holding not less than 10% of the outstanding votes of the Group and that the Group will assist in communications with other shareholders as required by Section 16(c) of the 1940 Act. At such meeting, a quorum of shareholders (constituting a majority of votes attributable to all outstanding shares of the Group), by majority vote, has the power to remove one or more Trustees.

As used in this Prospectus and in the Statement of Additional Information, "assets belonging to a fund" means the consideration received by the fund upon the issuance or sale of shares in that fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or amounts derived from any reinvestment of such proceeds, and any general assets of the Group not readily identified as belonging to a particular fund that are allocated to the fund by the Group's Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. Determinations by the Board of Trustees of the Group as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a Fund are conclusive.

As used in this Prospectus and in the Statement of Additional Information, a "vote of a majority of the outstanding shares" of a Fund means the affirmative vote, at a meeting of shareholders duly called, of the lesser of (a) 67% or more of the votes of shareholders of that Fund present at a meeting at which the holders of more than 50% of the votes attributable to shareholders of record of the Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of shareholders of the Fund.

Shareholders should direct all inquiries concerning such matters to the Transfer Agent in writing to 215 East Capital Street, Columbus, Ohio 43215, or by calling
(800) 282-9446.

Shareholders will receive unaudited semi-annual reports describing the investment operations of the Funds and annual financial reports audited by independent auditors.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                             Investment Adviser and Manager
                                                  Cardinal Management Corp.
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Distributor
                                                  The Ohio Company
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Transfer Agent and Dividend Paying
                                             Agent
                                                  Cardinal Management Corp.
                                                  215 East Capital Street
                                                  Columbus, Ohio 43215

                                             Custodian
                                                  The Fifth Third Bank
                                                  38 Fountain Square Plaza
                                                  Cincinnati, Ohio 45263

                                             Legal Counsel
                                                  Baker & Hostetler LLP
                                                  65 East State Street
                                                  Columbus, Ohio 43215

                                             Independent Auditors
                                                  KPMG Peat Marwick LLP
                                                  Two Nationwide Plaza
                                                  Columbus, Ohio 43215

----------------------------------------------------------

---------------------------------------------------------
                               TABLE OF CONTENTS


                                             PAGE
                                            ------
PROSPECTUS HIGHLIGHTS.......................     2
FEE TABLE...................................     4
FINANCIAL HIGHLIGHTS........................     5
PERFORMANCE INFORMATION.....................     8
WHAT ARE THE FUNDS?.........................     9
WHAT ARE THE INVESTMENT OBJECTIVES AND
  POLICIES OF THE FUNDS?....................     9
HOW DO I PURCHASE INVESTOR SHARES OF THE
  FUNDS?....................................    18
HOW MAY I QUALIFY FOR QUANTITY DISCOUNTS?...    20
WHAT DISTRIBUTIONS WILL I RECEIVE?..........    21
HOW MAY I REDEEM MY INVESTOR SHARES?........    21
WHAT OTHER SHAREHOLDER PROGRAMS ARE
  PROVIDED?.................................    23
HOW IS NET ASSET VALUE CALCULATED?..........    24
DO THE FUNDS PAY FEDERAL INCOME TAX?........    24
WHAT ABOUT MY TAXES?........................    24
WHO MANAGES MY INVESTMENT IN THE FUNDS?.....    25
WHAT ARE MY RIGHTS AS A SHAREHOLDER?........    28


                            ------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS, THE ADVISER, OR THE OHIO COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUNDS OR BY THE OHIO COMPANY TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE FUNDS TO MAKE SUCH AN OFFER IN SUCH JURISDICTION.
---------------------------------------------------------
==========================================================

---------------------------------------------------------

                             ----------------------
                                   PROSPECTUS
                             ----------------------


                                January 30, 1998


                                The Ohio Company
                                      THE
                                    CARDINAL
                                      FUND

                                    CARDINAL
                                    BALANCED
                                      FUND

                                    CARDINAL
                                   AGGRESSIVE
                                  GROWTH FUND

                                INVESTOR SHARES

                                 CARDINAL LOGO
                                 CARDINAL GROUP

---------------------------------------------------------
----------------------------------------------------------

PROSPECTUS----------------------------------------------------------------------

                                [CARDINAL LOGO]
                      CARDINAL GOVERNMENT OBLIGATIONS FUND

                                INVESTOR SHARES

Cardinal Government Obligations Fund (the "Fund") is a diversified investment fund of The Cardinal Group (the "Group"), an open-end, management investment company. The Trustees of the Group have divided the Fund's beneficial ownership into an unlimited number of transferable units called shares (the "Shares"). The Fund offers multiple classes of Shares.

The Fund's investment objectives are to maximize safety of capital and, consistent with such objective, earn the highest available current income obtainable from government securities. The current income earned from such government securities may not be as great as the current income earned on lower quality securities which have less liquidity and greater risk of nonpayment. There can be no assurance that the Fund's investment objectives will be achieved.

THE SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE FUND INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.
--------------------------------------------------------------------------------

                     FOR FURTHER INFORMATION REGARDING THE
                      FUND OR FOR ASSISTANCE IN OPENING AN
                    ACCOUNT OR REDEEMING SHARES, PLEASE CALL
                           (800) 282-9446 TOLL FREE.

                  INQUIRIES MAY ALSO BE MADE BY MAIL ADDRESSED
                      TO THE FUND AT ITS PRINCIPAL OFFICE:

                             155 EAST BROAD STREET
                              COLUMBUS, OHIO 43215
--------------------------------------------------------------------------------


The Prospectus relates only to one class of Shares of Cardinal Government Obligations Fund -- Investor Shares. Investor Shares of the Fund are offered to the public. The Fund also offers Institutional Shares to certain qualified institutions. Interested persons who wish to obtain prospectuses of The Cardinal Fund, Cardinal Balanced Fund, Cardinal Aggressive Growth Fund, Cardinal Government Securities Money Market Fund or Cardinal Tax Exempt Money Market Fund, the other funds of the Group, or of the Institutional Shares of the Fund should contact The Ohio Company. Additional information about the Fund, contained in a Statement Of Additional Information dated January 30, 1998, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Fund at the above address or by calling the phone number provided above.


This Prospectus sets forth concisely the information about the Fund that a prospective investor ought to know before investing in the Fund. This Prospectus should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            [THE OHIO COMPANY LOGO]

                The date of this Prospectus is January 30, 1998.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROSPECTUS HIGHLIGHTS
--------------------------------------------------------------------------------


INVESTMENT OBJECTIVES..........  The Fund seeks to maximize safety of capital and, consistent with such objective, earn the highest
                                 available current income obtainable from government
                                 securities. (See page 6.)
INVESTMENT POLICIES............  Under normal market conditions, the Fund invests substantially all but in no event less than 65% of its
                                 total assets in obligations issued or guaranteed by the
                                 U.S. Government, its agencies or instrumentalities and
                                 repurchase agreements secured by securities of the U.S.
                                 Government. Under present market conditions, the Fund
                                 expects to invest a substantial amount of its portfolio
                                 in Ginnie Mae certificates. These investments entail
                                 certain risks. (See pages 6 through 8.)
CURRENT INCOME.................  Dividends are declared daily and distributions are generally made monthly as the Group shall determine.
                                 Long-term capital gains, if any, are distributed
                                 annually. (See page 14.)
RISK FACTORS AND SPECIAL
  CONSIDERATIONS...............  An investment in a mutual fund such as the Fund involves a certain amount of risk and may not be suitable for all
                                 investors. Some investment policies of the Fund may
                                 entail certain risks. (See "WHAT ARE THE INVESTMENT
                                 OBJECTIVES AND POLICIES OF THE FUND? -- Risk Factors and
                                 Investment Techniques" on pages 8 through 10.)
PURCHASES......................  There is a minimum initial investment of $1,000 with subsequent minimums of $50. (See page 11.) Purchases are
                                 made at the public offering price which is equal to net
                                 asset value per share plus a sales charge. This charge is
                                 equal to 4.50% of the public offering price (4.71% of net
                                 amount invested) reduced on investments of $100,000 or
                                 more (See page 12).
REDEMPTIONS....................  Shares can be redeemed at net asset value per share without charge if redeemed through the Fund's
                                 distributor, The Ohio Company. (See page 14.)
INVESTMENT ADVISER AND
  MANAGER......................  Cardinal Management Corp. (the "Adviser"), a wholly-owned subsidiary of The Ohio Company, is the Fund's investment
                                 adviser. The Adviser also serves as investment adviser
                                 for The Cardinal Fund, Cardinal Government Securities
                                 Money Market Fund, Cardinal Tax Exempt Money Market Fund,
                                 Cardinal Balanced Fund and Cardinal Aggressive Growth
                                 Fund (collectively, with the Fund, the "Cardinal Funds"),
                                 each a separate diversified investment fund of the Group.
                                 (See pages 18 and 19.)

--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------


                                                                                   INVESTOR SHARES
                                                                                  -----------------
     SHAREHOLDER TRANSACTION EXPENSES
          Maximum Sales Load Imposed on Purchases (as a percentage of offering
           price)(1)..........................................................           4.50%
     ANNUAL FUND OPERATING EXPENSES
       (as a percentage of average net assets)
          Management Fees.....................................................            .50%
          12b-1 Fees..........................................................            .25
          Other Expenses......................................................            .26
                                                                                         ----
               Total Fund Operating Expenses..................................           1.01%
                                                                                         ====



                EXAMPLE                       1 YEAR        3 YEARS        5 YEARS        10 YEARS
----------------------------------------    ----------     ----------     ----------     ----------
You would pay the following expenses on
a $1,000 investment, assuming (1) 5%
annual return and (2) redemption at the
end of each time period:................       $ 55           $ 76           $ 98           $163


(1) The sales charge may be eliminated or reduced under certain circumstances. See "HOW DO I PURCHASE INVESTOR SHARES OF THE FUND?" below.

The information set forth in the foregoing Fee Table and Example relates only to Investor Shares of the Fund. The Fund also offers another class of Shares known as Institutional Shares. The two classes of Shares of the Fund are subject to the same expenses except that Institutional Shares are not subject to a Rule 12b-1 fee and are not sold with a sales charge but are subject to an administrative services fee.

The purpose of the above table is to assist a potential purchaser of the Fund's Investor Shares in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE FUND?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Fund. The example and expenses above reflect current fees. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


The following Financial Highlights with respect to each of the years in the ten year period ended September 30, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon, insofar as it relates to each of the years in the five-year period ended September 30, 1997, is contained in the Fund's statement of Additional Information and which may be obtained by shareholders and prospective investors.


The following Financial Highlights reflect the operations of Cardinal Government Obligations Fund ("CGOF"), the Fund's predecessor, through April 30, 1996. On May 1, 1996, the Fund acquired all of the assets and liabilities of CGOF and is deemed to have succeeded to the financial and performance history of CGOF.


Effective January 2, 1997, the Board of Trustees of the Group reclassified the Fund's outstanding Shares into Investor Shares. The financial information provided below and in the Statement of Additional Information includes periods prior to such reclassification.



FINANCIAL HIGHLIGHTS FOR EACH INVESTOR SHARE OF BENEFICIAL

INTEREST OUTSTANDING THROUGHOUT EACH PERIOD


                                                                               YEARS ENDED SEPTEMBER 30,
                                                              ------------------------------------------------------------
                                                                1997         1996         1995         1994         1993
                                                              --------     --------     --------     --------     --------
Net Asset Value, beginning................................    $   8.05     $   8.18     $   7.96     $   8.63     $   8.95
Investment Activities:
  Net investment income...................................         .61          .60          .64          .66          .74
  Net realized and unrealized gain (loss) on
    investments...........................................         .11         (.12)         .22         (.68)        (.32)
                                                              --------     --------     --------     --------     --------
  Total from Investment Activities........................         .72          .48          .86         (.02)         .42
                                                              --------     --------     --------     --------     --------
Distributions:
  From net investment income..............................        (.57)        (.60)        (.64)        (.65)        (.74)
  From capital gains......................................          --           --           --           --           --
  Tax return of capital...................................          --         (.01)          --           --           --
                                                              --------     --------     --------     --------     --------
  Total Distributions.....................................        (.57)        (.61)        (.64)        (.65)        (.74)
Net Asset Value, ending...................................    $   8.20     $   8.05     $   8.18     $   7.96     $   8.63
                                                              =========    =========    =========    =========    =========
Ratios/Supplemental Data:
  Total Return (without sales load).......................        9.28%        6.04%       11.27%       (0.27%)       4.83%
  Net assets at end of period (000).......................    $120,342     $133,298     $151,711     $169,529     $208,883
  Ratio of expenses to average net assets.................        1.01%        0.78%        0.76%        0.75%        0.73%
  Ratio of net investment income after charged expenses to
    average net assets....................................        7.06%        7.39%        7.93%        7.88%        8.32%
  Ratio of incurred expenses to average net assets (a)....        1.08%        0.88%        0.76%        0.75%        0.73%
  Ratio of net investment income after incurred expenses
    to average net assets (a).............................        6.99%        7.29%        7.93%        7.88%        8.32%
  Portfolio Turnover Rate.................................       34.53%       33.58%       36.71%       21.95%       24.94%

                                                                               YEARS ENDED SEPTEMBER 30,
                                                              ------------------------------------------------------------
                                                                1992         1991         1990         1989         1988
                                                              --------     --------     --------     --------     --------
Net Asset Value, beginning................................    $   8.99     $   8.71     $   8.71     $   8.82     $   8.60
Investment Activities:
  Net investment income...................................         .80          .81          .84          .84          .86
  Net realized and unrealized gain (loss) on
    investments...........................................        (.04)         .28           --         (.11)         .22
                                                              --------     --------     --------     --------     --------
  Total from Investment Activities........................         .76         1.09          .84          .73         1.08
                                                              --------     --------     --------     --------     --------
Distributions:
  From net investment income..............................        (.80)        (.81)        (.84)        (.84)        (.86)
  From capital gains......................................          --           --           --           --           --
  Tax return of capital...................................          --           --           --           --           --
                                                              --------     --------     --------     --------     --------
  Total Distributions.....................................        (.80)        (.81)        (.84)        (.84)        (.86)
Net Asset Value, ending...................................    $   8.95     $   8.99     $   8.71     $   8.71     $   8.82
                                                              =========    =========    =========    =========    =========
Ratios/Supplemental Data:
  Total Return (without sales load).......................        8.87%       13.07%       10.03%        8.81%       12.94%
  Net assets at end of period (000).......................    $172,139     $128,569     $114,890     $118,958     $146,745
  Ratio of expenses to average net assets.................        0.76%        0.76%        0.76%        0.73%        0.74%
  Ratio of net investment income after charged expenses to
    average net assets....................................        8.89%        9.20%        9.55%        9.73%        9.64%
  Ratio of incurred expenses to average net assets(a).....        0.76%        0.76%        0.76%        0.73%        0.74%
  Ratio of net investment income after incurred expenses
    to average net assets(a)..............................        8.89%        9.20%        9.55%        9.73%        9.64%
  Portfolio Turnover Rate.................................       17.15%       34.81%       30.90%         .92%        5.76%


---------------

(a) During the period certain fees were voluntarily waived. Had the fees been charged, the effective ratio would reflect the incurred expenses as indicated above.

See notes to financial statements appearing in the Fund's Statement Of Additional Information.

--------------------------------------------------------------------------------
PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

From time to time the Fund may advertise its average annual total return, cumulative return and/or yield. SUCH RETURN AND YIELD FIGURES ARE BASED UPON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The average annual total return advertised by the Fund refers to the return generated by an investment in the Fund over certain specified periods since the establishment of the Fund (including the term of CGOF's operations). The average annual total return over a period equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions earned by an investment in the Fund are immediately reinvested and the maximum applicable sales charge, if any, is deducted from the initial investment at the time of investment. Such figure is then annualized. The cumulative return advertised refers to the total return on a hypothetical investment over the relevant period and equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions are immediately reinvested and the maximum sales charge, if any, is deducted from the initial investment. Yield will be computed by dividing the Fund's net investment income per share earned during a recent one-month period by the Fund's per share maximum offering price (reduced by any undeclared earned income expected to be paid shortly as a dividend) on the last day of the period and annualizing the result. If the sales charge were not deducted, the average annual total return, cumulative return and yield advertised would be higher.

In addition, from time to time the Fund may include in its sales literature and shareholder reports a quote of the current "distribution" rate for the Fund. A distribution rate is simply a measure of the level of dividends distributed for a specified period and is computed by dividing the total amount of dividends per share paid by the Fund during the past 12 months by a current maximum offering price. It differs from yield, which is a measure of the income actually earned by the Fund's investments, and from total return, which is a measure of the income actually earned by, plus the effect of any realized and unrealized appreciation or depreciation of, such investments during a stated period. A distribution rate is, therefore, not intended to be a complete measure of performance. A distribution rate may sometimes be greater than yield since, for instance, it may include short-term and possibly long-term gains (which may be non-recurring), may not include the effect of amortization of bond premiums and does not reflect unrealized gains or losses.

Investors may also judge the performance of the Fund by comparing or referencing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation, and to data prepared by Lipper Analytical Services, Inc. and Morningstar, Inc. Comparisons may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, U.S.A. Today and Consumer Reports. In addition to performance information, general information about the Fund that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

Further information about the performance of the Fund is contained in an Annual Report to Shareholders which may be obtained without charge by contacting the Group at the telephone number set forth on the cover page of this Prospectus. Performance quotations will be computed separately for Investor and Institutional Shares. Because of differences in the fees and/or expenses borne by Investor and Institutional Shares, the net yield and total return on each class can be expected, at any given time, to differ from the net yield and total return of the other class.

--------------------------------------------------------------------------------
WHAT IS THE FUND?
--------------------------------------------------------------------------------

The Fund is one separate diversified investment fund of the Group, which was organized on March 23, 1993, as an Ohio business trust. The Group is registered and operates as an open-end management investment company as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund was organized for the purpose of acquiring all of the assets and liabilities of CGOF to effect a reorganization of CGOF from a stand-alone investment company to a separate series of the Group (the "Reorganization"). The Reorganization was effected as of May 1, 1996.

The Fund is designed for individuals, corporations, fiduciaries, and institutions who wish to invest for current income in a diversified, professionally managed portfolio of securities issued by the U.S. Government and securities directly guaranteed by the full faith and credit of the U.S. Government -- without having to become involved in the detailed accounting and safekeeping procedures normally associated with direct investment in these securities.

--------------------------------------------------------------------------------
WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE FUND?
--------------------------------------------------------------------------------

IN GENERAL

The Fund's investment objectives are to maximize safety of capital and, consistent with such objective, earn the highest available current income obtainable from government securities. The current income earned from such government securities may not be as great as the current income earned on lower quality securities which have less liquidity and greater risk of nonpayment.

The Fund's investment objectives are a fundamental policy of the Fund, which means that they may be changed only with the approval of a majority of the outstanding Shares of the Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?"). There can be no assurance that the investment objectives of the Fund will be achieved.

Under normal market conditions, the Fund will invest substantially all, but in no event less than 65%, of its total assets in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities"). The Fund may also invest, under normal market conditions, in the fixed income instruments described below and in repurchase agreements. It may also engage in the options transactions described below.

The Fund may, for daily cash management purposes, invest in high quality money market securities and in repurchase agreements. In addition, the Fund may invest, without limit, in any combination of U.S. Government Securities, money market securities and repurchase agreements when, in the opinion of the Adviser, it is determined that a temporary defensive position is warranted based upon current market conditions. The Fund may also invest in securities of other investment companies, as described more fully below.

The types of U.S. Government Securities invested in by the Fund will include obligations issued by or guaranteed as to payment of principal and interest by the full faith and credit of the U.S. Treasury, such as Treasury bills, notes, bonds and certificates of indebtedness, and obligations issued or guaranteed by the agencies or instrumentalities of the U.S. Government, but not supported by such full faith and credit. Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association ("Ginnie Mae") and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government sponsored agencies or instrumentalities if it is not obligated to do so by law. The Fund will invest in the obligations of such agencies or instrumentalities only when the Adviser believes that the credit risk with respect thereto is minimal.

Certain securities held by the Fund may have mortgage obligations backing such securities, including among others, conventional thirty year fixed rate mortgage obligations, graduated payment mortgage obligations, fifteen year mortgage obligations and adjustable rate mortgage obligations. All of these mortgage obligations can be used to create pass-through securities. A pass-through security is created when mortgage obligations are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgage obligations is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an individual mortgage obligation prepays the remaining principal before the mortgage obligation's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgage obligations vary, it is not possible to predict accurately the realized yield or average life of a particular issue of pass-through certificates. Prepayment rates are important because of their effect on the yield and price of the securities. Accelerated prepayments have an adverse impact on yields for pass-through certificates purchased at a premium (i.e., a price in excess of principal amount) and may involve additional risk of loss of principal because the premium may not have been fully amortized at the time the obligation is repaid. The opposite is true for pass-through certificates purchased at a discount. The Fund may purchase mortgage-related securities at a premium or at a discount. Reinvestment of principal payments may occur at higher or lower rates than the original yield on such securities. Due to the prepayment feature and the need to reinvest payments and prepayments of principal at current rates, mortgage-related securities can be less effective than typical bonds of similar maturities at maintaining yields during periods of declining interest rates.

Certain debt securities such as, but not limited to, mortgage backed securities, as well as other securities subject to prepayment of principal prior to the stated maturity date, are expected to be repaid prior to their stated maturity dates. As a result, the effective maturity of these securities is expected to be shorter than the stated maturity. For purposes of calculating the Fund's weighted average portfolio maturity, the effective maturity of such securities will be used.

Under present market conditions, the Fund expects to invest a substantial amount of its portfolio in Ginnie Mae certificates, which are mortgage-backed securities representing part ownership in a specific pool of mortgage loans insured by the Federal Housing Administration or Farmers Home Administration or guaranteed by the

Veterans Administration. Should market or economic conditions warrant, this practice may be changed at the discretion of the Adviser. Ginnie Mae guarantees the timely payment of monthly installments of principal and interest on its certificates, when due, whether or not payments are received on the underlying mortgage loans, and the full faith and credit of the United States is pledged to the timely payment by Ginnie Mae of such principal and interest.


Although the mortgage loans in the pool underlying a Ginnie Mae certificate will have maturities of up to thirty years, the actual average life of the Ginnie Mae certificates typically will be substantially less because the mortgage loans will be subject to normal principal amortization and may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in market interest rates and general economic conditions. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the Ginnie Mae certificates and shortening the period of time over which income at the higher rate is received. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the Ginnie Mae certificates and extending the period of time over which income at the lower rates is received. Accordingly, it is not possible to accurately predict the average life of a particular pool. Standard practice is to treat Ginnie Mae certificates as having effective maturities of twelve years. Reinvestment of principal payments may occur at higher or lower rates than the original yield on the certificates.


RISK FACTORS AND INVESTMENT TECHNIQUES


GENERAL. Like any investment program, an investment in the Fund entails certain risks. The value of the Fund's portfolio securities, and therefore the Fund's net asset value per share, may increase or decrease due to various factors, principally changes in prevailing interest rates. Since the Fund invests in bonds, investors in the Fund are exposed to bond market risk, i.e., fluctuations in the market value of bonds. Bond prices are influenced primarily by changes in the level of interest rates. When interest rates rise, the prices of bonds generally fall; conversely, when interest rates fall, bond prices generally rise although certain types of bonds are subject to the risks of prepayment as described above when interest rates fall. There have been in the recent past extended periods of cyclical increases in interest rates that have caused significant declines in bond prices and have caused the effective maturity of securities with prepayment features to be extended, thus effectively converting short or intermediate term securities (which tend to be less volatile in price) into longer term securities (which tend to be more volatile in price).


The Fund may invest in put and call options and futures, as described below. Such instruments are considered to be "derivatives." A derivative is generally defined as an instrument whose value is based upon, or derived from, some underlying index, reference rate (e.g., interest rates), security, commodity or other asset. The Fund will not invest more than 10% of its total assets in such derivatives at any one time.

REPURCHASE AGREEMENTS. Securities held by the Fund may be subject to repurchase agreements. Under the terms of the repurchase agreement, the Fund would acquire securities from a financial institution such as a well-established securities dealer or a bank which is a member of the Federal Reserve System which the Adviser deems creditworthy under guidelines approved by the Group's Board of Trustees. At the time of purchase, the bank or securities dealer agrees to repurchase the underlying securities from the Fund at a specified time and price. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. The Fund will only enter into a repurchase agreement where
(i) the underlying securities are of the type which the Fund's investment policies would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will be at all times equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of the Fund's custodian or a bank acting as agent. The Adviser will be responsible for continuously monitoring such requirements.

WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS. The Fund may also purchase securities on a when-issued or delayed-delivery basis. The Fund will engage in when-issued and delayed-delivery transactions only for the purpose of acquiring portfolio securities consistent with its investment objectives and policies, not for invest-ment leverage, although such transactions represent a form of leveraging. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and yield and thereby involve a risk that the yield obtained in the transaction will be less than those available in the market when delivery takes place. The Fund will not pay for such securities or start earning interest on them until they are received. When the Fund agrees to purchase such securities, its custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Securities purchased on a when-issued basis are recorded as an asset and are subject to changes in the value based upon changes in the general level of interest rates. In when-issued and delayed-delivery transactions, the Fund relies on the seller to complete the transaction; the seller's failure to do so may cause the Fund to miss a price or yield considered to be advantageous.

The Fund's commitments to purchase when-issued securities will not exceed 25% of the value of its total assets absent unusual market conditions. In the event that its commitments to purchase when-issued securities ever exceed 25% of the value of its assets, the Fund's liquidity and the ability of the Adviser to manage it might be adversely affected.

PUT AND CALL OPTIONS. Subject to its investment policies and for purposes of hedging against market risks related to its portfolio securities, the Fund may purchase exchange-traded put and call options on securities. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to writers of options. The Fund will purchase put and call options only on securities in which the Fund may otherwise invest. The Fund may also engage in selling (writing) exchange-traded call options from time to time as the Adviser deems appropriate for purposes of gaining additional income in the form of premiums paid by the purchaser of the option and/or for hedging purposes. The Fund will write only covered call options (options on securities owned by the Fund). In order to close out a call option it has written, the Fund will enter into a "closing purchase transaction" -- the purchase of a call option on the same security with the same exercise price and expiration date as the call option which the Fund previously had written. When a portfolio security subject to a call option is sold, the Fund will effect a closing purchase transaction to close out any existing call option on that security. If the Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or the Fund delivers the underlying security upon exercise.

The Fund, as part of its option transactions, also may purchase exchange-traded index put and call options and write exchange-traded index options. Through the writing or purchase of index options the Fund can achieve many of the same objectives as through the use of options on individual securities. Options on securities indices are similar to options on a security except that, rather than the right to take or make delivery of a security at a specified price, an option on a securities index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the securities index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option.

Price movements in securities which the Fund owns or intends to purchase probably will not correlate perfectly with movements in the level of an index and, therefore, the Fund bears the risk of a loss on an index option that is not completely offset by movements in the price of such securities. Because index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on specific securities, cannot provide in advance for, or cover, its potential settlement obligations by acquiring and holding the underlying securities. The Fund will be required to segregate assets and/or provide an initial margin to cover index options that would require it to pay cash upon exercise. Under normal market conditions, it is not expected that the underlying value of portfolio securities and/or cash subject to such options written by the Fund (including any assets segregated in connection therewith), when added to the greater of the market value or the cost of any options purchased by the Fund, will exceed 10% of the net assets of the Fund at any one time.

FUTURES CONTRACTS. The Fund may also enter into contracts for the future delivery of securities and futures contracts based on a specific security, class of securities or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index.

The Fund may engage in such futures contracts in an effort to hedge against market risks. For example, when interest rates are expected to rise or market values of portfolio securities are expected to fall, the Fund can seek through the sale of futures contracts to offset a decline in the value of its portfolio securities. When interest rates are expected to fall or market values are expected to rise, the Fund, through the purchase of such contracts, can attempt to secure better rates or prices for the Fund than might later be available in the market when it effects anticipated purchases.

The acquisition of put and call options on futures contracts will, respectively, give the Fund the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period.

Aggregate initial margin deposits for futures contracts, and premiums paid for related options, may not exceed five percent of the Fund's total assets, and the value of securities that are the subject of such futures and options (both for receipt and delivery) may not exceed one-third of the market value of the Fund's total assets. Futures transactions will be limited to the extent necessary to maintain the Fund's qualification as a regulated investment company.

Futures transactions involve brokerage costs and require the Fund to segregate assets to cover contracts that would require it to purchase securities. The Fund may lose the expected benefit of futures transactions if interest rates or securities prices move in an unanticipated manner. Such unanticipated changes may also result in poorer overall performance than if the Fund had not entered into any futures transactions. In addition, the value of the Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities, limiting the Fund's ability to hedge effectively against interest rate and/or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

INVESTMENT COMPANY SECURITIES. The Fund may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. The Fund intends to invest in the securities of other investment companies which, in the opinion of the Adviser, will assist the Fund in achieving its objectives and in money market mutual funds for purposes of short-term cash management. The Fund's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on the Fund's investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments -- Securities of Other Investment Companies" in the Fund's Statement of Additional Information.

INVESTMENT RESTRICTIONS

The Fund is subject to a number of investment restrictions that may be changed only by a vote of a majority of the outstanding Shares of the Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?").

The Fund will not:

     1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

     2. Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

     3. Borrow money or issue senior securities, except that the Fund may borrow from banks or enter into reverse repurchase agreements or dollar roll agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing and except as permitted pursuant to an exemption from the 1940 Act. The Fund will not purchase securities while its borrowings (including reverse repurchase agreements and dollar roll agreements) exceed 5% of its total assets.

     4. Make loans, except that the Fund may purchase or hold debt instruments and lend portfolio securities in accordance with its investment objectives and policies, make time deposits with financial institutions and enter into repurchase agreements.

The following additional investment restriction may be changed without the vote of a majority of the outstanding Shares of the Fund. The Fund shall not:

     1. Purchase or otherwise acquire any securities, if as a result, more than 15% of the Fund's net assets would be invested in securities that are illiquid.

--------------------------------------------------------------------------------
HOW DO I PURCHASE INVESTOR SHARES OF THE FUND?
--------------------------------------------------------------------------------

GENERAL

The Fund's Investor Shares may be purchased at the public offering price, as described below under "Public Offering Price," through The Ohio Company, principal underwriter of the Fund's Shares, at its address and telephone number set forth on the cover page of this Prospectus, and through other broker-dealers who are members of the National Association of Securities Dealers, Inc. and have sales agreements with The Ohio Company.

Subsequent purchases of Investor Shares of the Fund may be made by ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? - ACH Processing" below. In addition, if an Account Information Form has previously been received by The Ohio Company, Investor Shares may also be purchased by wiring funds to the Fund's custodian. Prior to wiring any such funds and in order to ensure that wire orders are invested properly, you must call The Ohio Company to obtain the necessary instructions and information.

The minimum initial investment for individuals is $1,000, except the initial investment for an applicant investing by means of the Automatic Investment Plan, as described below, must be at least $50. Subsequent investments must be in amounts of at least $50.

The Group reserves the right to reject any order for the purchase of Investor Shares in whole or in part. You will receive a confirmation of each new transaction in your account, which will also show the total number of Investor Shares owned by you and the number of Investor Shares being held in safekeeping by Cardinal Management Corp., as the Fund's transfer agent (the "Transfer Agent"), for your account. Certificates representing Investor Shares will not be issued.

PUBLIC OFFERING PRICE

The public offering price of Investor Shares of the Fund is the net asset value per share (see "HOW IS NET ASSET VALUE CALCULATED?") next determined after receipt by The Ohio Company, its agents or broker-dealers with whom it has an agreement, of an order and payment, plus a sales charge as follows:

                                                          SALES CHARGE          AS A PERCENTAGE
                                                              AS A             OF OFFERING PRICE
                                                           PERCENTAGE       ------------------------
                        AMOUNT OF                          OF THE NET         SALES        DEALER'S
                   SINGLE TRANSACTION                    AMOUNT INVESTED      CHARGE      CONCESSION
   ---------------------------------------------------   ---------------    ----------    ----------
   Less than $100,000.................................         4.71%            4.50%         4.00%
   $100,000 but less than $250,000....................         3.63             3.50          3.00
   $250,000 but less than $500,000....................         2.56             2.50          2.00
   $500,000 but less than $1,000,000..................         1.52             1.50          1.00
   $1,000,000 or more.................................         0.50             0.50          0.40

(See "HOW IS NET ASSET VALUE CALCULATED?" for a description of the computation of net asset value per share.)

The above charges on investments of $100,000 or more are applicable to purchases made at one time by an individual, or an individual, his spouse and their children not of legal age, or a trustee, guardian or other like fiduciary of certain single trust estates or certain single fiduciary accounts.


No sales charge is imposed on purchases of Shares by (1) officers, trustees, and employees of the Group, (2) full-time employees of The Ohio Company or the Adviser who have been such for at least 90 days or by qualified retirement plans for such persons, or (3) accounts with respect to which The Ohio Company serves either as a trustee or as investment adviser. The Ohio Company may change or eliminate the foregoing waivers at any time. The Ohio Company may also periodically waive all or a portion of the sales charge for all investors with respect to the Fund.


From time to time, The Ohio Company, from its own resources, may also provide additional compensation to securities dealers in connection with sales of shares of the Cardinal Funds. Such compensation will include financial assistance to securities dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising, sales campaigns and/or shareholder services and programs regarding one or more of the Cardinal Funds and other dealer-sponsored programs or events. In some instances, this compensation may be made available only to certain securities dealers whose representatives have sold or are expected to sell significant amounts of shares of the Cardinal Funds. Compensation will include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Securities dealers may not use sales of the Fund's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. In addition, The Ohio Company may make ongoing payments to brokerage firms, financial institutions (including banks) and others to facilitate the administration and servicing of shareholder accounts. None of the aforementioned additional compensation is paid for by the Fund or its shareholders.

AUTOMATIC INVESTMENT PLAN

The Fund has made arrangements to enable you to make automatic monthly or quarterly investments, in the minimum amount of $50 per transaction, from your checking account. Assuming the cooperation of your financial institution, your checking account therein will be debited to purchase Investor Shares of the Fund on the periodic basis you select. Confirmation of your purchase of the Fund's Investor Shares will be provided by the Transfer Agent. The debit of your checking account will be reflected in the checking account statement you receive from your financial institution. Please contact The Ohio Company for the appropriate form.

--------------------------------------------------------------------------------
HOW MAY I QUALIFY FOR QUANTITY DISCOUNTS?
--------------------------------------------------------------------------------

LETTER OF INTENTION

If you (including your spouse and children not of legal age) intend to purchase $100,000 or more of Investor Shares of the Fund and of Investor Shares of any other Cardinal Fund sold with a sales charge (a "Cardinal Load Fund") during any 13-month period you may sign a letter of intention to that effect obtained from The Ohio Company and pay the reduced sales charge applicable to the total amount of Investor Shares to be so purchased. The 13-month period during which the Letter of Intention is in effect will begin on the date of the earliest purchase to be included. In addition, trustees, guardians or other like fiduciaries of single trust estates or certain single fiduciary accounts may take advantage of the quantity discounts pursuant to a letter of intention.

A letter of intention is not a binding obligation upon you to purchase the full amount indicated. Investor Shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in your name) to secure payment of the higher sales charge applicable to the Investor Shares actually purchased. If the full amount indicated is not purchased, such escrowed Investor Shares will be involuntarily redeemed to pay the additional sales charge, if necessary. Dividends on escrowed Investor Shares, whether paid in cash or reinvested in additional Investor Shares of the applicable Cardinal Load Fund, are not subject to escrow. The escrowed Investor Shares will not be available for disposal by you until all purchases pursuant to the Letter of Intention have been made or the higher sales charge has been paid. When the full amount indicated has been purchased, the escrow will be released. To the extent that you purchase more than the dollar amount indicated on the Letter of Intention and qualify for a further reduced sales charge, the sales charge will be adjusted for the entire amount purchased at the end of the 13-month period. The difference in sales charge will be, as you instruct, either delivered to you in cash or used to purchase additional Investor Shares of the Cardinal Load Fund designated by you subject to the rate of sales charge applicable to the actual amount of the aggregate purchases. This program, however, may be modified or eliminated at any time or from time to time by the Group without notice.

CONCURRENT PURCHASES

For purposes of qualifying for a lower sales charge, you have the privilege of combining "concurrent purchases" of Investor Shares of the Fund and of one or more of the other Cardinal Load Funds. For example, if you concurrently purchase Investor Shares of the Fund at the total public offering price of $50,000 and Investor Shares of another Cardinal Load Fund at the total public offering price of $50,000, the sales charge paid by you would be that applicable to a $100,000 purchase as shown in the table above. "Concurrent purchases," as described above, shall include the combined purchases of Investor Shares of you, your spouse and your children not of legal age. To receive the applicable public offering price pursuant to this privilege, you must, at the time of purchase, give The Ohio Company sufficient information to permit confirmation of qualification. This privilege, however, may be modified or eliminated at any time or from time to time by the Group without notice thereof.

RIGHTS OF ACCUMULATION

After your initial purchase of Investor Shares you may also be eligible to pay a reduced sales charge for your subsequent purchases of Investor Shares where the total public offering price of Investor Shares then being purchased plus the then aggregate current net asset value of Investor Shares of the Fund and of Investor Shares of any Cardinal Load Fund held in your account equals $100,000 or more. You would be able to purchase Investor Shares at the public offering price applicable to the total of (a) the total public offering price of the Investor Shares of the Fund then being purchased plus (b) the then current net asset value of Investor Shares of the Fund and of Investor Shares of any other Cardinal Load Fund held in your account. For purposes of determining the aggregate current net asset value of Investor Shares held in your account, you may include Investor Shares then owned by your spouse and children not of legal age.

You may obtain additional information about the foregoing special purchase method from The Ohio Company. You are responsible for notifying The Ohio Company at the time of purchase when purchases may be accumulated to take advantage of the reduced sales charge. This program, however, may be modified or eliminated at any time or from time to time by the Group without notice thereof.

--------------------------------------------------------------------------------
WHAT DISTRIBUTIONS WILL I RECEIVE?
--------------------------------------------------------------------------------

A dividend consisting of net income is declared daily to Shareholders of the Fund at the close of business on the day of declaration, and such dividends are generally paid monthly. Dividends consisting of long-term capital gains normally will be distributed only once annually. Dividends and distributions will be paid only in additional Investor Shares and not in cash; except, however, that for dividends and distributions of $10 or more, a shareholder may specifically request that such amounts be paid to him in cash. Dividends are paid in cash not later than seven days after a shareholder's complete redemption of his Investor Shares in the Fund.

The Fund's net investment income available for distribution to the holders of Investor Shares will be reduced by the amount of Rule 12b-1 fees paid out under the Plan described below.

Shareholders may also elect to receive dividends and distributions in cash by using ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? - ACH Processing" below.

--------------------------------------------------------------------------------
HOW MAY I REDEEM MY INVESTOR SHARES?
--------------------------------------------------------------------------------

Investors may redeem Investor Shares of the Fund on any Business Day at the net asset value per Investor Share next determined following the receipt by the Transfer Agent, 215 East Capital Street, Columbus, Ohio 43215, of written or telephonic notice to redeem, as described more fully below. See "HOW IS NET ASSET VALUE CALCULATED?", below, for a description of when net asset value is determined.


As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem to the Transfer Agent without charge. Other broker-dealers may assist a shareholder in redeeming his or her Investor Shares and may charge a fee for such services.


The Group will make payment for redeemed Investor Shares as promptly as practicable but in no event more than seven days after receipt by the Transfer Agent of the foregoing notice. The Group reserves the right to delay payment for the redemption of Investor Shares where such Investor Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the Fund). The purchase of Investor Shares by wire transfer of federal funds would avoid any such delay.

The Group intends to pay cash for all Investor Shares redeemed, but, under abnormal conditions which make payment in cash unwise, the Group may make payment wholly or partly in readily marketable portfolio securities at their then market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.


The Group may suspend the right of redemption or may delay payment during any period in which the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?".



Due to the high cost of maintaining accounts, the Group reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions (but not as a result of a decrease in the market price of such Shares or the deduction of any sales charge) have reduced a shareholder's total investment in the Fund to a net asset value below $500. A shareholder will be notified in writing that the value of Fund Shares in the account is less than $500 and allowed not less than 30 days to increase his investment in the Fund to at least $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder.

REDEMPTION BY MAIL


Shareholders may redeem Investor Shares of the Fund by submitting a written request therefor to the Transfer Agent, at 215 East Capital Street, Columbus, Ohio 43215. The Transfer Agent will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the shareholder(s) of record, and (2) the redemption check is mailed to the shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or (2) it has reason to believe that the transaction would otherwise be improper.


REDEMPTION BY TELEPHONE


Shareholders may redeem Investor Shares of the Fund by calling the Group at the telephone number set forth on the front of this Prospectus. The shareholder may direct that the redemption proceeds be mailed to the address of record.

Neither the Group, the Fund nor its service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Group's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Group will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Group, the Fund or its service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, shareholders may also redeem their Investor Shares by mail as described above.

AUTOMATIC WITHDRAWAL

Shareholders may elect to have the proceeds from redemptions of Shares transmitted to an authorized bank account at a Federal Reserve member bank through ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? - ACH Processing" below.

SYSTEMATIC WITHDRAWAL PLAN

If you are the owner of Investor Shares of the Fund having a total value of $25,000 or more at the current net asset value, you may elect to redeem your Investor Shares monthly or quarterly in amounts of $50 or more, pursuant to the Fund's Systematic Withdrawal Plan. Please contact The Ohio Company for the appropriate form. Purchase of additional Investor Shares, using the Automatic Investment Plan described above, concurrent with withdrawals may be disadvantageous to certain shareholders because of tax liabilities and sales charges.

--------------------------------------------------------------------------------
WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?
--------------------------------------------------------------------------------

ACH PROCESSING

The Fund offers ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contact your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

Holders of Investor Shares of the Fund may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange, at respective net asset values, Investor Shares of the Fund for:

    Investor Shares of Cardinal Aggressive Growth Fund, an equity fund seeking appreciation of capital (upon the payment of the applicable sales charge);

    Investor Shares of Cardinal Balanced Fund, a fund seeking current income and long-term growth of both capital and income (upon the payment of the applicable sales charge);

    Investor Shares of The Cardinal Fund,
    an equity fund seeking long-term growth
    of capital and income (upon the payment of the applicable sales charge);

    Shares of Cardinal Government Securities Money Market Fund, a U.S. Government securities money market fund
    (without payment of any sales charge); or

    Shares of Cardinal Tax Exempt Money Market Fund, a tax-free money market fund
    (without payment of any sales charge).

Notwithstanding the foregoing and subject to the limitations contained in the following paragraph, (i) exchanges by holders of Investor Shares, for whom the sales charge has been waived, for Investor Shares of a Cardinal Load Fund may be completed without the payment of a sales charge, and (ii) exchanges of Investor Shares by all other shareholders for Investor Shares of a Cardinal Load Fund may be completed upon the payment of a sales charge equal to the difference, if any, between the sales charge payable upon purchase of Investor Shares of such Cardinal Load Fund and the sales charge previously paid on the Investor Shares to be exchanged.

The foregoing exchange privilege must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. The Transfer Agent will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange requested is within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of Shares of the Fund by telephone. Neither the Group, the Fund nor any of its service providers will be liable for any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

For tax purposes, an exchange is treated as a redemption and a new purchase. However, a shareholder may not include any sales charge on Investor Shares of the Fund for purposes of calculating the gain or loss realized upon an exchange of those Investor Shares within 90 days of their purchase.

The Group may, at any time, modify or terminate the foregoing exchange privilege. The Group, however, will give shareholders of the Fund 60 days' advance written notice of any such modification or termination.

--------------------------------------------------------------------------------
HOW IS NET ASSET VALUE CALCULATED?
--------------------------------------------------------------------------------

The net asset value of the Fund is determined once daily as of 4:00 P.M. Eastern Time, on each Business Day. A "Business Day" is a day on which the New York Stock Exchange is open for business and any other day (other than a day on which no Shares of the Fund are tendered for redemption and no order to purchase any Shares of the Fund is received) during which there is a sufficient degree of trading in the Fund's portfolio securities that the net asset value might be materially affected by changes in the value of the portfolio securities. The net asset value per share of each class of the Fund is computed by dividing the sum of the value of the Fund's portfolio securities plus any cash and other assets (including interest and dividends accrued but not received) allocable to such class minus all liabilities (including estimated accrued expenses) allocable to such class by the total number of Shares of that class then outstanding.

The net asset value per share will fluctuate as the value of the investment portfolio of the Fund changes.

Portfolio securities for which over-the-counter market quotations are readily available are valued at the bid price. The Fund uses one or more pricing services to provide such market quotations. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Group.

Determination of the net asset value may be suspended at times when (a) trading on the New York Stock Exchange is restricted by applicable rules and regulations of the Commission, (b) the New York Stock Exchange is closed for other than customary weekend and holiday closings, (c) an emergency exists as a result of which disposal by the Group of portfolio securities owned by the Fund or valuation of net assets of the Fund is not reasonably practicable, or (d) the Commission has by order permitted such suspension.

--------------------------------------------------------------------------------
DOES THE FUND PAY FEDERAL INCOME TAX?
--------------------------------------------------------------------------------


Each of the funds of the Group, including the Fund, is treated as a separate entity for federal income tax purposes and intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), for so long as such qualification is in the best interest of that fund's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income. The Fund contemplates declaring as dividends all or substantially all of the Fund's investment company taxable income (before deduction of dividends paid).


A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a nondeductible excise tax equal to 4% of the deficiency.

--------------------------------------------------------------------------------
WHAT ABOUT MY TAXES?
--------------------------------------------------------------------------------

It is expected that the Fund will distribute annually to shareholders all or substantially all of the Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Fund and not in cash. Since all of the Fund's net investment income is expected to be derived from earned interest and short-term capital gains, it is anticipated that no part of any distribution will be eligible for the dividends received deduction for corporations.


Distribution by the Fund of the excess of net mid-term or net long-term capital gain over net short-term capital loss is taxable to shareholders as mid-term or long-term capital gain, respectively, in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends received deduction.

If the net asset value of a Share is reduced below the shareholder's cost of that Share by the distribution of income or gain realized on the sale of securities, the distribution is a return of invested principal, although taxable as described above.

Prior to purchasing Shares, the impact of dividends or capital gains distributions which are expected to be declared or have been declared, but have not been paid, should be carefully considered. Any such dividends or capital gains distributions paid shortly after a purchase of Shares prior to the record date will have the effect of reducing the per share net asset value of the Shares by the amount of the dividends or distributions. All or a portion of such dividends or distributions, although in effect a return of capital, is subject to tax.

The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Fund and its shareholders. Potential investors in the Fund are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

The Transfer Agent will inform shareholders at least annually of the amount and nature of such income and capital gains.

--------------------------------------------------------------------------------
WHO MANAGES MY INVESTMENT IN THE FUND?
--------------------------------------------------------------------------------

Except where shareholder action is required by law, all of the authority of the Group is exercised under the direction of the Group's Trustees. Unless so required by the Group's Declaration of Trust or By-Laws or by Ohio law, at any given time all of the Trustees may not have been elected by the shareholders of the Group. The Trustees are empowered to elect officers and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise it in its day-to-day operations. The Group will be managed in accordance with its Declaration of Trust and the laws of Ohio governing business trusts.


The Trustees of the Group receive fees and are reimbursed for their expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of the Adviser or The Ohio Company receives any compensation from the Group for acting as a Trustee of the Group. The officers of the Group receive no compensation directly from the Group for performing the duties of their offices. The Adviser receives fees from the Group for acting as investment adviser and manager and as dividend and transfer agent. The Ohio Company receives no fees under its Distribution Agreement with the Group but, with respect to Investor Shares only, may retain all or a portion of the sales charge and receives fees under the Distribution Plan discussed below.


INVESTMENT ADVISER AND MANAGER

Cardinal Management Corp. (the "Adviser"), 155 East Broad Street, Columbus, Ohio 43215, a wholly owned subsidiary of The Ohio Company, is the investment adviser and manager of the Fund. The Adviser is also the investment adviser and manager of each of the other Cardinal Funds.

The Ohio Company, an investment banking firm organized in 1925, is a member of the New York and Chicago Stock Exchanges, other regional stock exchanges and the National Association of Securities Dealers, Inc. Descendants of H.P. and R.F. Wolfe, deceased, and members of their families, through their possession of a majority of voting stock, may be considered controlling persons of The Ohio Company. The Ohio Company serves as principal underwriter for each of the Cardinal Funds.

In its capacity as investment adviser, and subject to the ultimate authority of the Group's Board of Trustees, the Adviser, in accordance with the Fund's investment objectives and policies, manages the Fund, and makes decisions with respect to and places orders for all purchases and sales of its portfolio securities. Since the inception of CGOF (the Fund's predecessor) and since the Reorganization with respect to the Fund, John R. Carle has been primarily responsible for the day-to-day management of such Funds' portfolios. Mr. Carle has been a portfolio manager with the Adviser and/or The Ohio Company since 1971. In addition, pursuant to the Investment Advisory and Management Agreement, the Adviser generally assists in all aspects of the Fund's administration and operation.



For the services provided and expenses assumed pursuant to its Investment Advisory and Management Agreement with the Group with respect to the Fund, the Adviser receives a fee from the Fund, computed daily and paid monthly at the annual rate of .50% of average net daily assets of the Fund. The Adviser may, however, periodically waive all or a portion of its advisory fee with respect to the Fund to increase the net income of the Fund available for distribution as dividends. The waiver of such fee will cause the yield of the Fund to be higher than it would otherwise be in the absence of such a waiver.



On December 22, 1997, The Ohio Company, Fifth Third Bankcorp., and its wholly owned subsidiary, Fifth Third M Corp., entered into an Agreement and Plan of Merger pursuant to which The Ohio Company will be acquired by Fifth Third M Corp. The acquisition is subject to a number of conditions, including the approval by Trustees and shareholders of the Group of a "new" investment advisory and management agreement with the Adviser, identical in all material respects to the Group's current Investment Advisory and Management Agreement with the Adviser, to become effective on the effective date of The Ohio Company's acquisition. On such effective date, it is also expected that the Group will have entered into an underwriting agreement with a new principal underwriter. In addition, it is expected that Fountain Square Funds, a regulated investment company with net assets of approximately $3.1 billion as of December 31, 1997, advised by Fifth Third Bank, a subsidiary of Fifth Third Bankcorp., will propose the combination of the Group and Fountain Square Funds in a transaction which, if approved by the Group's Trustees, would be submitted to the Group's shareholders for consideration and approval.



On January 16, 1998, the Board of Trustees of the Group approved such a new investment advisory and management agreement and have called a Special Meeting of Shareholders to be held in March, 1998 to vote on such agreement.



DIVIDEND AND TRANSFER AGENT



The Group has entered into a Transfer Agency Agreement with the Transfer Agent, 215 East Capital Street, Columbus, Ohio 43215, pursuant to which the Transfer Agent has agreed to act as the Fund's transfer agent and dividend disbursing agent. In consideration of such services, the Fund has agreed to pay the Transfer Agent an annual fee, paid monthly, equal to $21 per shareholder account plus out-of-pocket expenses.


DISTRIBUTOR


The Group has entered into a Distribution Agreement with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Fund will be offered continuously on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. H. Keith Allen is an officer and trustee of the Group and an officer and director of The Ohio Company. Frank W. Siegel is an officer and trustee of the Group and an officer of The Ohio Company. James M. Schrack II is an officer of both the Group and The Ohio Company.


EXPENSES


The Adviser bears all expenses in connection with the performance of its services as investment adviser, manager and transfer agent other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Trustees reserve the right to allocate certain other expenses, which can reasonably be identified as relating to a particular class, solely to such class, including Investor Shares, as they deem appropriate ("Class Expenses"). Such expenses include (a) transfer agency fees identified as being attributable to a specific class; (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; (c) Blue Sky registration fees incurred by a class of shares; (d) SEC registration fees incurred by a class; (e) expenses of administrative personnel and services as required to support the shareholders of a specific class; (f) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (g) trustees' fees or expenses incurred as a result of issues relating to one class; and (h) shareholder meeting costs that relate to a specific class.

DISTRIBUTION PLAN

Pursuant to Rule 12b-1 under the 1940 Act, the Group has adopted a Distribution and Shareholder Service Plan with respect to its Investor Shares (the "Plan"), under which the Fund is authorized to pay The Ohio Company, as the Fund's principal underwriter, a periodic amount calculated at an annual rate not to exceed twenty-five one-hundredths of one percent (.25%) of the average daily net asset value of the Investor Shares of the Fund. Such amount may be used by The Ohio Company to pay broker-dealers (including The Ohio Company), banks and other institutions (a "Participating Organization") for distribution and/or shareholder service assistance pursuant to an agreement between The Ohio Company and the Participating Organization or for distribution assistance and/or shareholder service provided by The Ohio Company pursuant to an agreement between The Ohio Company and the Group. Under the Plan, a Participating Organization may include The Ohio Company, its subsidiaries, and its affiliates. The Ohio Company may from time to time waive all or a portion of the fees payable to it pursuant to the Plan. Any such waiver will cause the total return and yield of the Investor Shares of the Fund to be higher than it would otherwise be absent such a waiver.

As authorized by the Plan, The Ohio Company has entered into a Rule 12b-1 Agreement with the Group pursuant to which The Ohio Company has agreed to provide certain shareholder services in connection with Investor Shares of the Fund purchased and held by The Ohio Company for the accounts of its customers and Investor Shares of the Fund purchased and held by customers of The Ohio Company directly, including, but not limited to, answering shareholder questions concerning the Fund, providing information to shareholders on their investments in the Investor Shares of the Fund and providing such personnel and communication equipment as is necessary and appropriate to accomplish such matters. In consideration of such services the Group has agreed to pay The Ohio Company a monthly fee, computed at the annual rate of .25% of the average aggregate net asset value of Investor Shares held during the period in customer accounts for which The Ohio Company has provided services under this Agreement. Such fees paid by the Group will be borne solely by the Investor Shares of the Fund. Such fee may exceed the actual costs incurred by The Ohio Company in providing such services.

In addition, The Ohio Company may enter into, from time to time, other Rule 12b-1 Agreements with selected dealers pursuant to which such dealers will provide certain shareholder services such as those described above.


CUSTODIAN AND FUND ACCOUNTANT



The Group has appointed The Fifth Third Bank ("Fifth Third"), 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Fund's custodian. In such capacity, Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Fund. In addition, Fifth Third, pursuant to a Fund Accounting and Services Agreement, has agreed with the Group to provide certain fund accounting services to the Fund.


--------------------------------------------------------------------------------
WHAT ARE MY RIGHTS AS A SHAREHOLDER?
--------------------------------------------------------------------------------

The Group was organized as an Ohio business trust on March 23, 1993. The Group currently consists of six funds. The shares of each of the funds of the Group, other than the two money market funds, Cardinal Government Securities Money Market Fund ("CGSMMF") and Cardinal Tax Exempt Money Market Fund ("CTEMMF"), are currently offered in two separate classes: Investor A Shares, otherwise referred to as Investor Shares, and Investor Y Shares, otherwise referred to as Institutional Shares. CGSMMF and CTEMMF each have only one class of shares. Each share represents an equal proportional interest in a fund with other shares of the same fund, and is entitled to such dividends and distributions out of the income earned on the assets belonging to that fund as are declared at the discretion of the Trustees.

Shareholders are entitled to one vote for each dollar of value invested and a proportionate fractional vote for any fraction of a dollar invested, and will vote in the aggregate and not by series or class except as otherwise expressly required by law. For example, shareholders of the Fund will vote in the aggregate with other shareholders of the Group with respect to the election of trustees and ratification of the selection of independent accountants. However, shareholders of the Fund will vote as a fund, and not in the aggregate with other shareholders of the Group, for purposes of approval of amendments to the investment advisory agreement as it relates to the Fund or any of the Fund's fundamental policies.


Overall responsibility for the management of the Fund is vested in the Board of Trustees of the Group. See "WHO MANAGES MY INVESTMENT OF THE FUND?" Individual Trustees are elected by the shareholders of the Group, although Trustees may under certain circumstances fill vacancies, including vacancies created by expanding the size of the Board. Trustees may be removed by the Board of Trustees or shareholders in accordance with the provisions of the Declaration of Trust and By-Laws of the Group and Ohio law. See "ADDITIONAL INFORMATION - Miscellaneous" in the Statement of Additional Information for further information.

An annual or special meeting of shareholders to conduct necessary business is not required by the Declaration of Trust, the 1940 Act or other authority except, under certain circumstances, to elect Trustees, amend the Declaration of Trust, approve the investment advisory agreement and to satisfy certain other requirements. To the extent that such a meeting is not required, the Group does not intend to have an annual or special meeting.

The Group has represented to the Commission that the Trustees will call a special meeting of shareholders for purposes of considering the removal of one or more Trustees upon written request therefor from shareholders holding not less than 10% of the outstanding votes of the Group and that the Group will assist in communications with other shareholders as required by Section 16(c) of the 1940 Act. At such meeting, a quorum of shareholders (constituting a majority of votes attributable to all outstanding shares of the Group), by majority vote, has the power to remove one or more Trustees.

As used in this Prospectus and in the Statement of Additional Information, "assets belonging to a fund" means the consideration received by the fund upon the issuance or sale of shares in that fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or amounts derived from any reinvestment of such proceeds, and any general assets of the Group not readily identified as belonging to a particular fund that are allocated to the fund by the Group's Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. Determinations by the Board of Trustees of the Group as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to the Fund are conclusive.

As used in this Prospectus and in the Statement of Additional Information, a "vote of a majority of the outstanding Shares" of the Fund means the affirmative vote, at a meeting of shareholders duly called, of the lesser of (a) 67% or more of the votes of shareholders of the Fund present at a meeting at which the holders of more than 50% of the votes attributable to shareholders of record of the Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of shareholders of the Fund.

Shareholders should direct all inquiries concerning such matters to the Transfer Agent in writing to 215 East Capital Street, Columbus, Ohio 43215, or by calling
(800) 282-9446.

Shareholders will receive unaudited semi-annual reports describing the investment operations of the Fund and annual financial reports audited by independent auditors.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                             Investment Adviser and Manager
                                                  Cardinal Management Corp.
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Distributor
                                                  The Ohio Company
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Transfer Agent and Dividend Paying
                                             Agent
                                                  Cardinal Management Corp.
                                                  215 East Capital Street
                                                  Columbus, Ohio 43215

                                             Custodian
                                                  The Fifth Third Bank
                                                  38 Fountain Square Plaza
                                                  Cincinnati, Ohio 45263

                                             Legal Counsel
                                                  Baker & Hostetler LLP
                                                  65 East State Street
                                                  Columbus, Ohio 43215

                                             Independent Auditors
                                                  KPMG Peat Marwick LLP
                                                  Two Nationwide Plaza
                                                  Columbus, Ohio 43215

----------------------------------------------------------
---------------------------------------------------------
                               TABLE OF CONTENTS


                                             PAGE
                                            ------
PROSPECTUS HIGHLIGHTS.......................     2
FEE TABLE...................................     3
FINANCIAL HIGHLIGHTS........................     4
PERFORMANCE INFORMATION.....................     5
WHAT IS THE FUND?...........................     6
WHAT ARE THE INVESTMENT OBJECTIVES
  AND POLICIES OF THE FUND?.................     6
HOW DO I PURCHASE INVESTOR SHARES
  OF THE FUND?..............................    11
HOW MAY I QUALIFY FOR QUANTITY DIS-
  COUNTS?...................................    13
WHAT DISTRIBUTIONS WILL I RECEIVE?..........    14
HOW MAY I REDEEM MY INVESTOR SHARES?........    14
WHAT OTHER SHAREHOLDER PROGRAMS ARE
  PROVIDED?.................................    15
HOW IS NET ASSET VALUE CALCULATED?..........    17
DOES THE FUND PAY FEDERAL INCOME TAX?.......    17
WHAT ABOUT MY TAXES?........................    17
WHO MANAGES MY INVESTMENT IN THE FUND?......    18
WHAT ARE MY RIGHTS AS A
  SHAREHOLDER?..............................    20


                            ------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE ADVISER, OR THE OHIO COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUND OR BY THE OHIO COMPANY TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE FUND TO MAKE SUCH AN OFFER IN SUCH JURISDICTION.
---------------------------------------------------------
==========================================================

---------------------------------------------------------

                             ----------------------
                                   PROSPECTUS
                             ----------------------


                                January 30, 1998


                                The Ohio Company
                                    CARDINAL
                                   GOVERNMENT
                                OBLIGATIONS FUND

                                INVESTOR SHARES

                                 CARDINAL LOGO
                                 CARDINAL GROUP

---------------------------------------------------------
----------------------------------------------------------

PROSPECTUS----------------------------------------------------------------------

                                 CARDINAL LOGO

                CARDINAL GOVERNMENT SECURITIES MONEY MARKET FUND
                     CARDINAL TAX EXEMPT MONEY MARKET FUND

Cardinal Government Securities Money Market Fund (the "Government Securities Fund") and Cardinal Tax Exempt Money Market Fund (the "Tax Exempt Fund") (together called the "Funds" or individually a "Fund") are two separate diversified investment funds of The Cardinal Group (the "Group"), an open-end, management investment company. The Trustees of the Group have divided each Fund's beneficial ownership into an unlimited number of transferable units called shares (the "Shares").

The Government Securities Fund's investment objectives are maximizing current income while preserving capital and maintaining liquidity. The Government Securities Fund seeks to attain its objectives by investing as fully as possible, but in no event less than 80% of its total assets, in U.S. Treasury bills, notes and bonds, other obligations issued or guaranteed by the United States, its agencies or instrumentalities, and repurchase agreements relating to such obligations.

The Tax Exempt Fund's investment objectives are maximizing current income exempt from federal income tax while preserving capital and maintaining liquidity. The Tax Exempt Fund seeks to attain its objectives through professional management of a high-grade portfolio of short-term municipal bonds and notes, tax-exempt commercial paper and tax-exempt short-term discount notes.

All obligations purchased by each of the Funds will mature, or be deemed to mature, in 397 calendar days or less. There can be no assurance that any Fund's investment objectives will be achieved.

THE SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN A FUND INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. EACH FUND INTENDS TO MAINTAIN A CONSTANT NET ASSET VALUE OF $1.00 PER SHARE, BUT THERE CAN BE NO ASSURANCE THAT NET ASSET VALUE WILL NOT VARY.
--------------------------------------------------------------------------------

         FOR FURTHER INFORMATION REGARDING THE FUNDS OR FOR ASSISTANCE
IN OPENING AN ACCOUNT OR REDEEMING SHARES, PLEASE CALL (800) 282-9446 TOLL FREE.

                  INQUIRIES MAY ALSO BE MADE BY MAIL ADDRESSED
                     TO THE GROUP AT ITS PRINCIPAL OFFICE:

                             155 EAST BROAD STREET
                              COLUMBUS, OHIO 43215
--------------------------------------------------------------------------------


The Prospectus relates only to the Government Securities Fund and the Tax Exempt Fund, currently two of six funds of the Group. Interested persons who wish to obtain prospectuses of Cardinal Balanced Fund, Cardinal Aggressive Growth Fund, The Cardinal Fund or Cardinal Government Obligations Fund should contact The Ohio Company. Additional information about the Funds, contained in a Statement Of Additional Information dated January 30, 1998, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Group at the above address or by calling the phone number provided above.


This Prospectus sets forth concisely the information about the Funds that a prospective investor ought to know before investing in either of the Funds. This Prospectus should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                The Ohio Company


                The date of this Prospectus is January 30, 1998.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROSPECTUS HIGHLIGHTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVES..........  The GOVERNMENT SECURITIES FUND seeks to maximize current income while preserving capital and maintaining
                                 liquidity. (See page 6.)
                                 The TAX EXEMPT FUND seeks to maximize current income, ex-
                                 empt from federal income tax, while preserving capital
                                 and maintaining liquidity. (See page 6.)

INVESTMENT POLICIES............  The GOVERNMENT SECURITIES FUND invests as fully as possible, but in no event less than 80% of its total
                                 assets, in short-term obligations issued or guaranteed by
                                 the U.S. Government and its agencies and
                                 instrumentalities, and repurchase agreements secured by
                                 such obligations. (See pages 6 and 7.)
                                 The TAX EXEMPT FUND invests in short-term tax exempt
                                 securities including, but not limited to, bond
                                 anticipation notes, construction loan notes, project
                                 notes, revenue anticipation notes and tax anticipation
                                 notes as well as municipal bonds. (See pages 7 and 8.)

CURRENT INCOME.................  Dividends are generally credited daily and paid monthly.
                                 Such distributions are automatically reinvested in
                                 additional Shares of the applicable Fund without charge.
                                 Dividends may also be received in cash. (See page 13.)

LIQUIDITY......................  Through the free check writing privilege or telephone transfer, Shares may be redeemed on any Business Day at
                                 the net asset value without charge. (See page 15.)

PURCHASES......................  There is a minimum initial investment of $1,000 with subsequent minimums of $100. Such minimums may be waived
                                 under certain circumstances. (See page 11.)

INVESTMENT ADVISER.............  Cardinal Management Corp. (the "Adviser"), a wholly-owned subsidiary of The Ohio Company, is the Funds' investment
                                 adviser. The Adviser also serves as investment adviser
                                 for The Cardinal Fund, Cardinal Government Obligations
                                 Fund, Cardinal Balanced Fund and Cardinal Aggressive
                                 Growth Fund (collectively, with the Funds, the "Cardinal
                                 Funds"), each a separate diversified investment fund of
                                 the Group. (See page 19.)

--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------


                                                                GOVERNMENT
                                                                SECURITIES            TAX EXEMPT
                                                                   FUND                  FUND
                                                             -----------------     -----------------
     SHAREHOLDER TRANSACTION EXPENSES
               Maximum Sales Load Imposed on Purchases
                 (as a percentage of offering price).....              0%                    0%

     ANNUAL FUND OPERATING EXPENSES
       (as a percentage of average net assets)
               Management Fees...........................            .50%                  .50%
               12b-1 Fees................................           None                  None
               Other Expenses............................            .38                   .30
                                                                --------              --------
               Total Fund Operating Expenses.............            .88%                  .80%
                                                             =================     =================


EXAMPLE

You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:


                                              1 YEAR        3 YEARS        5 YEARS        10 YEARS
                                            ----------     ----------     ----------     ----------
Government Securities Fund..............        $9            $ 28           $ 49           $108
Tax Exempt Fund.........................        $8            $ 26           $ 44           $ 99


The purpose of the above table is to assist a potential purchaser of a Fund's Shares in understanding the various costs and expenses that an investor in that Fund will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE FUNDS?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Funds. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


The following Financial Highlights with respect to each of the years in the ten year period ended September 30, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon, insofar as it relates to each of the years in the five-year period ended September 30, 1997, is contained in the Funds' Statement of Additional Information and which may be obtained by shareholders and prospective investors.


The following Financial Highlights for the Funds reflect the operations of Cardinal Government Securities Trust ("CGST") and Cardinal Tax Exempt Money Trust ("CTEMT"), the Government Securities Fund's and Tax Exempt Fund's predecessors, respectively, through April 30, 1996. On May 1, 1996, the Government Securities Fund and the Tax Exempt Fund acquired all of the assets and liabilities of CGST and CTEMT, respectively, and are deemed to have succeeded to the financial and performance history of CGST and CTEMT, respectively.

FINANCIAL HIGHLIGHTS FOR EACH SHARE OF BENEFICIAL
INTEREST OUTSTANDING THROUGHOUT EACH PERIOD:

                CARDINAL GOVERNMENT SECURITIES MONEY MARKET FUND


                                                                              YEARS ENDED SEPTEMBER 30,
                                                           ----------------------------------------------------------------
                                                             1997          1996          1995          1994          1993
                                                           --------      --------      --------      --------      --------
Net Asset Value, Beginning..............................   $   1.00      $   1.00      $   1.00      $   1.00      $   1.00
Investment Activities:
  Net investment income.................................        .05           .05           .05           .03           .02
  Net gains or losses on securities (both realized and
    unrealized).........................................         --            --            --            --            --
                                                           --------      --------      --------      --------      --------
  Total from Investment Activities......................        .05           .05           .05           .03           .02
                                                           --------      --------      --------      --------      --------
Distributions:
  From net investment income............................       (.05)         (.05)         (.05)         (.03)         (.02)
  From capital gains....................................         --            --            --            --            --
  Returns of capital....................................         --            --            --            --            --
                                                           --------      --------      --------      --------      --------
  Total Distributions...................................       (.05)         (.05)         (.05)         (.03)         (.02)
Net Asset Value, Ending.................................   $   1.00      $   1.00      $   1.00      $   1.00      $   1.00
                                                           =========     =========     =========     =========     =========
Ratios/Supplemental Data:
Total Return............................................       4.67%         4.70%         4.98%         2.84%(1)      2.41%
Net assets at end of period (000).......................   $504,264      $477,875      $445,374      $367,516      $402,758
  Ratio of expenses to average net assets...............       0.88%         0.81%         0.81%         0.85%         0.79%
  Ratio of net investment income to average net
    assets..............................................       4.57%         4.74%         4.92%         2.94%         2.38%



                                                                              YEARS ENDED SEPTEMBER 30,
                                                           ----------------------------------------------------------------
                                                             1992          1991          1990          1989          1988
                                                           --------      --------      --------      --------      --------
Net Asset Value, Beginning..............................   $   1.00      $   1.00      $   1.00      $   1.00      $   1.00
Investment Activities:
  Net investment income.................................        .04           .06           .08           .09           .07
  Net gains or losses on securities (both realized and
    unrealized).........................................         --            --            --            --            --
                                                           --------      --------      --------      --------      --------
  Total from Investment Activities......................        .04           .06           .08           .09           .07
                                                           --------      --------      --------      --------      --------
Distributions:
  From net investment income............................       (.04)         (.06)         (.08)         (.09)         (.07)
  From capital gains....................................         --            --            --            --            --
  Returns of capital....................................         --            --            --            --            --
                                                           --------      --------      --------      --------      --------
  Total Distributions...................................       (.04)         (.06)         (.08)         (.09)         (.07)
Net Asset Value, Ending.................................   $   1.00      $   1.00      $   1.00      $   1.00      $   1.00
                                                           =========     =========     =========     =========     =========
Ratios/Supplemental Data:
Total Return............................................       3.58%         6.20%         7.97%         8.88%         6.81%
Net assets at end of period (000).......................   $472,521      $567,841      $592,343      $533,266      $411,887
  Ratio of expenses to average net assets...............       0.76%         0.72%         0.73%         0.72%         0.73%
  Ratio of net investment income to average net
    assets..............................................       3.52%         6.03%         7.69%         8.54%         6.61%


---------------

(1) During the year ended September 30, 1994, the Adviser contributed $1,151,186 to CGST, the Fund's predecessor, to offset losses incurred by the predecessor. Without the capital contribution, the 1994 total return would have been 2.55%.

                     CARDINAL TAX EXEMPT MONEY MARKET FUND


                                                                                 YEARS ENDED SEPTEMBER 30,
                                                                -----------------------------------------------------------
                                                                 1997         1996         1995         1994         1993
                                                                -------      -------      -------      -------      -------
Net Asset Value, Beginning...................................   $  1.00      $  1.00      $  1.00      $  1.00      $  1.00
Investment Activities:
  Net investment income......................................       .03          .03          .03          .02          .02
  Net gains or losses on securities (both realized
    and unrealized)..........................................        --           --           --           --           --
                                                                -------      -------      -------      -------      -------
  Total from Investment Activities...........................       .03          .03          .03          .02          .02
                                                                -------      -------      -------      -------      -------
Distributions:
  From net investment income.................................      (.03)        (.03)        (.03)        (.02)        (.02)
  From capital gains.........................................        --           --           --           --           --
  Returns of capital.........................................        --           --           --           --           --
                                                                -------      -------      -------      -------      -------
  Total Distributions........................................      (.03)        (.03)        (.03)        (.02)        (.02)
Net Asset Value, Ending......................................   $  1.00      $  1.00      $  1.00      $  1.00      $  1.00
                                                                =======      =======      =======      =======      =======
Total Return.................................................      2.72%        2.67%        3.02%        1.78%        1.81%
Ratios/Supplemental Data:
Net assets at end of period (000)............................   $60,284      $59,915      $64,780      $80,531      $91,159
  Ratio of expenses to average net assets....................      0.80%        0.89%        0.81%        0.76%        0.77%
  Ratio of net investment income to average net assets.......      2.79%        2.66%        2.99%        1.78%        1.80%



                                                                                 YEARS ENDED SEPTEMBER 30,
                                                                -----------------------------------------------------------
                                                                 1992         1991         1990         1989         1988
                                                                -------      -------      -------      -------      -------
Net Asset Value, Beginning...................................   $  1.00      $  1.00      $  1.00      $  1.00      $  1.00
Investment Activities:
  Net investment income......................................       .03          .04          .05          .06          .04
  Net gains or losses on securities (both realized
    and unrealized)..........................................        --           --           --           --           --
                                                                -------      -------      -------      -------      -------
  Total from Investment Activities...........................       .03          .04          .05          .06          .04
                                                                -------      -------      -------      -------      -------
Distributions:
  From net investment income.................................      (.03)        (.04)        (.05)        (.06)        (.04)
  From capital gains.........................................        --           --           --           --           --
  Returns of capital.........................................        --           --           --           --           --
                                                                -------      -------      -------      -------      -------
  Total Distributions........................................      (.03)        (.04)        (.05)        (.06)        (.04)
Net Asset Value, Ending......................................   $  1.00      $  1.00      $  1.00      $  1.00      $  1.00
                                                                =======      =======      =======      =======      =======
Total Return.................................................      2.62%        4.40%        5.41%        5.95%        4.53%
Ratios/Supplemental Data:
Net assets at end of period (000)............................   $70,054      $85,488      $82,988      $82,031      $61,771
  Ratio of expenses to average net assets....................      0.76%        0.72%        0.76%        0.72%        0.75%
  Ratio of net investment income to average net
    assets...................................................      2.59%        4.31%        5.26%        5.79%        4.44%


See notes to financial statements appearing in the Funds' Statement of Additional Information.

--------------------------------------------------------------------------------
PERFORMANCE INFORMATION
--------------------------------------------------------------------------------


From time to time each of the Funds may advertise its "yield" or "annualized yield" and its "effective yield." In addition, the Tax Exempt Fund may advertise its "tax equivalent yield" and its "tax equivalent effective yield." ALL YIELD FIGURES ARE BASED ON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The "yield" or "annualized yield" of a Fund refers to the income generated by an investment in the Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" or "annualized yield" because of the compounding effect of this assumed reinvestment. The "tax-equivalent yield" demonstrates the taxable yield necessary to produce an after-tax yield equivalent to that of the Tax Exempt Fund. The "tax-equivalent effective yield" is calculated similarly to the "tax-equivalent yield" but, when annualized, the income earned by an investment in the Tax Exempt Fund is assumed to be reinvested. The "tax-equivalent effective yield" will be slightly higher than the "tax-equivalent yield" because of the compounding effect of this assumed reinvestment.

Investors may also judge the performance of a Fund by comparing or referencing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc., Morningstar, Inc. and Standard & Poor's Corporation and to data prepared by Lipper Analytical Services, Inc. Comparisons may also be made to indices or data published in Donoghue's MONEY FUND REPORT of Holliston, Massachusetts, a nationally recognized money market fund reporting service, Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, Consumer Reports and U.S.A. Today. In addition to performance information, general information about the Funds that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

--------------------------------------------------------------------------------
WHAT ARE THE FUNDS?
--------------------------------------------------------------------------------

Each Fund is one separate diversified investment fund of the Group, which was organized on March 23, 1993, as an Ohio business trust. The Group is registered and operates as an open-end management investment company as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Government Securities Fund and the Tax Exempt Fund were organized for the purposes of acquiring all of the assets and liabilities of CGST and CTEMT, respectively, to effect a reorganization of CGST and CTEMT from separate stand alone investment companies to separate series of the Group (the "Reorganization").

--------------------------------------------------------------------------------
WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS?
--------------------------------------------------------------------------------

IN GENERAL

The investment objectives of the Government Securities Fund are to maximize current income while preserving capital and maintaining liquidity. The investment objectives of the Tax Exempt Fund are to maximize current income exempt from federal income tax while preserving capital and maintaining liquidity. The investment objectives with respect to each Fund are fundamental policies and as such may not be changed without a vote of the holders of a majority of the outstanding Shares of that Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?"). There can be no assurance that the objectives of any Fund will be achieved.


Each of the Funds, as a money market fund subject to Rule 2a-7 of the 1940 Act, must invest exclusively in United States dollar-denominated instruments which the Trustees of the Group and the Adviser determine present minimal credit risks and which at the time of acquisition are rated by one or more appropriate nationally recognized statistical rating organizations ("NRSROs") (e.g. Standard & Poor's Corporation and Moody's Investors Service, Inc.) in one of the two highest rating categories for short-term debt obligations or, if unrated, are of comparable quality. In addition, the dollar-weighted average maturity of the obligations in a Fund may not exceed 90 days.


THE GOVERNMENT SECURITIES FUND

The Government Securities Fund seeks to attain its investment objectives by investing as fully as possible, but in no event less than 80% of its total assets, in U.S. Treasury bills, notes and bonds, other obligations issued or guaranteed by the United States, its agencies or instrumentalities and repurchase agreements relating to such obligations. The Government Securities Fund will purchase only obligations which have, or are deemed to have, maturities, from the date of purchase, of 397 calendar days or less. Current income earned on such securities may not be as great as current income that could be earned on lower quality securities that have less liquidity and/or a greater risk of non-payment or securities that have a longer term.

Subject to the foregoing limitations and in order to achieve its investment objectives, the Government Securities Fund expects to invest in the following types of securities.

Direct obligations issued by the U.S. Treasury include bills, notes and bonds which differ from each other only in interest rates, maturities and times of issuance: Treasury bills have original maturities of one year or less; Treasury notes have original maturities of one to ten years and Treasury bonds generally have original maturities of greater than ten years.


Examples of obligations issued by agencies or instrumentalities of the U.S. Government include, among others, securities issued by the General Services Administration, Federal Housing Administration, Farmers Home Administration, Government National Mortgage Association, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Land Banks, Federal Home Loan Mortgage Corporation, Central Bank for Cooperatives, Maritime Administration, The Tennessee Valley Authority, Washington, D.C. Armory Board, Export-Import Bank of the United States, Federal National Mortgage Association and Student Loan Marketing Association.


Certain of such U.S. Government obligations may have variable or floating rates of interest. The Government Securities Fund intends to invest in variable and floating rate instruments whose market value, upon reset of the interest rate, will approximate amortized cost because their interest rates will be tied to short-term market rates. Some obligations issued or guaranteed by U.S. Government agencies or instrumentalities are supported by the full faith and credit of the U.S. Treasury; others by U.S. Treasury guarantees; and others, such as those issued by Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury. In addition, some obligations of U.S. Government agencies or instrumentalities, such as those issued by the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality, and others, such as those issued by the Student Loan Marketing Association, are supported solely by the credit of the issuing agency or instrumentality itself. No assurance can be given that the U.S. Government will provide financial support to such U.S. Government sponsored agencies or instrumentalities in the future, since it is not obligated to do so by law. The Government Securities Fund will invest in such securities only when it is satisfied that the credit risk with respect to the issuer is minimal.

THE TAX EXEMPT FUND


As a matter of policy, under normal market conditions, the Tax Exempt Fund will invest at least 80% of its net assets in a diversified portfolio of Municipal Securities (as defined below), the interest on which is both exempt from federal income tax and not treated as a preference item for purposes of the federal alternative minimum tax. Subject to the foregoing limitations and in order to achieve its investment objectives, the Tax Exempt Fund expects to invest in the following types of securities (collectively, "Municipal Securities"): bond anticipation notes, construction loan notes, project notes, revenue anticipation notes and tax anticipation notes which, in each case (1) are backed by the full faith and credit of the United States, (2) are rated in one of the two highest rating categories by an appropriate NRSRO for short-term tax-exempt securities (e.g., MIG-1 or MIG-2 by Moody's Investors Service, Inc.) or (3) if the notes are not rated, are, as determined by the Adviser in accordance with guidelines established by the Group's Board of Trustees, of a quality equivalent to securities so rated. The Tax Exempt Fund may also invest in municipal bonds and participation interests therein, including industrial development revenue bonds and pollution control revenue bonds, which have, or are deemed to have, remaining maturities of 397 calendar days or less and (1) are rated in one of the two highest rating categories by an appropriate NRSRO for short-term tax-exempt securities, or (2) if not rated, are, as determined by the Adviser in accordance with guidelines established by the Group's Board of Trustees, of a quality equivalent to securities so rated. In addition, the Tax Exempt Fund may purchase other types of tax-exempt Municipal Securities such as short-term discount notes. These investments must (1) be rated in one of the two highest rating categories by an appropriate NRSRO for short-term tax exempt securities, or (2) if not rated, possess equivalent characteristics and quality to securities so rated in the opinion of the Adviser as determined in accordance with guidelines established by the Board of Trustees. For further information regarding the rating categories of the NRSROs, please see the Appendix to the Funds' Statement of Additional Information.

Current income earned on such Municipal Securities may not be as great as current income that could be earned on lower quality securities that have less liquidity and/or a greater risk of nonpayment or securities that have a longer term.

RISK FACTORS AND INVESTMENT TECHNIQUES

VARIABLE RATE SECURITIES. The Tax Exempt Fund has and intends to continue to invest more than 25% of its assets in certain variable or floating rate demand Municipal Securities, including participation interests therein. The value of such securities may change with changes in interest rates generally. However, the variable or floating rate nature of such securities should reduce, to the extent the Tax Exempt Fund is invested in such securities, the degree of fluctuation in the value of portfolio investments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio composed entirely of fixed income securities. The Tax Exempt Fund's portfolio may contain variable or floating rate demand securities on which stated minimum or maximum rates set by state law limit the degree to which interest on such securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the variable or floating rate demand securities is made in relation to movements of the applicable indexes (e.g., the prime rate), such securities are not comparable to longer-term fixed rate securities. Accordingly, interest rates on such securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities. The Tax Exempt Fund, however, will only acquire variable or floating rate securities the interest rates on which are determined by reference to other short-term market rates of interest. The Tax Exempt Fund will attempt to achieve a balance of variable or floating and fixed rate securities such that under normal circumstances the net asset value of the Tax Exempt Fund can be maintained at $1.00 per share while the highest possible yield can be returned to investors. To the extent the Tax Exempt Fund's portfolio is invested in variable or floating rate securities, yield can be expected to decline in periods of falling interest rates more rapidly than if the Tax Exempt Fund's portfolio is invested solely in longer-term fixed rate securities. Conversely, yield, under the same circumstances, can be expected to increase more rapidly in periods of rising interest rates. Such instruments may be considered to be derivatives. A derivative is generally defined as an instrument whose value is based upon, or derived from, some underlying index, reference rate (e.g., interest rates), security, commodity or other asset. As stated above, the Tax Exempt Fund has no limit as to the percentage of its total assets that may be invested in such variable or floating rate securities.

Variable rate demand Municipal Securities in which the Tax Exempt Fund invests may be supported by bank letters of credit or comparable guarantees of financial institutions. To the extent that 25% or more of the Tax Exempt Fund's assets are invested in variable rate demand Municipal Securities supported by such letters of credit or guarantees, the Tax Exempt Fund may be deemed to be concentrated in the banking industry. (See "Certain Factors" below.)

REPURCHASE AGREEMENTS. Securities held by each of the Funds may be subject to repurchase agreements. Under the terms of a repurchase agreement, a Fund would acquire securities from a financial institution such as a well-established securities dealer or a bank which is a member of the Federal Reserve System which the Adviser deems creditworthy under guidelines approved by the Group's Board of Trustees. At the time of purchase, the bank or securities dealer agrees to repurchase the underlying securities from the Fund at a specified time and price. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. The Funds will only enter into a repurchase agreement where
(i) the underlying securities are of the type which that Fund's investment policies would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will at all times be equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of the Funds' custodian or a bank acting as agent. The Adviser will be responsible for continuously monitoring such requirements. Use of repurchase agreements may cause the Tax Exempt Fund to earn income which would be taxable to its shareholders.

INVESTMENT COMPANY SECURITIES. Each Fund may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. The Funds intend to invest in the securities of other money market mutual funds for purposes of short-term cash management. A Fund's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on the Funds' investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments -- Securities of Other Investment Companies" in the Funds' Statement of Additional Information.

WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS. Each Fund may also purchase securities on a when-issued or delayed-delivery basis. A Fund will engage in when-issued and delayed-delivery transactions only for the purpose of acquiring portfolio securities consistent with its investment objectives and policies, not for investment leverage, although such transactions represent a form of leveraging. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and yield and thereby involve a risk that the yield obtained in the transaction will be less than those available in the market when delivery takes place. A Fund will not pay for such securities or start earning interest on them until they are received, although the payment obligation and the coupon rate have been established before the time the Fund enters into the commitment. When a Fund agrees to purchase such securities, its custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Securities purchased on a when-issued basis are recorded as an asset and are subject to changes in the value based upon changes in the general level of interest rates. In when-issued and delayed-delivery transactions, a Fund relies on the seller to complete the transaction; the seller's failure to do so may cause the Fund to miss a price or yield considered to be advantageous.

Each Fund's commitments to purchase when-issued securities will not exceed 25% of the value of its total assets absent unusual market conditions. In the event that its commitments to purchase when-issued securities ever exceed 25% of the value of its assets, such Fund's liquidity and the ability of the Adviser to manage it might be adversely affected.


TAXABLE MONEY MARKET SECURITIES. Under normal market conditions, the assets of the Tax Exempt Fund will be managed with a view towards producing only income that is exempt from federal income taxation and that is not treated as a preference item for purposes of the federal alternative minimum tax. However, the Tax Exempt Fund may invest up to 20% of its assets in "temporary investments," that is, money market instruments consisting of marketable obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, deposit obligations of banks and savings and loans which are members of the Federal Deposit Insurance Corporation, bankers' acceptances, high-grade commercial paper guaranteed or issued by domestic corporations and repurchase agreements secured by such obligations.


CERTAIN FACTORS. Naturally, there can be no assurance that any Fund will achieve its investment objectives or be able continuously to maintain a net asset value per share of $1.00. Specifically, with respect to the Tax Exempt Fund, the characteristics of short-term Municipal Securities are such that the price stability and liquidity of the Tax Exempt Fund may not be equal to that of a money market fund which exclusively invests in short-term taxable money market securities.


In addition, the Tax Exempt Fund expects that substantially all the demand rights of the Tax Exempt Fund with respect to variable rate demand Municipal Securities will be supported by letters of credit of major commercial banks. Fund investors should be aware that banks are subject to extensive governmental regulation which may limit both the amount and type of loans and other financial commitments which may be made and interest rates and fees which may be charged. The profitability of this industry is largely dependent upon the availability and cost of capital funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect a bank's ability to meet its obligations under a letter of credit.

INVESTMENT RESTRICTIONS

Each of the Funds is subject to a number of investment restrictions that may be changed only by a vote of a majority of the outstanding Shares of that Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?").

The Government Securities Fund will not:

     1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of such Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

     2. Purchase any securities which would cause more than 25% of the value of such Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and
        (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

     3. Make loans, other than by entering into repurchase agreements to the extent allowed herein and through the purchase of other obligations in accordance with its investment objectives and policies.

The Tax Exempt Fund will not:

     1. Purchase securities, if as a result of such purchase more than 5% of its total assets would be invested in the securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, which securities include project notes for purposes of this restriction), except that up to 25% of the value of such Fund's assets may be invested without regard to this 5% limitation (for purposes of this test, the non-governmental user of facilities financed by industrial development or pollution control revenue bonds and a bank issuing a letter of credit or comparable guarantee supporting a variable rate demand municipal security is considered to be the issuer).

     2. Purchase the securities of issuers conducting their principal business activity in the same industry if as a result of such purchase more than 25% of its total assets would be invested in the securities of issuers in that industry; provided that such limitation shall not apply to the purchase of Municipal Securities, securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or securities issued by domestic branches of domestic banks (the only securities issued by domestic branches of domestic banks that such Fund contemplates investing in are variable rate demand Municipal Securities supported by letters of credit or guarantees issued by domestic branches of domestic banks).

     3. Make loans, other than by entering into repurchase agreements and through the purchase of participations in privately negotiated loans and portions of publicly issued debt obligations that are in accordance with its investment objectives and policies; provided, however, that such Fund may not enter into a repurchase agreement if, as a result thereof, more than 10% of its total assets would be subject to repurchase agreements maturing in more than seven days.

In addition, each of the Funds may not borrow money or issue senior securities, except that a Fund may borrow from banks or enter into reverse repurchase agreements or dollar roll agreements for temporary purposes in amounts up to 10% of the value of such Fund's total assets at the time of such borrowing and except as permitted pursuant to an exemption from the 1940 Act. Each Fund will not purchase securities while its borrowings (including reverse repurchase agreements and dollar roll agreements) exceed 5% of its total assets.

The following additional investment restriction may be changed without the vote of a majority of the outstanding Shares of a Fund.

Each Fund may not:

     1. Purchase or otherwise acquire any securities, if as a result, more than 10% of the Fund's net assets would be invested in securities that are illiquid.

--------------------------------------------------------------------------------
HOW DO I PURCHASE SHARES OF THE FUNDS?
--------------------------------------------------------------------------------

GENERAL

Shares of the Funds are sold on a continuing basis without a sales charge at the net asset value next determined after an order is received by The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, the Funds' principal underwriter, and federal funds (monies credited to a member bank's account in a Federal Reserve Bank) are received by The Ohio Company as hereinafter provided. The minimum initial investment for individuals is $1,000 and subsequent investments must be in amounts of at least $100. The Group may, at its discretion, waive the subsequent investment minimum for purchases effected through the automatic reinvestment of distributions from unit investment trusts sponsored by The Ohio Company, and may waive both the initial and subsequent investment minimums for purchases effected with cash balances in brokerage accounts of customers of The Ohio Company. Institutions may place orders for any number of individual accounts with a minimum initial purchase of $1,000 for each individual account. Subsequent purchases may be made in minimum amounts of $100 for each individual account. Shares of the Funds may be purchased through a securities dealer, investment adviser, agent or other fiduciary which may charge a fee for its services in connection with the purchase. No sales charge is imposed by the Group or by The Ohio Company.

Subsequent purchases of Shares of the Funds may be made by ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below. In addition, if an Account Information Form has previously been received by The Ohio Company, Shares may also be purchased by wiring funds to the Funds as described below under "Purchase by Federal Funds Wire."


All Shares purchased will be credited to shareholder accounts after receipt of an order and federal funds by The Ohio Company, at the net asset value next determined. Each Fund currently determines net asset value and enters purchases and redemptions of its Shares as of 12:00 noon, Eastern Time, on each day that the New York Stock Exchange is open for business and on such other days on which there is a sufficient degree of trading in that Fund's portfolio securities that such Fund's net asset value might be materially affected by changes in the value of the portfolio securities ("Business Day"). If a properly completed order and federal funds (or other immediately available funds) are received at or prior to 12:00 noon, Eastern Time, on a Business Day, then the purchase will be entered as of 12:00 noon, Eastern Time, on that day and dividends will commence on that day. If either federal funds (or other immediately available funds) or the completed purchase order are received after 12:00 noon, Eastern Time, Shares will be credited to the shareholder's account as of 12:00 noon, Eastern Time, on the next Business Day and will begin earning dividends on such day.


The Group reserves the right to reject any order for the purchase of Shares in whole or in part. You will receive a confirmation of each transaction in your account, which will also show the total number of Shares being held in safekeeping by Cardinal Management Corp., the Funds' transfer agent (the "Transfer Agent"), for your account. Certificates representing Shares will not be issued.

From time to time, The Ohio Company, from its own resources, may also provide additional compensation to securities dealers in connection with sales of shares of the Cardinal Funds. Such compensation will include financial assistance to securities dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising, sales campaigns and/or shareholder services and programs regarding one or more of the Cardinal Funds and other dealer-sponsored programs or events. In some instances, this compensation may be made available only to certain securities dealers whose representatives have sold or are expected to sell significant amounts of shares of the Cardinal Funds. Compensation will include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Securities dealers may not use sales of a Fund's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. In addition, The Ohio Company may make ongoing payments to brokerage firms, financial institutions (including banks) and others to facilitate the administration and servicing of shareholder accounts. None of the aforementioned additional compensation is paid for by the Funds or their shareholders.

PURCHASE BY FEDERAL FUNDS WIRE

Investments in Shares of the Funds may be made by wire transfer of federal funds, avoiding delays of the mail and the normal check clearance process described below. An investor may telephone the Group at (800) 282-9446, toll free, prior to wire transfer of his or her investment to advise the Group of the investment and, if a new investor, to obtain an account number. If an investor does not telephone the Group for wire instructions and the investor's wire transfer does not include sufficient information, such purchase will be delayed until the proper information is received. An investor must instruct its bank to "wire transfer" the investment immediately to:


       The Fifth Third Bank


       Account Number 728-76677


       Routing Number 042000314


       38 Fountain Square Plaza


       Cincinnati, Ohio 45263

       Attn: [Name of Applicable Fund]
       [Include Fund Account Number and Name of Account Holder]


Funds transmitted by wire will be invested in Shares of the appropriate Fund at the net asset value next computed after receipt thereof as described above under "General." A bank may charge for its services in effecting wire transfers of funds. If you have questions regarding the status of a wire transfer of funds, please call The Fifth Third Bank at (513) 579-5385.


PURCHASE BY MAIL

Investment in Shares of the Funds may be made by mail by sending a check payable to the order of the appropriate Fund together with, in the case of an initial purchase, an Application Form to:

       The Cardinal Group c/o [Name of Applicable Fund]
       155 East Broad Street
       Columbus, Ohio 43215

Money transmitted by check drawn on a member of the Federal Reserve System will normally be converted to federal funds and invested in Shares of the applicable Fund within one Business Day following receipt by The Ohio Company. Checks drawn on non-member banks may take considerably longer. THE GROUP STRONGLY RECOMMENDS THAT INVESTORS OF SUBSTANTIAL AMOUNTS USE FEDERAL FUNDS TO PURCHASE SHARES.

AUTOMATIC INVESTMENT PLAN

The Group has made arrangements to enable you to make automatic monthly or quarterly investments, in the minimum amount of $50 per transaction, from your checking account. Assuming the cooperation of your financial institution, your checking account therein will be debited to purchase Shares of a Fund on the periodic basis you select. Confirmation of your purchase of Fund Shares will be provided by the Transfer Agent. The debit of your checking account will be reflected in the checking account statement you receive from your financial institution. Please contact The Ohio Company for the appropriate form.

--------------------------------------------------------------------------------
WHAT DISTRIBUTIONS WILL I RECEIVE?
--------------------------------------------------------------------------------


Each Fund's net income is declared as a dividend and accrued on each Business Day immediately prior to the determination of such Fund's net asset value at 12:00 noon, Eastern Time. Net investment income (from the time of the immediately preceding declaration) consists of interest accrued on the portfolio of the Fund (including accretion of discount and amortization of premium), plus realized net short-term capital gains (losses) due to portfolio transactions (if any), less the accrued expenses of that Fund applicable to that dividend period. The Funds do not expect to realize any long-term capital gains due to their policy of investing in securities maturing in 397 calendar days or less.


All dividends of net income are credited to each shareholder's account daily and automatically reinvested in additional Shares of the applicable Fund at the net asset value on the last Business Day of each month. Shareholders, however, may elect to receive monthly dividends of $10 or more declared on their Shares in cash by checking the appropriate box on the Account Information Form or by otherwise notifying the Transfer Agent. In addition, investors may obtain cash at any time without charge by redeeming Shares at net asset value. If the entire account of a shareholder is withdrawn, all dividends accrued to the time of withdrawal will be paid at that time.

Shareholders may also elect to receive dividends and distributions in cash by using ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? -- ACH Processing" below.

Should a Fund incur or anticipate any extraordinary expense, loss or depreciation which would adversely affect its net asset value per share or income for a particular period, the Trustees would at that time consider whether to adhere to the present dividend policy described above or to revise it in light of the then-prevailing circumstances. For example, if a Fund's net asset value per share were reduced, or expected to be reduced, below $1.00, the Trustees might suspend further dividend declarations until the net asset value returned to $1.00. Thus, extraordinary expenses, losses or depreciation may result in no dividends being declared for the period during which an investor holds Shares as well as a redemption price lower than the purchase price for such Shares.

--------------------------------------------------------------------------------
HOW MAY I REDEEM MY SHARES?
--------------------------------------------------------------------------------


Investors may redeem Shares of a Fund on any Business Day at the net asset value per share next determined following receipt by the Transfer Agent, 215 East Capital Street, Columbus, Ohio 43215, of a written or telephonic notice to redeem, or by check, each as more fully described below. See "HOW IS NET ASSET VALUE CALCULATED?" below for a description of when net asset value is determined.



As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem to the Transfer Agent without charge. Other broker-dealers may assist a shareholder in redeeming his or her Shares and may charge a fee for such services.



Proceeds of redemption requests received by the Transfer Agent in proper form before 12:00 noon, Eastern Time, on a Business Day will be sent by mail on that Business Day or, if the expedited redemption option is available, by federal funds wire on that Business Day for use on that day.


The Group reserves the right to delay payment for the redemption of Shares where such Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the Fund). The purchase of Fund Shares by wire transfer of federal funds would avoid any such delay.


The Group may suspend the right of redemption or may delay payment during any period in which the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?".

Due to the high cost of maintaining accounts, the Group reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions have reduced a shareholder's total investment in a Fund to a net asset value below $500. A shareholder will be notified in writing that the value of Fund Shares in the account is less than $500 and allowed not less than 30 days to increase his or her investment in that Fund to at least $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder.



REDEMPTION BY MAIL


Shareholders may redeem Shares of a Fund by submitting a written request therefor to the Transfer Agent, at 215 East Capital Street, Columbus, Ohio 43215. The Transfer Agent will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the shareholder(s) of record, and (2) the redemption check is mailed to the shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or (2) it has reason to believe that the transaction would otherwise be improper.


REDEMPTION BY TELEPHONE


Shareholders may redeem Shares of a Fund by calling the Group at the telephone number set forth on the front of this Prospectus. The shareholder may direct that the redemption proceeds be mailed to the address of record.

Neither the Group, the Funds nor their service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Group's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Group will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Group, the Funds or their service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, shareholders may also redeem their Shares by mail as described above.

EXPEDITED REDEMPTION

Any investor may elect to use the expedited redemption procedure by designating on the Account Information Form submitted at the time of initial investment the name of a commercial bank and account number to receive proceeds of redemption. If this election is made, requests for redemption may be made by mail or by telephone as described above.

An investor may elect to have redemption proceeds sent by federal funds wire to the designated U.S. bank account if the proceeds are $1,000 or more. Otherwise, proceeds will be sent by mail. No signature guarantee will be required of investors electing this procedure. Requests to change bank or account designations may only be made in writing to the Group with the type of signature guarantee and other documentation specified under "Redemption by Mail" above. To participate in this procedure, an investor must complete the expedited redemption portion of the Account Information Form or notify the Group at any time after making an initial investment.

An investor may also elect to have redemption proceeds sent by federal funds wire to The Ohio Company, the Funds' distributor, if the proceeds are $500 or more. If the investor elects to have federal funds so wired, the investor may pick up a check at The Ohio Company's main office at 155 East Broad Street, Columbus, Ohio or The Ohio Company will mail a check to the investor's address of record. The Group may, at its discretion, waive the minimum redemption requirement for redemptions effected to cover debit balances in brokerage accounts of customers of The Ohio Company.

AUTOMATIC WITHDRAWAL

Shareholders may elect to have the proceeds from redemptions of Shares transmitted to an authorized bank account at a Federal Reserve member bank through ACH processing as described under "WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED? - ACH Processing" below.

SYSTEMATIC WITHDRAWAL PLAN

As a shareholder, you may elect to redeem your Shares monthly or quarterly in amounts of $50 or more, pursuant to the Group's Systematic Withdrawal Plan. Please contact The Ohio Company for the appropriate form.

CHECK-WRITING REDEMPTION PROCEDURE

The Transfer Agent will provide any shareholder who so requests with a supply of checks, imprinted with the shareholder's name, which may be drawn against the appropriate Fund's account maintained by The Fifth Third Bank (the "Bank"), for redemption of Fund Shares. These checks may be made payable to the order of any person in any amount. To participate in this procedure, an investor must complete the Check-Writing Redemption Form available from the Transfer Agent. When a check is presented to the Bank for payment, the Transfer Agent (as your agent) will cause such Fund to redeem sufficient Shares in your account to cover the amount of the check. Shares continue earning daily dividends until the day on which the check is presented to the Bank for payment. Cancelled checks will be returned to you. Due to the delay caused by the requirement that redemptions be priced at the next computed net asset value, the Bank will only accept for payment checks presented through normal bank clearing channels. Shareholders should not attempt to withdraw the full amount of an account or to close out an account by using this procedure.

No charge will be made to a shareholder for participation in the check-writing redemption procedure or for the clearance of any checks. However, charges for copies ($5 each), returned checks ($15 each) and returned items of deposit ($15 each) will be deducted from a shareholder's account.

In order to stop payment on a check, the shareholder must notify the Group in writing before the check has been presented to the Bank for payment. A charge of $15 will be deducted from the shareholder's account for each stop payment order.

--------------------------------------------------------------------------------
WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?
--------------------------------------------------------------------------------

ACH PROCESSING

The Funds offer ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Fund Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contact your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

Shareholders of a Fund may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange Shares of a Fund for Shares of the other Fund (without payment of any sales charge) or for Investor shares (upon the payment of the applicable sales charge) or Institutional shares (if the investor is otherwise eligible to acquire Institutional shares) of:

     Cardinal Aggressive Growth Fund,
     an equity fund seeking appreciation of
     capital;

     Cardinal Balanced Fund,
     a fund seeking current income and long-term growth of both capital and income;

     The Cardinal Fund,
     an equity fund seeking long-term growth
     of capital and income; or

     Cardinal Government Obligations Fund,
     a fund investing in securities issued
     or guaranteed by the U.S. Government.

Notwithstanding the foregoing and subject to the limitations contained in the following paragraph, exchanges of Fund Shares for Investor shares of The Cardinal Fund, Cardinal Government Obligations Fund, Cardinal Balanced Fund or Cardinal Aggressive Growth Fund (individually, a "Cardinal Load Fund") generally may be completed upon the payment of a sales charge equal to the sales charge payable upon purchase of Investor shares of that Cardinal Load Fund. If, however, the Shares of a Fund to be exchanged were acquired as a result of an exchange of shares of a Cardinal Load Fund, the sales charge to be paid on the present exchange may be reduced by the sales charge previously paid.

The foregoing exchange privilege must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. The Transfer Agent will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange is requested to be made within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of Shares of a Fund by telephone. Neither the Group, the Funds nor any of their service providers will be liable for any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

For tax purposes, an exchange is treated as a redemption and a new purchase.

The Group may, at any time, modify or terminate the foregoing exchange privilege. The Group, however, will give shareholders of the Funds 60 days' advance written notice of any such modification or termination.

--------------------------------------------------------------------------------
HOW IS NET ASSET VALUE CALCULATED?
--------------------------------------------------------------------------------


The Funds' net asset value per share is currently determined as of 12:00 noon Eastern Time on each Business Day. Net asset value per share is computed by dividing the total value of the assets of a Fund, less its liabilities, by the total number of Shares outstanding. Expenses and fees of the Funds, including the management fee, are accrued daily and taken into account for the purpose of determining the net asset value.


The Board of Trustees has adopted a policy requiring each Fund to use its best efforts, under normal circumstances, to maintain a constant net asset value of $1.00 per share. Each Fund values its portfolio securities by the amortized cost method which involves valuing a security at its cost and thereafter accruing any discount or premium at a constant rate to maturity. A Fund will normally include any accrued discount or premium in its daily dividend and will thereby keep constant the value of the Fund's assets and, consequently, its net asset value per share. This method does not take into account unrealized capital gains or losses or the effect of fluctuating interest rates.

--------------------------------------------------------------------------------
DO THE FUNDS PAY FEDERAL INCOME TAX?
--------------------------------------------------------------------------------


Each of the funds of the Group, including the Funds, is treated as a separate entity for federal income tax purposes and each intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"), for so long as such qualification is in the best interest of that fund's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income. Each Fund contemplates declaring as dividends all or substantially all of that Fund's investment company taxable income (before deduction of dividends paid).


A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a nondeductible excise tax equal to 4% of the deficiency.

--------------------------------------------------------------------------------
WHAT ABOUT MY TAXES?
--------------------------------------------------------------------------------

THE GOVERNMENT SECURITIES FUND


It is expected that the Government Securities Fund will distribute annually to shareholders all or substantially all of that Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Government Securities Fund and not in cash. Since all of the Government Securities Fund's net investment income is expected to be derived from earned interest and short-term capital gains, it is anticipated that no part of any distribution will be eligible for the dividends received deduction for corporations. The Government Securities Fund does not expect to realize any mid-term or long-term capital gains and, therefore, does not foresee paying any "capital gains dividends" as described in the Code. However, if the Government Securities Fund were to realize any mid-term or long-term capital gains, distribution by such Fund of the excess of any such net mid-term or net long-term capital gain over net short-term capital loss is taxable to shareholders as mid-term or long-term capital gain, respectively, in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends received deduction.


Even though a substantial portion of distributions of net income will be attributable to interest on U.S. Government obligations, which may be exempt from state or local tax if received directly by a shareholder, shareholders of the Government Securities Fund may be subject to state and local taxes with respect to their ownership of that Fund's Shares or distributions from the Government Securities Fund.

THE TAX EXEMPT FUND

FEDERAL TAXES. The Tax Exempt Fund will distribute substantially all of its net investment income and net capital gains to shareholders. Dividends derived from interest earned on Municipal Securities the interest on which is excluded from gross income for federal income tax purposes, including insurance proceeds representing maturing interest on defaulted Municipal Securities the interest on which would be so excluded, constitute "exempt-interest dividends" when designated as such by the Tax Exempt Fund and will be excluded from gross income for federal income tax purposes. However, interest excluded from gross income for federal income tax purposes that is received by individuals and corporations on certain municipal obligations issued on or after August 8, 1986, to finance certain private activities will be treated as a tax preference item in computing the alternative minimum tax. It is likely that exempt-interest dividends received by shareholders from the Tax Exempt Fund will also be treated as tax preference items in computing the alternative minimum tax to the extent, if any, that distributions by the Tax Exempt Fund are attributable to interest earned by the Tax Exempt Fund on such obligations. Also, a portion of all other interest excluded from gross income for federal income tax purposes earned by a corporation may be subject to the alternative minimum tax as a result of the inclusion in alternative minimum taxable income of 75% of the excess of adjusted current earnings over adjusted net book income.

Distributions, if any, derived from capital gains will generally be taxable to shareholders as capital gains for federal income tax purposes to the extent so designated by the Tax Exempt Fund. Dividends, if any, derived from sources other than interest excluded from gross income for federal income tax purposes and capital gains will be taxable to shareholders as ordinary income for federal income tax purposes whether or not reinvested in additional Shares. Shareholders not subject to federal income tax on their income will not, of course, be required to pay federal income tax on any amounts distributed to them. The Tax Exempt Fund anticipates that substantially all of its dividends will be excluded from gross income for federal income tax purposes and will not be a preference item for individuals for purposes of the federal alternative minimum tax.

If a shareholder receives an exempt-interest dividend with respect to any Share and such Share is held by the shareholder for six months or less, any loss on the sale or exchange of such Share will be disallowed to the extent of the amount of such exempt-interest dividend. In certain limited instances, the portion of Social Security benefits that may be subject to federal income taxation may be affected by the amount of tax-exempt interest income, including exempt-interest dividends, received by a shareholder.

STATE AND LOCAL TAXES. Under state or local law, distributions of net investment income may be taxable to shareholders as dividend income even though a substantial portion of such distribution may be derived from interest excluded from gross income for federal income tax purposes that, if received directly, would be exempt from such income taxes. The Tax Exempt Fund will report to its shareholders annually after the close of its taxable year the percentage and source, on a state-by-state basis, of interest income earned on Municipal Securities held by the Tax Exempt Fund during the preceding year.

GENERAL

The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Funds and their shareholders. Potential investors in a Fund are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

The Transfer Agent will inform shareholders at least annually of the amount and nature of such income and capital gains.

--------------------------------------------------------------------------------
WHO MANAGES MY INVESTMENT IN THE FUNDS?
--------------------------------------------------------------------------------

Except where shareholder action is required by law, all of the authority of the Group is exercised under the direction of the Group's Trustees. Unless so required by the Group's Declaration of Trust or By-Laws or by Ohio law, at any given time all of the Trustees may not have been elected by the shareholders of the Group. The Trustees are empowered to elect officers and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise it in its day-to-day operations. The Group will be managed in accordance with its Declaration of Trust and the laws of Ohio governing business trusts.


The Trustees of the Group receive fees and are reimbursed for their expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of the Adviser or The Ohio Company receives any compensation from the Group for acting as a Trustee of the Group. The officers of the Group receive no compensation directly from the Group for performing the duties of their offices. The Adviser receives fees from the Group for acting as investment adviser and manager and as dividend and transfer agent. The Ohio Company receives no fees under its Distribution Agreement with the Group from the Funds.

INVESTMENT ADVISER AND MANAGER

Cardinal Management Corp. (the "Adviser"), 155 East Broad Street, Columbus, Ohio 43215, a wholly owned subsidiary of The Ohio Company, is the investment adviser and manager of each of the Funds. The Adviser is also the investment adviser and manager of each of the other Cardinal Funds.

The Ohio Company, an investment banking firm organized in 1925, is a member of the New York and Chicago Stock Exchanges, other regional stock exchanges and the National Association of Securities Dealers, Inc. Descendants of H.P. and R.F. Wolfe, deceased, and members of their families, through their possession of a majority of voting stock, may be considered controlling persons of The Ohio Company. The Ohio Company serves as principal underwriter for each of the Cardinal Funds.

In its capacity as investment adviser, and subject to the ultimate authority of the Group's Board of Trustees, the Adviser, in accordance with the Funds' investment objectives and policies, manages each Fund, and makes decisions with respect to and places orders for all purchases and sales of its portfolio securities. John R. Carle has been primarily responsible for the day-to-day management of the portfolio of the Government Securities Fund since the date of the Reorganization. Prior to the Reorganization and since December 22, 1995, Mr. Carle was primarily responsible for the day-to-day management of the portfolio of CGST, the Government Securities Fund's predecessor. Mr. Carle has been a portfolio manager with the Adviser and/or The Ohio Company since 1971 and has more than 28 years of management experience.

David C. Will has been primarily responsible for the day-to-day management of the portfolio of the Tax Exempt Fund since the date of the Reorganization. Prior to the Reorganization and since December 22, 1995, Mr. Will was primarily responsible for the day-to-day management of the portfolio of CTEMT, the Tax Exempt Fund's predecessor. Mr. Will has been a Vice President of the Adviser and The Ohio Company since 1990 and has more than 25 years of investment management experience.


In addition, pursuant to the Investment Advisory and Management Agreement, the Adviser generally assists in all aspects of the Funds' administration and operation.



For the services provided and expenses assumed pursuant to its Investment Advisory and Management Agreement with the Group with respect to the Funds, the Adviser receives a fee from each Fund, computed daily and paid monthly at the annual rate of .50% of average net daily assets of that Fund. The Adviser may periodically waive all or a portion of its advisory fee with respect to a Fund to increase the net income of that Fund available for distributions as dividends. The waiver of such fee will cause the yield of such Fund to be higher than it would otherwise be in the absence of such waiver.



On December 22, 1997, The Ohio Company, Fifth Third Bankcorp., and its wholly owned subsidiary, Fifth Third M Corp., entered into an Agreement and Plan of Merger pursuant to which The Ohio Company will be acquired by Fifth Third M Corp. The acquisition is subject to a number of conditions, including the approval by Trustees and shareholders of the Group of a "new" investment advisory and management agreement with Adviser, identical in all material respects to the Group's current Investment Advisory and Management Agreement with Adviser, to become effective on the effective date of The Ohio Company's acquisition. On such effective date, it is also expected that the Group will have entered into an underwriting agreement with a new principal underwriter. In addition, it is expected that Fountain Square Funds, a regulated investment company with net assets of approximately $3.1 billion as of December 31, 1997, advised by Fifth Third Bank, a subsidiary of Fifth Third Bankcorp., will propose the combination of the Group and Fountain Square Funds in a transaction which, if approved by the Group's Trustees, would be submitted to the Group's shareholders for consideration and approval.



On January 16, 1998, the Board of Trustees of the Group approved such a new investment advisory and management agreement and have called a Special Meeting of Shareholders to be held in March, 1998 to vote on such agreement.

DIVIDEND AND TRANSFER AGENT

The Group has entered into a Transfer Agency Agreement with Cardinal Management Corp. (the "Transfer Agent"), 215 East Capital Street, Columbus, Ohio 43215, pursuant to which the Transfer Agent has agreed to act as the Funds' transfer agent and dividend disbursing agent. In consideration of such services, each Fund has agreed to pay the Transfer Agent an annual fee, paid monthly, equal to $21 per shareholder account plus out-of-pocket expenses.


DISTRIBUTOR


The Group has entered into a Distribution Agreement with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Funds will be offered continuously on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. H. Keith Allen is an officer and trustee of the Group and an officer and director of The Ohio Company. Frank W. Siegel is an officer and trustee of the Group and an officer of The Ohio Company. James M. Schrack II is an officer of both the Group and The Ohio Company.


EXPENSES

The Adviser bears all expenses in connection with the performance of its services as investment adviser, manager, transfer agent and fund accountant other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.


CUSTODIAN AND FUND ACCOUNTANT



The Group has appointed The Fifth Third Bank ("Fifth Third"), 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Funds' custodian. In such capacity, Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Funds. In addition, Fifth Third, pursuant to a Fund Accounting and Services Agreement, has agreed with the Group to provide certain fund accounting services to each of the Funds.

--------------------------------------------------------------------------------
WHAT ARE MY RIGHTS AS A SHAREHOLDER?
--------------------------------------------------------------------------------

The Group was organized as an Ohio business trust on March 23, 1993. The Group currently consists of six funds. The other funds of the Group are The Cardinal Fund, Cardinal Government Obligations Fund, Cardinal Balanced Fund and Cardinal Aggressive Growth Fund. The shares of each fund of the Group, other than the Funds, are currently offered in two separate classes: Investor A shares, otherwise referred to as Investor Shares, and Investor Y shares, otherwise referred to as Institutional Shares. The Funds each have only one class of shares. Each share represents an equal proportional interest in a fund with other shares of the same fund, and is entitled to such dividends and distributions out of the income earned on the assets belonging to that fund as are declared at the discretion of the Trustees.

Shareholders are entitled to one vote for each dollar of value invested and a proportionate fractional vote for any fraction of a dollar invested, and will vote in the aggregate and not by series except as otherwise expressly required by law. For example, shareholders of the Government Securities Fund will vote in the aggregate with other shareholders of the Group with respect to the election of trustees and ratification of the selection of independent accountants. However, shareholders of the Government Securities Fund will vote as a fund, and not in the aggregate with other shareholders of the Group, for purposes of approval of amendments to the investment advisory agreement as it relates to the Government Securities Fund or any of the Government Securities Fund's fundamental policies.

Overall responsibility for the management of the Funds is vested in the Board of Trustees of the Group. See "WHO MANAGES MY INVESTMENT OF THE FUNDS?" Individual Trustees are elected by the shareholders of the Group, although Trustees may under certain circumstances fill vacancies, including vacancies created by expanding the size of the Board. Trustees may be removed by the Board of Trustees or shareholders in accordance with the provisions of the Declaration of Trust and By-Laws of the Group and Ohio law. See

"ADDITIONAL INFORMATION -- Miscellaneous" in the Statement of Additional Information for further information.

An annual or special meeting of shareholders to conduct necessary business is not required by the Declaration of Trust, the 1940 Act or other authority except, under certain circumstances, to elect Trustees, amend the Declaration of Trust, approve the investment advisory agreement and to satisfy certain other requirements. To the extent that such a meeting is not required, the Group does not intend to have an annual or special meeting.

The Group has represented to the Commission that the Trustees will call a special meeting of shareholders for purposes of considering the removal of one or more Trustees upon written request therefor from shareholders holding not less than 10% of the outstanding votes of the Group and that the Group will assist in communications with other shareholders as required by Section 16(c) of the 1940 Act. At such meeting, a quorum of shareholders (constituting a majority of votes attributable to all outstanding shares of the Group), by majority vote, has the power to remove one or more Trustees.

As used in this Prospectus and in the Statement of Additional Information, "assets belonging to a fund" means the consideration received by the fund upon the issuance or sale of shares in that fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or amounts derived from any reinvestment of such proceeds, and any general assets of the Group not readily identified as belonging to a particular fund that are allocated to the fund by the Group's Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. Determinations by the Board of Trustees of the Group as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a Fund are conclusive.

As used in this Prospectus and in the Statement of Additional Information, a "vote of a majority of the outstanding Shares" of a Fund means the affirmative vote, at a meeting of shareholders duly called, of the lesser of (a) 67% or more of the votes of shareholders of the Fund present at a meeting at which the holders of more than 50% of the votes attributable to shareholders of record of that Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of shareholders of the Fund.

Shareholders should direct all inquiries concerning such matters to the Transfer Agent in writing to 215 East Capital Street, Columbus, Ohio 43215, or by calling
(800) 282-9446.

Shareholders will receive unaudited semi-annual reports describing the investment operations of the Funds and annual financial reports audited by independent auditors.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                             Investment Adviser and Manager
                                                  Cardinal Management Corp.
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Distributor
                                                  The Ohio Company
                                                  155 East Broad Street
                                                  Columbus, Ohio 43215

                                             Transfer Agent and Dividend Paying
                                             Agent
                                                  Cardinal Management Corp.
                                                  215 East Capital Street
                                                  Columbus, Ohio 43215

                                             Custodian
                                                  The Fifth Third Bank
                                                  38 Fountain Square Plaza
                                                  Cincinnati, Ohio 45263

                                             Legal Counsel
                                                  Baker & Hostetler LLP
                                                  65 East State Street
                                                  Columbus, Ohio 43215

                                             Independent Auditors
                                                  KPMG Peat Marwick LLP
                                                  Two Nationwide Plaza
                                                  Columbus, Ohio 43215

----------------------------------------------------------

---------------------------------------------------------
                               TABLE OF CONTENTS


                                             PAGE
                                            ------
PROSPECTUS HIGHLIGHTS.......................     2
FEE TABLE...................................     3
FINANCIAL HIGHLIGHTS........................     4
PERFORMANCE INFORMATION.....................     5
WHAT ARE THE FUNDS?.........................     6
WHAT ARE THE INVESTMENT OBJECTIVES AND
  POLICIES OF THE FUNDS?....................     6
HOW DO I PURCHASE SHARES OF THE FUNDS?......    11
WHAT DISTRIBUTIONS WILL I RECEIVE?..........    13
HOW MAY I REDEEM MY SHARES?.................    13
WHAT OTHER SHAREHOLDER PROGRAMS ARE
  PROVIDED?.................................    15
HOW IS NET ASSET VALUE CALCULATED?..........    16
DO THE FUNDS PAY FEDERAL INCOME TAX?........    17
WHAT ABOUT MY TAXES?........................    17
WHO MANAGES MY INVESTMENT IN THE FUNDS?.....    18
WHAT ARE MY RIGHTS AS A SHAREHOLDER?........    20


                            ------------------------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDS, THE ADVISER, OR THE OHIO COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUND OR BY THE OHIO COMPANY TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE FUNDS TO MAKE SUCH AN OFFER IN SUCH JURISDICTION.
---------------------------------------------------------
==========================================================

---------------------------------------------------------

                             ----------------------
                                   PROSPECTUS
                             ----------------------


                                January 30, 1998


                                The Ohio Company
                                    CARDINAL
                                   GOVERNMENT
                                   SECURITIES
                                  MONEY MARKET
                                      FUND

                                    CARDINAL
                                   TAX EXEMPT
                                  MONEY MARKET
                                      FUND

                                 CARDINAL LOGO
                                 CARDINAL GROUP

---------------------------------------------------------
----------------------------------------------------------

                                                              Rule 497(c)
                                                              File No. 033-59984
                                                                       811-07588


PROSPECTUS
                      CARDINAL GOVERNMENT OBLIGATIONS FUND

                              INSTITUTIONAL SHARES

         Cardinal Government Obligations Fund (the "Fund") is a diversified investment fund of The Cardinal Group (the "Group"), an open-end, management investment company. The Trustees of the Group have divided the Fund's beneficial ownership into an unlimited number of transferable units called shares (the "Shares"). The Fund offers multiple classes of Shares.

         The Fund's investment objectives are to maximize safety of capital and, consistent with such objective, earn the highest available current income obtainable from government securities. The current income earned from such government securities may not be as great as the current income earned on lower quality securities which have less liquidity and greater risk of nonpayment. There can be no assurance that the Fund's investment objectives will be achieved.

         This Prospectus relates only to one class of Shares of the Fund - Institutional Shares. Institutional Shares of the Fund are offered to banks, broker-dealers, savings and loan associations, trust companies (including The Ohio Company), qualified investment advisers and certain other financial institutions acting in a fiduciary capacity on behalf of their customers or beneficiaries. The Fund also offers Investor Shares to the public. Interested persons who wish to obtain prospectuses of The Cardinal Fund, Cardinal Balanced Fund, Cardinal Aggressive Growth Fund, Cardinal Government Securities Money Market Fund or Cardinal Tax Exempt Money Market Fund, the other funds of the Group, or of the Investor Shares of the Fund, should contact The Ohio Company. Additional information about the Fund, contained in a Statement Of Additional Information dated January 30, 1998, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Fund at the below address or by calling the phone number provided below.

         This Prospectus sets forth concisely the information about the Institutional Shares of the Fund that a prospective investor ought to know before investing in the Fund. This Prospectus should be retained for future reference.

         THE SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN THE FUND INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                The Ohio Company

                The date of this Prospectus is January 30, 1998.

--------------------------------------------------------------------------------

 For further information regarding the Fund or for assistance in opening an accountor redeeming Shares, please call (800) 282-9446 toll free.

    Inquiries may also be made by mail addressed to the Fund at its principal office:

                   155 East Broad Street, Columbus, Ohio 43215
--------------------------------------------------------------------------------

PROSPECTUS HIGHLIGHTS

INVESTMENT OBJECTIVES..............   The Fund seeks to maximize safety of
                                      capital and, consistent with such
                                      objective, earn the highest available
                                      current income obtainable from government securities. (See page 6.)

INVESTMENT POLICIES................   Under normal market conditions, the Fund
                                      invests substantially all, but in no event less than 65%, of its total assets in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements secured by securities of the U.S. Government. Under present market conditions, the Fund expects to invest a substantial amount of its portfolio in Ginnie Mae certificates. These investments entail certain risks. (See pages 6 and 7.)

CURRENT INCOME.....................   Dividends are declared daily and
                                      distributions are generally made monthly as the Group shall determine. Long-term capital gains, if any, are distributed annually. (See page 12.)

RISK FACTORS AND SPECIAL
    CONSIDERATIONS.................   An investment in a mutual fund such as the
                                      Fund involves a certain amount of risk and may not be suitable for all investors.
                                      Some investment policies of the Fund may entail certain risks. (See "WHAT ARE THE
                                      INVESTMENT OBJECTIVES AND POLICIES OF THE
                                      FUND? -- Risk Factors and Investment
                                      Techniques" on pages 8 through 10.)

PURCHASES..........................   Purchases are made at the public offering
                                      price which is equal to net asset value
                                      per share. (See page 11.)

REDEMPTIONS........................   Shares can be redeemed at net asset value
                                      per share without charge if redeemed
                                      through the Fund's distributor, The Ohio
                                      Company. (See page 12.)

INVESTMENT ADVISER AND
     MANAGER.......................   Cardinal Management Corp. (the "Adviser"),
                                      a wholly-owned subsidiary of The Ohio
                                      Company, is the Fund's investment adviser.
                                      The Adviser also serves as investment
                                      adviser for The Cardinal Fund, Cardinal
                                      Government Securities Money Market Fund,
                                      Cardinal Tax Exempt Money Market Fund,
                                      Cardinal Balanced Fund and Cardinal
                                      Aggressive Growth Fund (collectively, with the Fund, the "Cardinal Funds"), each a separate diversified investment fund of the Group. (See page 16.)

FEE TABLE


SHAREHOLDER TRANSACTION EXPENSES                     Institutional Shares
                                                     --------------------
   Maximum Sales Load Imposed on Purchases
         (as a percentage of offering price)                    0%

ANNUAL FUND OPERATING EXPENSES
(as a percentage of average net assets)

   Management Fees                                            .50%
   12b-1 Fees                                                 None
   Other Expenses                                             .43
                                                              ----
               Total Fund Operating Expenses                  .93%
                                                              ----



EXAMPLE                                     1 Year   3 Years   5 Years   10 Years
                                            ------   -------   -------   --------

You would pay the following
expenses on a $1,000 invest-
ment, assuming (1) 5% annual
return and (2) redemption at
the end of each time period:                 $ 9      $30        $51      $114


         The information set forth in the foregoing Fee Table and Example relates only to Institutional Shares of the Fund. The Fund also offers another class of Shares known as Investor Shares. The two classes of Shares of the Fund are subject to the same expenses except that the Investor Shares are not subject to an administrative services fee but are subject to a Rule 12b-1 fee and are generally sold with a front-end sales charge.

         The purpose of the above table is to assist a potential purchaser of the Fund's Institutional Shares in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE FUND?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Fund. The example and expenses above reflect current fees. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


                              FINANCIAL HIGHLIGHTS


         The following Financial Highlights with respect to the period from January 2, 1997 through September 30, 1997 (Institutional Shares), and with respect to each of the years in the ten year period ended September 30, 1997 (Investor Shares), have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon, insofar as it relates to each of the years in the five year period ended September 30, 1997, is contained in the Fund's Statement Of Additional Information and which may be obtained by shareholders and prospective investors.


         The following Financial Highlights reflect the operations of Cardinal Government Obligations Fund ("CGOF"), the Fund's predecessor, through April 30, 1996. On May 1, 1996, the Fund acquired all of the assets and liabilities of CGOF and is deemed to have succeeded to the financial and performance history of CGOF.

FINANCIAL HIGHLIGHTS FOR EACH SHARE OF BENEFICIAL
INTEREST OUTSTANDING THROUGHOUT EACH PERIOD
-------------------------------------------



                                            (Institutional
                                               Shares)
                                             For the period
                                            from January 2,               Years Ended September 30,
                                              1997 through                -------------------------
                                             September 30,
                                                1997(a)       1997(a)     1996       1995        1994        1993
                                                -------       -------     ----       ----        ----        ----

NET ASSET VALUE,                                    $8.09      $8.05     $8.18       $7.96       $8.63       $8.95
  BEGINNING

Investment Activities:
  Net investment income                               .42        .61       .60         .64         .66         .74

  Net realized
    and unrealized gain (loss)
    on investments                                    .12        .11      (.12)        .22        (.68)       (.32)
                                                      ---        ---       ---         ---         ---         ---

  Total from Investment
    Activities                                        .54        .72       .48         .86        (.02)        .42
                                                      ---        ---       ---         ---         ---         ---

Distributions:
  From net
    investment income                                (.43)      (.57)     (.60)       (.64)       (.65)       (.74)

  From capital gains                                   --         --        --          --          --          --

  Tax return of capital                                --         --      (.01)         --          --          --
                                                    -----      -----     -----       -----       -----       -----

  Total Distributions                                (.43)      (.57)     (.61)       (.64)       (.65)       (.74)
                                                    -----      -----     -----       -----       -----       -----

NET ASSET VALUE, ENDING                             $8.20      $8.20     $8.05       $8.18       $7.96       $8.63
                                                     ====       ====      ====        ====        ====        ====

RATIOS/SUPPLEMENTAL DATA:

Total Return (without sales load)                    6.86%*     9.28%     6.04%      11.27%      (0.27%)      4.83%

Net assets at end of
  period (000)                                     $5,803   $120,342  $133,298    $151,711    $169,529    $208,883

Ratio of expenses to
  average net assets                                 0.93%      1.01%     0.78%       0.76%       0.75%       0.73%

Ratio of net investment
  income after charged expenses
  to average net assets                              7.00%      7.06%     7.39%       7.93%       7.88%       8.32%

Ratio of incurred expenses to
  average net assets (b)                             0.93%      1.08%     0.88%       0.76%       0.75%       0.73%

Ratio of net investment income
  after incurred expenses to
  average net assets (b)                             7.00%      6.99%     7.29%       7.93%       7.88%       8.32%

Portfolio Turnover Rate                             34.53%     34.53%    33.58%      36.71%      21.95%      24.94%



                                                                                Years Ended September 30,
                                                                                -------------------------

                                                          1992         1991         1990         1989         1988
                                                          ----         ----         ----         ----         ----

NET ASSET VALUE,                                           $8.99        $8.71        $8.71        $8.82       $8.60
  BEGINNING

Investment Activities:
  Net investment income                                      .80          .81          .84          .84         .86

  Net realized
    and unrealized gain (loss)
    on investments                                          (.04)         .28           --         (.11)        .22
                                                             ---          ---          ---          ---         ---

  Total from Investment
    Activities                                               .76         1.09          .84          .73        1.08
                                                             ---         ----          ---          ---        ----

Distributions:
  From net
    investment income                                       (.80)        (.81)        (.84)        (.84)       (.86)

  From capital gains                                          --           --           --           --          --

  Tax return of capital                                       --           --           --           --          --
                                                           -----         ----         ----         ----        ----

  Total Distributions                                       (.80)        (.81)        (.84)        (.84)       (.86)
                                                           -----        -----        -----        -----       -----

NET ASSET VALUE, ENDING                                    $8.95        $8.99        $8.71        $8.71       $8.82
                                                            ====         ====         ====         ====        ====

RATIOS/SUPPLEMENTAL DATA:

Total Return (without sales
  load)                                                     8.87%       13.07%       10.03%        8.81%      12.94%

Net assets at end of
  period (000)                                          $172,139     $128,569     $114,890     $118,958     $146,745

Ratio of expenses to
  average net assets                                        0.76%        0.76%        0.76%        0.73%       0.74%

Ratio of net investment
  income after charged expenses
  to average net assets                                     8.89%        9.20%        9.55%        9.73%       9.64%

Ratio of incurred expenses to
  average net assets (a)                                    0.76%        0.76%        0.76%        0.73%       0.74%

Ratio of net investment income
  after incurred expenses to
  average net assets (a)                                    8.89%        9.20%        9.55%        9.73%       9.64%

Portfolio Turnover Rate                                    17.15%       34.81%       30.90%         .92%       5.76%

         * This total return figure reflects aggregate total return. Aggregate total return is calculated similarly to average annual total return except that the return figure is aggregated over the relevant period instead of annualized.

         (a) Effective January 2, 1997, the Board of Trustees of the Group reclassified the Fund's outstanding Shares into Investor A Shares (also known as Investor Shares) and authorized the issuance of Investor Y Shares (also known as Institutional Shares). The Financial Highlights presented for each of the periods prior to January 2, 1997 and for the one-year period ended September 30, 1997 represent the financial highlights of what are now known as the Investor Shares.

         (b) During the period certain fees were voluntarily waived. Had the fees been charged, the effective ratio would reflect the incurred expenses as indicated above.


     See notes to financial statements appearing in the Fund's Statement Of
                            Additional Information.

                       ----------------------------------

                             PERFORMANCE INFORMATION

         From time to time the Fund may advertise its average annual total return, cumulative return and/or yield. SUCH RETURN AND YIELD FIGURES ARE BASED UPON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The average annual total return advertised by the Fund refers to the return generated by an investment in the Fund over certain specified periods since the establishment of the Fund (including the term of CGOF's operations). The average annual total return over a period equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions earned by an investment in the Fund are immediately reinvested and the maximum applicable sales charge, if any, is deducted from the initial investment at the time of investment. Such figure is then annualized. The cumulative return advertised refers to the total return on a hypothetical investment over the relevant period and equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions are immediately reinvested and the maximum sales charge, if any, is deducted from the initial investment. Yield will be computed by dividing the Fund's net investment income per share earned during a recent one-month period by the Fund's per share maximum offering price (reduced by any undeclared earned income expected to be paid shortly as a dividend) on the last day of the period and annualizing the result.

         In addition, from time to time the Fund may include in its sales literature and shareholder reports a quote of the current "distribution" rate for the Fund. A distribution rate is simply a measure of the level of dividends distributed for a specified period and is computed by dividing the total amount of dividends per share paid by the Fund during the past 12 months by a current maximum offering price. It differs from yield, which is a measure of the income actually earned by the Fund's investments, and from total return, which is a measure of the income actually earned by, plus the effect of any realized and unrealized appreciation or depreciation of, such investments during a stated period. A distribution rate is, therefore, not intended to be a complete measure of performance. A distribution rate may sometimes be greater than yield since, for instance, it may include short-term and possibly long-term gains (which may be non-recurring), may not include the effect of amortization of bond premiums and does not reflect unrealized gains or losses.

         Investors may also judge the performance of the Fund by comparing or referencing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation, and to data prepared by Lipper Analytical Services, Inc., Morningstar, Inc. and CDA Investment Technologies, Inc. Comparisons may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, U.S.A. Today and Consumer Reports. In addition to performance information, general information about the Fund that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

         Further information about the performance of the Fund is contained in an Annual Report to Shareholders which may be obtained without charge by contacting the Group at the telephone number set forth on the cover page of this Prospectus. Performance quotations will be computed separately for Investor and Institutional Shares. Because of differences in the fees and/or expenses borne by Investor and Institutional Shares, the net yield and total return on each such class can be expected, at any given time, to differ from the net yield and total return of such other class.

                                WHAT IS THE FUND?

         The Fund is one separate diversified investment fund of the Group, which was organized on March 23, 1993, as an Ohio business trust. The Group is registered and operates as an open-end management investment company as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund was organized for the purpose of acquiring all of the assets and liabilities of CGOF to effect a reorganization of CGOF from a stand-alone investment company to a separate series of the Group (the "Reorganization"). The Reorganization was effected as of May 1, 1996.

         The Fund is designed for individuals, corporations, fiduciaries, and institutions who wish to invest for current income in a diversified, professionally managed portfolio of securities issued by the U.S. Government and securities directly guaranteed by the full faith and credit of the U.S. Government -- without having to become involved in the detailed accounting and safekeeping procedures normally associated with direct investment in these securities.

                       WHAT ARE THE INVESTMENT OBJECTIVES
                            AND POLICIES OF THE FUND?

IN GENERAL

         The Fund's investment objectives are to maximize safety of capital and, consistent with such objective, earn the highest available current income obtainable from government securities. The current income earned from such government securities may not be as great as the current income earned on lower quality securities which have less liquidity and greater risk of nonpayment.

         The Fund's investment objectives are a fundamental policy of the Fund, which means that they may be changed only with the approval of a majority of the outstanding Shares of the Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?"). There can be no assurance that the investment objectives of the Fund will be achieved.

         Under normal market conditions, the Fund will invest substantially all, but in no event less than 65%, of its total assets in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities"). The Fund may also invest, under normal market conditions, in the fixed income instruments described below and in repurchase agreements. It may also engage in the options transactions described below.

         The Fund may, for daily cash management purposes, invest in high quality money market securities and in repurchase agreements. In addition, the Fund may invest, without limit, in any combination of U.S. Government Securities, money market securities and repurchase agreements when, in the opinion of the Adviser, it is determined that a temporary defensive position is warranted based upon current market conditions. The Fund may also invest in securities of other investment companies, as described more fully below.

         The types of U.S. Government Securities invested in by the Fund will include obligations issued by or guaranteed as to payment of principal and interest by the full faith and credit of the U.S. Treasury, such as Treasury bills, notes, bonds and certificates of indebtedness, and obligations issued or guaranteed by the agencies or instrumentalities of the U.S. Government, but not supported by such full faith and credit. Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association ("Ginnie Mae") and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government sponsored agencies or instrumentalities if it is not obligated to do so by law. The Fund will invest in the obligations of such agencies or instrumentalities only when the Adviser believes that the credit risk with respect thereto is minimal.

          Certain securities held by the Fund may have mortgage obligations backing such securities, including among others, conventional thirty year fixed rate mortgage obligations, graduated payment mortgage obligations, fifteen year mortgage obligations and adjustable rate mortgage obligations. All of these mortgage obligations can be used to create pass-through securities. A pass-through security is created when mortgage obligations are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgage obligations is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an individual mortgage obligation prepays the remaining principal before the mortgage obligation's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgage obligations vary, it is not possible to predict accurately the realized yield or average life of a particular issue of pass-through certificates. Prepayment rates are important because of their effect on the yield and price of the securities. Accelerated prepayments have an adverse impact on yields for pass-through certificates purchased at a premium (i.e., a price in excess of principal amount) and may involve additional risk of loss of principal because the premium may not have been fully amortized at the time the obligation is repaid. The opposite is true for pass-through certificates purchased at a discount. The Fund may purchase mortgage-related securities at a premium or at a discount. Reinvestment of principal payments may occur at higher or lower rates than the original yield on such securities. Due to the prepayment feature and the need to reinvest payments and prepayments of principal at current rates, mortgage-related securities can be less effective than typical bonds of similar maturities at maintaining yields during periods of declining interest rates.

         Certain debt securities such as, but not limited to, mortgage backed securities, as well as other securities subject to prepayment of principal prior to the stated maturity date, are expected to be repaid prior to their stated maturity dates. As a result, the effective maturity of these securities is expected to be shorter than the stated maturity. For purposes of calculating the Fund's weighted average portfolio maturity, the effective maturity of such securities will be used.

         Under present market conditions, the Fund expects to invest a substantial amount of its portfolio in Ginnie Mae certificates, which are mortgage-backed securities representing part ownership in a specific pool of mortgage loans insured by the Federal Housing Administration or Farmers Home Administration or guaranteed by the Veterans Administration. Should market or economic conditions warrant, this practice may be changed at the discretion of the Adviser. Ginnie Mae guarantees the timely payment of monthly installments of principal and interest on its certificates, when due, whether or not payments are received on the underlying mortgage loans, and the full faith and credit of the United States is pledged to the timely payment by Ginnie Mae of such principal and interest.

         Although the mortgage loans in the pool underlying a Ginnie Mae certificate will have maturities of up to thirty years, the actual average life of the Ginnie Mae certificates typically will be substantially less because the mortgage loans will be subject to normal principal amortization and may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in market interest rates and general economic conditions. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the Ginnie Mae certificates and shortening the period of time over which income at the higher rate is received. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the Ginnie Mae certificates and extending the period of time over which income at the lower rates is received. Accordingly, it is not possible to accurately predict the average life of a particular pool. Standard practice is to treat Ginnie Mae certificates as having effective maturities of twelve years. Reinvestment of principal payments may occur at higher or lower rates than the original yield on the certificates.

RISK FACTORS AND INVESTMENT TECHNIQUES

         GENERAL. Like any investment program, an investment in the Fund entails certain risks. The value of the Fund's portfolio securities, and therefore the Fund's net asset value per share, may increase or decrease due to various factors, principally changes in prevailing interest rates. Since the Fund invests in bonds, investors in the Fund are exposed to bond market risk, i.e., fluctuations in the market value of bonds. Bond prices are influenced primarily by changes in the level of interest rates. When interest rates rise, the prices of bonds generally fall; conversely, when interest rates fall, bond prices generally rise although certain types of bonds are subject to the risks of prepayment as described above when interest rates fall. There have been in the recent past extended periods of cyclical increases in interest rates that have caused significant declines in bond prices and have caused the effective maturity of securities with prepayment features to be extended, thus effectively converting short or intermediate term securities (which tend to be less volatile in price) into longer term securities (which tend to be more volatile in price).

         The Fund may invest in put and call options and futures, as described below. Such instruments are considered to be "derivatives." A derivative is generally defined as an instrument whose value is based upon, or derived from, some underlying index, reference rate (e.g., interest rates), security, commodity or other asset. The Fund will not invest more than 10% of its total assets in such derivatives at any one time.

         REPURCHASE AGREEMENTS. Securities held by the Fund may be subject to repurchase agreements. Under the terms of the repurchase agreement, the Fund would acquire securities from a financial institution such as a well-established securities dealer or a bank which is a member of the Federal Reserve System which the Adviser deems creditworthy under guidelines approved by the Group's Board of Trustees. At the time of purchase, the bank or securities dealer agrees to repurchase the underlying securities from the Fund at a specified time and price. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. The Fund will only enter into a repurchase agreement where
(i) the underlying securities are of the type which the Fund's investment policies would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will be at all times equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of the Fund's custodian or a bank acting as agent. The Adviser will be responsible for continuously monitoring such requirements.

         WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS. The Fund may also purchase securities on a when- issued or delayed-delivery basis. The Fund will engage in when-issued and delayed-delivery transactions only for the purpose of acquiring portfolio securities consistent with its investment objectives and policies, not for investment leverage, although such transactions represent a form of leveraging. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and yield and thereby involve a risk that the yield obtained in the transaction will be less than those available in the market when delivery takes place. The Fund will not pay for such securities or start earning interest on them until they are received. When the Fund agrees to purchase such securities, its custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Securities purchased on a when-issued basis are recorded as an asset and are subject to changes in the value based upon changes in the general level of interest rates. In when-issued and delayed-delivery transactions, the Fund relies on the seller to complete the transaction; the seller's failure to do so may cause the Fund to miss a price or yield considered to be advantageous.

         The Fund's commitments to purchase when-issued securities will not exceed 25% of the value of its total assets absent unusual market conditions. In the event that its commitments to purchase when-issued securities ever exceed 25% of the value of its assets, the Fund's liquidity and the ability of the Adviser to manage it might be adversely affected.

         PUT AND CALL OPTIONS. Subject to its investment policies and for purposes of hedging against market risks related to its portfolio securities, the Fund may purchase exchange-traded put and call options on securities. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to writers of options. The Fund will purchase put and call options only on securities in which the Fund may otherwise invest. The Fund may also engage in selling (writing) exchange-traded call options from time to time as the Adviser deems appropriate for purposes of gaining additional income in the form of premiums paid by the purchaser of the option and/or for hedging purposes. The Fund will write only covered call options (options on securities owned by the Fund). In order to close out a call option it has written, the Fund will enter into a "closing purchase transaction" -- the purchase of a call option on the same security with the same exercise price and expiration date as the call option which the Fund previously had written. When a portfolio security subject to a call option is sold, the Fund will effect a closing purchase transaction to close out any existing call option on that security. If the Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or the Fund delivers the underlying security upon exercise.

         The Fund, as part of its option transactions, also may purchase exchange-traded index put and call options and write exchange-traded index options. Through the writing or purchase of index options the Fund can achieve many of the same objectives as through the use of options on individual securities. Options on securities indices are similar to options on a security except that, rather than the right to take or make delivery of a security at a specified price, an option on a securities index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the securities index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option.

         Price movements in securities which the Fund owns or intends to purchase probably will not correlate perfectly with movements in the level of an index and, therefore, the Fund bears the risk of a loss on an index option that is not completely offset by movements in the price of such securities. Because index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on specific securities, cannot provide in advance for, or cover, its potential settlement obligations by acquiring and holding the underlying securities. The Fund will be required to segregate assets and/or provide an initial margin to cover index options that would require it to pay cash upon exercise. Under normal market conditions, it is not expected that the underlying value of portfolio securities and/or cash subject to such options written by the Fund (including any assets segregated in connection therewith), when added to the greater of the market value or the cost of any options purchased by the Fund, will exceed 10% of the net assets of the Fund at any one time.

         FUTURES CONTRACTS. The Fund may also enter into contracts for the future delivery of securities and futures contracts based on a specific security, class of securities or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index.

         The Fund may engage in such futures contracts in an effort to hedge against market risks. For example, when interest rates are expected to rise or market values of portfolio securities are expected to fall, the Fund can seek through the sale of futures contracts to offset a decline in the value of its portfolio securities. When interest rates are expected to fall or market values are expected to rise, the Fund, through the purchase of such contracts, can attempt to secure better rates or prices for the Fund than might later be available in the market when it effects anticipated purchases.

         The acquisition of put and call options on futures contracts will, respectively, give the Fund the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period.

         Aggregate initial margin deposits for futures contracts, and premiums paid for related options, may not exceed five percent of the Fund's total assets, and the value of securities that are the subject of such futures and options (both for receipt and delivery) may not exceed one-third of the market value of the Fund's total assets. Futures transactions will be limited to the extent necessary to maintain the Fund's qualification as a regulated investment company.

         Futures transactions involve brokerage costs and require the Fund to segregate assets to cover contracts that would require it to purchase securities. The Fund may lose the expected benefit of futures transactions if interest rates or securities prices move in an unanticipated manner. Such unanticipated changes may also result in poorer overall performance than if the Fund had not entered into any futures transactions. In addition, the value of the Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities, limiting the Fund's ability to hedge effectively against interest rate and/or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

         INVESTMENT COMPANY SECURITIES. The Fund may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. The Fund intends to invest in the securities of other investment companies which, in the opinion of the Adviser, will assist the Fund in achieving its objectives and in money market mutual funds for purposes of short-term cash management. The Fund's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on the Fund's investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments -- Securities of Other Investment Companies" in the Fund's Statement of Additional Information.

INVESTMENT RESTRICTIONS

         The Fund is subject to a number of investment restrictions that may be changed only by a vote of a majority of the outstanding Shares of the Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?").

         The Fund will not:

                  1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

                  2. Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

                  3. Borrow money or issue senior securities, except that the Fund may borrow from banks or enter into reverse repurchase agreements or dollar roll agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing and except as permitted pursuant to an exemption from the 1940 Act. The Fund will not purchase securities while its borrowings (including reverse repurchase agreements and dollar roll agreements) exceed 5% of its total assets.

                  4. Make loans, except that the Fund may purchase or hold debt instruments and lend portfolio securities in accordance with its investment objectives and policies, make time deposits with financial institutions and enter into repurchase agreements.

         The following additional investment restriction may be changed without the vote of a majority of the outstanding Shares of the Fund. The Fund will not:

                  1. Purchase or otherwise acquire any securities, if as a result, more than 15% of the Fund's net assets would be invested in securities that are illiquid.

               HOW DO I PURCHASE INSTITUTIONAL SHARES OF THE FUND?

GENERAL

         The Fund's Institutional Shares are continuously offered and may be purchased through procedures established by The Ohio Company, principal underwriter of the Fund's Shares, in connection with accounts for which banks, broker-dealers, savings and loan associations, trust companies (including The Ohio Company), qualified investment advisers and certain other financial institutions serve in a fiduciary capacity on behalf of customers or beneficiaries (collectively, "Financial Institutions"). Normally, Financial Institutions will hold Institutional Shares of record for their customers or beneficiaries. With respect to Institutional Shares so sold, it is the responsibility of the holder of record to transmit purchase or redemption orders to The Ohio Company and to deliver funds for the purchase thereof on a timely basis. Beneficial ownership of Institutional Shares of the Fund may be recorded by the Institutions and reflected in the account statements provided to their customers or beneficiaries.

         The Group reserves the right to reject any order for the purchase of Institutional Shares in whole or in part. The applicable Financial Institution will receive a confirmation of each new transaction in its account. Certificates representing Institutional Shares will not be issued.

         Institutional Shares are purchased at the net asset value per share (see "HOW IS NET ASSET VALUE CALCULATED?") next determined after receipt by The Ohio Company or its agents of an order and payment. There is no sales charge imposed in connection with the purchase of Institutional Shares of the Fund. Depending upon the terms of a particular account, a Financial Institution may charge customer account fees for services provided in connection with an investment in the Fund. Information concerning these services and any charges may be obtained from such Financial Institution. This Prospectus should be read in conjunction with any such information so received.

         From time to time, The Ohio Company, from its own resources, may provide compensation to securities dealers in connection with sales of shares of the Cardinal Funds. Such compensation will include financial assistance to securities dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising, sales campaigns and/or shareholder services and programs regarding one or more of the Cardinal Funds and other dealer-sponsored programs or events. In some instances, this compensation may be made available only to certain securities dealers whose representatives have sold or are expected to sell significant amounts of shares of the Cardinal Funds. Compensation will include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Securities dealers may not use sales of the Fund's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. In addition, The Ohio Company may make ongoing payments to brokerage firms, financial institutions (including banks) and others to facilitate the administration and servicing of shareholder accounts. None of the aforementioned additional compensation is paid for by the Fund or its shareholders.

                       WHAT DISTRIBUTIONS WILL I RECEIVE?

         A dividend consisting of net income is declared daily to shareholders of the Fund at the close of business on the day of declaration, and such dividends are generally paid monthly. Dividends consisting of long-term capital gains normally will be distributed only once annually. Dividends and distributions will be paid only in additional Institutional Shares and not in cash; except, however, that for dividends and distributions of $10 or more, a shareholder may specifically request that such amounts be paid to him in cash. Dividends are paid in cash not later than seven days after a shareholder's complete redemption of his Institutional Shares in the Fund.

         The Fund's net investment income available for distribution to the holders of Institutional Shares will be reduced by the amount of administrative services fees paid under the Services Plan described below.

                    HOW MAY I REDEEM MY INSTITUTIONAL SHARES?

         Investors may redeem Institutional Shares of the Fund on any Business Day at the net asset value per Institutional Share next determined following the receipt by Cardinal Management Corp., the Fund's transfer agent (the "Transfer Agent"), 215 East Capital Street, Columbus, Ohio 43215, of written or telephonic notice to redeem, as described more fully below. See "HOW IS NET ASSET VALUE CALCULATED?", below, for a description of when net asset value is determined.

         As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem to the Transfer Agent without charge. Other broker-dealers may assist a shareholder in redeeming his or her Institutional Shares and may charge a fee for such services.

         The Group will make payment for redeemed Institutional Shares as promptly as practicable but in no event more than seven days after receipt by the Transfer Agent of the foregoing notice. The Group reserves the right to delay payment for the redemption of Institutional Shares where such Institutional Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the Fund). The purchase of Fund Institutional Shares by wire transfer of federal funds would avoid any such delay.

         The Group intends to pay cash for all Institutional Shares redeemed, but, under abnormal conditions which make payment in cash unwise, the Group may make payment wholly or partly in readily marketable portfolio securities at their then market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.

         The Group may suspend the right of redemption or may delay payment during any period in which the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?".

         Due to the high cost of maintaining accounts, the Group reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions (but not as a result of a decrease in the market price of such Shares) have reduced a shareholder's total investment in the Fund to a net asset value below $500. A shareholder will be notified in writing that the value of Fund Shares in the account is less than $500 and allowed not less than 30 days to increase his investment in the Fund to at least $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder.

REDEMPTION BY MAIL

         Shareholders may redeem Institutional Shares of the Fund by submitting a written request therefor to the Transfer Agent, at 215 East Capital Street, Columbus, Ohio 43215. The Transfer Agent will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the shareholder(s) of record, and (2) the redemption check is mailed to the shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or
(2) it has reason to believe that the transaction would otherwise be improper.

REDEMPTION BY TELEPHONE

         Shareholders may redeem Institutional Shares of the Fund by calling the Group at the telephone number set forth on the front of this Prospectus. The shareholder may direct that the redemption proceeds be mailed to the address of record.

         Neither the Group, the Fund nor its service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Group's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Group will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Group, the Fund or its service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, shareholders may also redeem their Institutional Shares by mail as described above.


                  WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?

ACH PROCESSING

         The Fund offers ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contact your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

         Holders of Institutional Shares of the Fund may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange, at respective net asset values, Institutional Shares of the Fund for:

         Institutional Shares of Cardinal Aggressive Growth Fund, an equity fund seeking appreciation of capital;

         Institutional Shares of Cardinal Balanced Fund, a fund seeking current income and long-term growth of both capital and income;

         Institutional Shares of The Cardinal Fund, an equity fund seeking long-term growth of capital and income;

         Shares of Cardinal Government Securities Money Market Fund, a U.S. Government securities money market fund; or

         Shares of Cardinal Tax Exempt Money Market Fund, a tax-free money market fund.

         The foregoing exchange privilege must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. The Transfer Agent will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange requested is within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of Shares of the Fund by telephone. Neither the Group, the Fund nor any of its service providers will be liable for any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

         For tax purposes, an exchange is treated as a redemption and a new purchase.

         The Group may, at any time, modify or terminate the foregoing exchange privilege. The Group, however, will give shareholders of the Fund 60 days' advance written notice of any such modification or termination.

                       HOW IS NET ASSET VALUE CALCULATED?

         The net asset value of the Fund is determined once daily as of 4:00 P.M., Eastern Time, on each Business Day. A "Business Day" is a day on which the New York Stock Exchange is open for business and any other day (other than a day on which no Shares of the Fund are tendered for redemption and no order to purchase any Shares of the Fund is received) during which there is a sufficient degree of trading in the Fund's portfolio securities that the net asset value might be materially affected by changes in the value of the portfolio securities. The net asset value per share of each class of Shares of the Fund is computed by dividing the sum of the value of the Fund's portfolio securities plus any cash and other assets (including interest and dividends accrued but not received) allocable to such class minus all liabilities (including estimated accrued expenses) allocable to such class by the total number of Shares of that class then outstanding.

         The net asset value per share will fluctuate as the value of the investment portfolio of the Fund changes.

         Portfolio securities for which over-the-counter market quotations are readily available are valued at the bid price. The Fund uses one or more pricing services to provide such market quotations. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Group.

         Determination of the net asset value may be suspended at times when (a) trading on the New York Stock Exchange is restricted by applicable rules and regulations of the Commission, (b) the New York Stock Exchange is closed for other than customary weekend and holiday closings, (c) an emergency exists as a result of which disposal by the Group of portfolio securities owned by the Fund or valuation of net assets of the Fund is not reasonably practicable, or (d) the Commission has by order permitted such suspension.

                      DOES THE FUND PAY FEDERAL INCOME TAX?

         Each of the funds of the Group, including the Fund, is treated as a separate entity for federal income tax purposes and intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code") for so long as such qualification is in the best interest of that fund's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income. The Fund contemplates declaring as dividends all or substantially all of the Fund's investment company taxable income (before deduction of dividends paid).

         A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a nondeductible excise tax equal to 4% of the deficiency.

                              WHAT ABOUT MY TAXES?

         It is expected that the Fund will distribute annually to shareholders all or substantially all of the Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Fund and not in cash. Since all of the Fund's net investment income is expected to be derived from earned interest and short-term capital gains, it is anticipated that no part of any distribution will be eligible for the dividends received deduction for corporations.

         Distribution by the Fund of the excess of net mid-term or net long-term capital gain over net short-term capital loss is taxable to shareholders as mid-term or long-term capital gain, respectively, in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends received deduction.

         If the net asset value of a Share is reduced below the shareholder's cost of that Share by the distribution of income or gain realized on the sale of securities, the distribution is a return of invested principal, although taxable as described above.

         Prior to purchasing Shares, the impact of dividends or capital gains distributions which are expected to be declared or have been declared, but have not been paid, should be carefully considered. Any such dividends or capital gains distributions paid shortly after a purchase of Shares prior to the record date will have the effect of reducing the per share net asset value of the Shares by the amount of the dividends or distributions. All or a portion of such dividends or distributions, although in effect a return of capital, is subject to tax.

         The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Fund and its shareholders. Potential investors in the Fund are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

         The Transfer Agent will inform shareholders at least annually of the amount and nature of such income and capital gains.

                     WHO MANAGES MY INVESTMENT IN THE FUND?

         Except where shareholder action is required by law, all of the authority of the Group is exercised under the direction of the Group's Trustees. Unless so required by the Group's Declaration of Trust or By-Laws or by Ohio law, at any given time all of the Trustees may not have been elected by the shareholders of the Group. The Trustees are empowered to elect officers and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise it in its day-to-day operations. The Group will be managed in accordance with its Declaration of Trust and the laws of Ohio governing business trusts.

         The Trustees of the Group receive fees and are reimbursed for their expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of the Adviser or The Ohio Company receives any compensation from the Group for acting as a Trustee of the Group. The officers of the Group receive no compensation directly from the Group for performing the duties of their offices. The Adviser receives fees from the Group for acting as investment adviser and manager and as dividend and transfer agent. The Ohio Company receives no fees under its Distribution Agreement with the Group with respect to Institutional Shares of the Fund but may receive fees under the Administrative Services Plan discussed below.

INVESTMENT ADVISER AND MANAGER

         Cardinal Management Corp. (the "Adviser"), 155 East Broad Street, Columbus, Ohio 43215, a wholly owned subsidiary of The Ohio Company, is the investment adviser and manager of the Fund. The Adviser is also the investment adviser and manager of each of the other Cardinal Funds.

         The Ohio Company, an investment banking firm organized in 1925, is a member of the New York and Chicago Stock Exchanges, other regional stock exchanges and the National Association of Securities Dealers, Inc. Descendants of H.P. and R.F. Wolfe, deceased, and members of their families, through their possession of a majority of voting stock, may be considered controlling persons of The Ohio Company. The Ohio Company serves as principal underwriter for each of the Cardinal Funds.

         In its capacity as investment adviser, and subject to the ultimate authority of the Group's Board of Trustees, the Adviser, in accordance with the Fund's investment objectives and policies, manages the Fund, and makes decisions with respect to and places orders for all purchases and sales of its portfolio securities. Since the inception of CGOF (the Fund's predecessor) and since the Reorganization with respect to the Fund, John R. Carle has been primarily responsible for the day-to-day management of such Funds' portfolios. Mr. Carle has been a portfolio manager with the Adviser and/or The Ohio Company since 1971. In addition, pursuant to the Investment Advisory and Management Agreement, the Adviser generally assists in all aspects of the Fund's administration and operation.

         For the services provided and expenses assumed pursuant to its Investment Advisory and Management Agreement with the Group with respect to the Fund, the Adviser receives a fee from the Fund, computed daily and paid monthly at the annual rate of .50% of average net daily assets of the Fund. The Adviser may, however, periodically waive all or a portion of its advisory fee with respect to the Fund to increase the net income of the Fund available for distribution as dividends. The waiver of such fee will cause the yield of the Fund to be higher than it would otherwise be in the absence of such a waiver.

         On December 22, 1997, The Ohio Company, Fifth Third Bankcorp., and its wholly owned subsidiary, Fifth Third M Corp., entered into an Agreement and Plan of Merger pursuant to which The Ohio Company will be acquired by Fifth Third M Corp. The acquisition is subject to a number of conditions, including the approval by Trustees and shareholders of the Group of a "new" investment advisory and management agreement with Adviser, identical in all material respects to the Group's current Investment Advisory and Management Agreement with Adviser, to become effective on the effective date of The Ohio Company's acquisition. On such effective date, it also expected that the Group will have entered into an underwriting agreement with a new principal underwriter. In addition, it is expected that Fountain Square Funds, a regulated investment company with net assets of approximately $3.1 billion as of December 31, 1997, advised by Fifth Third
Bank, a subsidiary of Fifth Third Bankcorp., will propose the combination of the Group and Fountain Square Funds in a transaction which, if approved by the Group's Trustees, would be submitted to the Group's shareholders for consideration and approval.

         On January 16, 1998, the Board of Trustees of the Group approved such a new investment advisory and management agreement and have called a Special Meeting of Shareholders to be held in March, 1998 to vote on such agreement.

DIVIDEND AND TRANSFER AGENT


         The Group has entered into a Transfer Agency Agreement with the Transfer Agent, 215 East Capital Street, Columbus, Ohio 43215, pursuant to which the Transfer Agent has agreed to act as the Fund's transfer agent and dividend disbursing agent. In consideration of such services, the Fund has agreed to pay the Transfer Agent an annual fee, paid monthly, equal to $21 per shareholder account plus out-of-pocket expenses.


DISTRIBUTOR

         The Group has entered into a Distribution Agreement with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Fund will be offered continuously on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. H. Keith Allen is an officer and trustee of the Group and an officer and director of The Ohio Company. Frank
W. Siegel is an officer and trustee of the Group and an officer of The Ohio Company. James M. Schrack II is an officer of both the Group and The Ohio Company. The Ohio Company receives no compensation under the Distribution Agreement with respect to distribution of the Institutional Shares of the Fund.

EXPENSES

         The Adviser bears all expenses in connection with the performance of its services as investment adviser, manager and transfer agent other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Trustees reserve the right to allocate certain other expenses, which can reasonably be identified as relating to a particular class, solely to such class, including Institutional Shares, as they deem appropriate ("Class Expenses"). Such expenses include (a) transfer agency fees identified as being attributable to a specific class; (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class;
(c) Blue Sky registration fees incurred by a class of shares; (d) SEC registration fees incurred by a class; (e) expenses of administrative personnel and services as required to support the shareholders of a specific class; (f) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (g) trustees' fees or expenses incurred as a result of issues relating to one class; and (h) shareholder meeting costs that relate to a specific class.

ADMINISTRATIVE SERVICES PLAN

         The Group has adopted an Administrative Services Plan with respect to the Fund's Institutional Shares (the "Services Plan") pursuant to which the Fund is authorized to pay compensation to Financial Institutions, which may include The Ohio Company, which agree to provide certain ministerial, record keeping and/or administrative support services for their customers, account holders or beneficiaries (collectively, "customers") who are the beneficial or record owner of Institutional Shares of the Fund. In consideration for such services, a Financial Institution receives a fee from the Fund, computed daily and paid monthly, at an annual rate of up to .15% of the average daily net asset value of Institutional Shares of the Fund owned beneficially or of record by such Financial Institution's customers for whom the Financial Institution provides such services.

         The servicing agreements adopted under the Services Plan (the "Servicing Agreements") require the Financial Institutions receiving such compensation to perform certain ministerial, record keeping and/or administrative support services with respect to the beneficial or record owners of Institutional Shares of the Fund, such as processing dividend and distribution payments from the Fund on behalf of customers, providing periodic statements to customers showing their positions in the Institutional Shares of the Fund, providing sub-accounting with respect to Institutional Shares beneficially owned by such customers and providing customers with a service that invests the assets of their accounts in Institutional Shares of the Fund pursuant to specific or pre-authorized instructions.

         As authorized by the Services Plan, the Group has entered into a Servicing Agreement with The Ohio Company pursuant to which The Ohio Company has agreed to provide certain administrative support services in connection with Institutional Shares of the Fund owned of record or beneficially by its customers for whom The Ohio Company provides fiduciary or trust services. Such administrative support services may include, but are not limited to, (i) processing dividend and distribution payments from the Fund on behalf of customers; (ii) providing periodic statements to its customers showing their positions in the Institutional Shares; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by The Ohio Company; (v) providing sub-accounting with respect to the Institutional Shares beneficially owned by The Ohio Company's customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to its customers; (vii) aggregating and processing purchase, exchange, and redemption requests from customers and placing net purchase, exchange, and redemption orders for customers; and (viii) providing customers with a service that invests the assets of their account in the Institutional Shares pursuant to specific or pre-authorized instructions. In consideration of such services, the Group, on behalf of the Fund, has agreed to pay The Ohio Company a monthly fee, computed at the annual rate of .15% of the average aggregate net asset value of Institutional Shares of the Fund held during the period by customers for whom The Ohio Company has provided services under the Servicing Agreement. Any fees paid by the Fund to Financial Institutions under the Services Plan will be borne solely by the Institutional Shares of the Fund.

CUSTODIAN AND FUND ACCOUNTANT

         The Group has appointed The Fifth Third Bank ("Fifth Third"), 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Fund's custodian. In such capacity, Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Fund. In addition, Fifth Third, pursuant to a Fund Accounting and Services Agreement, has agreed with the Group to provide certain fund accounting services to the Fund.

                      WHAT ARE MY RIGHTS AS A SHAREHOLDER?

         The Group was organized as an Ohio business trust on March 23, 1993. The Group currently consists of six funds. The shares of each of the funds of the Group, other than the two money market funds, Cardinal Government Securities Money Market Fund ("CGSMMF") and Cardinal Tax Exempt Money Market Fund ("CTEMMF"), are currently offered in two separate classes: Investor A Shares, otherwise referred to as Investor Shares, and Investor Y Shares, otherwise referred to as Institutional Shares. CGSMMF and CTEMMF each only have one class of shares. Each share represents an equal proportional interest in a fund with other shares of the same fund, and is entitled to such dividends and distributions out of the income earned on the assets belonging to that fund as are declared at the discretion of the Trustees.

         In the event the status of a shareholder or the capacity in which a shareholder holds Institutional Shares changes such that the shareholder is no longer eligible to purchase or hold Institutional Shares of the Fund, then such Institutional Shares will be automatically converted into Investor Shares of the Fund at respective net asset value per share. Such conversion of Institutional Shares into Investor Shares will not result in gain or loss to the shareholder for federal income tax purposes, and the basis and holding period of the Shares so converted will not be affected.

         Shareholders are entitled to one vote for each dollar of value invested and a proportionate fractional vote for any fraction of a dollar invested, and will vote in the aggregate and not by series or class except as otherwise expressly required by law. For example, shareholders of the Fund will vote in the aggregate with other shareholders of the Group with respect to the election of trustees and ratification of the selection of independent accountants. However, shareholders of the Fund will vote as a fund, and not in the aggregate with other shareholders of the Group, for purposes of approval of amendments to the investment advisory agreement as it relates to the Fund or any of the Fund's fundamental policies.

         Overall responsibility for the management of the Fund is vested in the Board of Trustees of the Group. See "WHO MANAGES MY INVESTMENT OF THE FUND?" Individual Trustees are elected by the shareholders of the Group, although Trustees may under certain circumstances fill vacancies, including vacancies created by expanding the size of the Board. Trustees may be removed by the Board of Trustees or shareholders in accordance with the provisions of the Declaration of Trust and By-Laws of the Group and Ohio law. See "ADDITIONAL INFORMATION - Miscellaneous" in the Statement of Additional Information for further information.

         An annual or special meeting of shareholders to conduct necessary business is not required by the Declaration of Trust, the 1940 Act or other authority except, under certain circumstances, to elect Trustees, amend the Declaration of Trust, approve the investment advisory agreement and to satisfy certain other requirements. To the extent that such a meeting is not required, the Group does not intend to have an annual or special meeting.

         The Group has represented to the Commission that the Trustees will call a special meeting of shareholders for purposes of considering the removal of one or more Trustees upon written request therefor from shareholders holding not less than 10% of the outstanding votes of the Group and that the Group will assist in communications with other shareholders as required by Section 16(c) of the 1940 Act. At such meeting, a quorum of shareholders (constituting a majority of votes attributable to all outstanding shares of the Group), by majority vote, has the power to remove one or more Trustees.

         As used in this Prospectus and in the Statement of Additional Information, "assets belonging to a fund" means the consideration received by the fund upon the issuance or sale of shares in that fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or amounts derived from any reinvestment of such proceeds, and any general assets of the Group not readily identified as belonging to a particular fund that are allocated to the fund by the Group's Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. Determinations by the Board of Trustees of the Group as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to the Fund are conclusive.

         As used in this Prospectus and in the Statement of Additional Information, a "vote of a majority of the outstanding Shares" of the Fund means the affirmative vote, at a meeting of shareholders duly called, of the lesser of
(a) 67% or more of the votes of shareholders of the Fund present at a meeting at which the holders of more than 50% of the votes attributable to shareholders of record of the Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of shareholders of the Fund.

         Shareholders should direct all inquiries concerning such matters to the Transfer Agent in writing to 215 East Capital Street, Columbus, Ohio 43215, or by calling (800) 282-9446.

         Shareholders will receive unaudited semi-annual reports describing the investment operations of the Fund and annual financial reports audited by independent auditors.

                         Investment Adviser and Manager
                              Cardinal Management Corp.
                              155 East Broad Street
                              Columbus, Ohio 43215

                         Distributor
                              The Ohio Company
                              155 East Broad Street
                              Columbus, Ohio 43215

                         Transfer Agent and Dividend Paying Agent
                              Cardinal Management Corp.
                              215 East Capital Street
                              Columbus, Ohio 43215

                         Custodian
                              The Fifth Third Bank
                              38 Fountain Square Plaza
                              Cincinnati, Ohio  45263

                              Legal Counsel
                              Baker & Hostetler LLP
                              65 East State Street
                              Columbus, Ohio 43215

                              Independent Auditors
                              KPMG Peat Marwick LLP
                              Two Nationwide Plaza
                              Columbus, Ohio 43215

                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----

PROSPECTUS HIGHLIGHTS.....................................................  1
FEE TABLE.................................................................  2
FINANCIAL HIGHLIGHTS......................................................  2
PERFORMANCE INFORMATION...................................................  5
WHAT IS THE FUND?.........................................................  5
WHAT ARE THE INVESTMENT OBJECTIVES
AND POLICIES OF THE FUND?.................................................  6
HOW DO I PURCHASE INSTITUTIONAL SHARES OF THE FUND?....................... 11
WHAT DISTRIBUTIONS WILL I RECEIVE?........................................ 12
HOW MAY I REDEEM MY INSTITUTIONAL SHARES?................................. 12
WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?............................. 13
HOW IS NET ASSET VALUE CALCULATED?........................................ 14
DOES THE FUND PAY FEDERAL INCOME TAX?..................................... 15
WHAT ABOUT MY TAXES?...................................................... 15
WHO MANAGES MY INVESTMENT IN THE FUND?.................................... 16
WHAT ARE MY RIGHTS AS A SHAREHOLDER?...................................... 18

                                ----------------

No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund, the Adviser, or The Ohio Company. This Prospectus does not constitute an offer by the Fund or by The Ohio Company to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Fund to make such an offer in such jurisdiction.

                                  ------------

                                   PROSPECTUS
                                  ------------





                                January 30, 1998





                                THE OHIO COMPANY






                                    CARDINAL
                                   GOVERNMENT
                                OBLIGATIONS FUND

                              INSTITUTIONAL SHARES





                               THE CARDINAL GROUP

                                                              Rule 497(c)
                                                              File No. 033-59984
                                                                       811-07588




PROSPECTUS
                                THE CARDINAL FUND
                             CARDINAL BALANCED FUND
                         CARDINAL AGGRESSIVE GROWTH FUND

                              INSTITUTIONAL SHARES

         The Cardinal Fund, Cardinal Balanced Fund (the "Balanced Fund") and Cardinal Aggressive Growth Fund (the "Aggressive Growth Fund") (together called the "Funds" or individually a "Fund") are three separate diversified investment funds of The Cardinal Group (the "Group"), an open-end, management investment company. The Trustees of the Group have divided each Fund's beneficial ownership into an unlimited number of transferable units called shares (the "Shares"). Each Fund offers multiple classes of Shares.

         This Prospectus relates only to one class of Shares of The Cardinal Fund, the Balanced Fund and the Aggressive Growth Fund - Institutional Shares. Institutional Shares of each Fund are offered to banks, broker-dealers, savings and loan associations, trust companies (including The Ohio Company), qualified investment advisers and certain other financial institutions acting in a fiduciary capacity on behalf of their customers or beneficiaries. Each Fund also offers Investor Shares to the public. Interested persons who wish to obtain prospectuses of Cardinal Government Obligations Fund, Cardinal Government Securities Money Market Fund or Cardinal Tax Exempt Money Market Fund, the other funds of the Group, or of the Investor Shares of the Funds, should contact The Ohio Company. Additional information about the Funds, contained in a Statement Of Additional Information dated January 30, 1998, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. Such Statement is available upon request without charge from the Group at the address below or by calling the phone number provided below.

         This Prospectus sets forth concisely the information about the Institutional Shares of the Funds that a prospective investor ought to know before investing in any of the Funds. This Prospectus should be retained for future reference.

         THE SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, NOR ARE SUCH SHARES FEDERALLY INSURED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. AN INVESTMENT IN A FUND INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                The Ohio Company

                The date of this Prospectus is January 30, 1998.

                                                    (Continued on the next page)

         The Cardinal Fund's investment objectives are long-term growth of capital and income. Current income is a secondary objective. The Cardinal Fund seeks to achieve its objectives through selective participation in the long-term progress of businesses and industries. The policy of The Cardinal Fund is generally to invest in equity securities.

         The Balanced Fund's investment objectives are current income and long-term growth of both capital and income.

         The Aggressive Growth Fund's investment objective is appreciation of capital. The Aggressive Growth Fund intends to invest primarily in common stocks and securities convertible into common stocks.

         There can be no assurance that any of the Funds' investment objectives will be achieved.



--------------------------------------------------------------------------------

                 For further information regarding the Funds or
                for assistance in opening an account or redeeming
                  Shares, please call (800) 282-9446 toll free.

                  Inquiries may also be made by mail addressed
                      to the Group at its principal office:

                              155 East Broad Street
                              Columbus, Ohio 43215

--------------------------------------------------------------------------------

                              PROSPECTUS HIGHLIGHTS

INVESTMENT OBJECTIVES..........     THE CARDINAL FUND seeks long-term growth of
                                    capital and income. Current income is a
                                    secondary objective. (See page 11.)

                                    THE BALANCED FUND seeks current income and long-term growth of both capital and income. (See page 11.)

                                    THE AGGRESSIVE GROWTH FUND seeks
                                    appreciation of capital. (See page 11.)

INVESTMENT POLICIES............     THE CARDINAL FUND generally invests in
                                    equity securities which are growth oriented.
                                    (See page 11.)

                                    Under normal market conditions, the BALANCED
                                    FUND will invest in common stocks, preferred stocks, fixed income securities and securities convertible into common stocks. At least 25% of the value of the Balanced Fund's assets will be invested in fixed income senior securities. (See pages 11 through 14.)

                                    The AGGRESSIVE GROWTH FUND will invest
                                    primarily in common stocks and securities convertible into common stocks of growth-oriented companies. (See page 14.)

DIVIDENDS......................     Dividends and capital gains distributions
                                    are made with such frequency as the Group shall determine. Generally, dividends are declared quarterly and long-term capital gains, if any, are declared annually. Such dividends and distributions may be invested in additional Institutional Shares of such Fund at no charge. (See page 20.)

RISK FACTORS AND SPECIAL
         CONSIDERATIONS........     An investment in a mutual fund such as any
                                    of the Funds involves a certain amount of risk and may not be suitable for all investors. Some investment policies of the Funds may entail certain risks. (See "WHAT
                                    ARE THE INVESTMENT OBJECTIVES AND POLICIES
                                    OF THE FUNDS? -- Risk Factors and Investment
                                    Techniques" on pages 15 through 19.)

PURCHASES......................     Purchases are made at the public offering
                                    price which is equal to net asset value per share. (See page 20.)

REDEMPTIONS....................     Shares can be redeemed at net asset value
                                    per share without charge if redeemed through the Funds' distributor, The Ohio Company.
                                    (See page 21.)

INVESTMENT ADVISER AND
         MANAGER...............     Cardinal Management Corp. (the "Adviser"), a
                                    wholly-owned subsidiary of The Ohio Company, is the Funds' investment adviser. The
                                    Adviser also serves as investment adviser for Cardinal Government Obligations Fund,
                                    Cardinal Government Securities Money Market
                                    Fund and Cardinal Tax Exempt Money Market
                                    Fund (collectively, with the Funds, the
                                    "Cardinal Funds"), each a separate
                                    diversified investment fund of the Group.
                                    (See page 25.)

FEE TABLE


                                                                                      Institutional Shares of

                                                                           The                                      Aggressive
                                                                         Cardinal            Balanced                 Growth
                                                                          Fund                 Fund                    Fund
                                                                          ----                 ----                    ----

SHAREHOLDER TRANSACTION EXPENSES

Maximum Sales Load Imposed
         on Purchases (as a percentage of offering
         price)                                                             0%                   0%                       0%

ANNUAL FUND OPERATING EXPENSES
(as a percentage of average net assets)

Management Fees                                                           .60%                 .75%                     .75%

12b-1 Fees                                                                None                 None                    None

Other Expenses                                                            .40%                 .66%                    1.01%
                                                                         ----                 ----                     ----

          Total Fund Operating Expenses                                  1.00%                1.41%                    1.76%
                                                                         ====                 ====                     ====





EXAMPLE

         You would pay the following expenses on a $1,000 investment, assuming
(1) 5% annual return and (2) redemption at the end of each time period:


                                1 Year      3 Years      5 Years      10 Years
                                ------      -------      -------      --------

The Cardinal Fund               $10         $32          $55          $122

Balanced Fund                   $14         $45          $77          $169

Aggressive Growth Fund          $18         $55          $95          $207



         The information set forth in the foregoing Fee Table and Example relates only to Institutional Shares of the Funds. Each of the Funds also offers another class of Shares known as Investor Shares. The two classes of Shares of the Funds are subject to the same expenses except that the Investor Shares are not subject to an administrative services fee but are subject to a Rule 12b-1 fee and are generally sold with a front-end sales charge.

         The purpose of the above table is to assist a potential purchaser of a Fund's Institutional Shares in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. See "WHO MANAGES MY INVESTMENT IN THE FUNDS?" for a more complete discussion of the shareholder transaction expenses and annual operating expenses of the Funds. The example and expenses above reflect current fees. THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

                              FINANCIAL HIGHLIGHTS

         The following Financial Highlights have been audited by KPMG Peat Marwick LLP, independent auditors, for the following periods: (1) from January 2, 1997 through September 30, 1997, with respect to the Institutional Shares of The Cardinal Fund, the Balanced Fund, and the Aggressive Growth Fund, (2) each of the years in the ten year period ended September 30, 1997, with respect to the Investor Shares of The Cardinal Fund, and (3) each of the years in the four year period ended September 30, 1997 and the period from June 24, 1993 through September 30, 1993, with respect to the Investor Shares of the Balanced Fund and the Aggressive Growth Fund. The report of KPMG Peat Marwick LLP on these Financial Highlights, insofar as it relates to each of the years and/or periods in the five year period ended September 30, 1997, is contained in the Funds' Statement of Additional Information, which may be obtained by shareholders and prospective investors.

         The following Financial Highlights for The Cardinal Fund reflect the operations of The Cardinal Fund Inc. ("TCFI"), The Cardinal Fund's predecessor, through April 30, 1996. On May 1, 1996, The Cardinal Fund acquired all of the assets and liabilities of TCFI and is deemed to have succeeded to the financial and performance history of TCFI.

Financial Highlights for Each Share of Beneficial Interest
Outstanding Throughout Each Period
----------------------------------


                                                         THE CARDINAL FUND
                                 (Institutional
                                    Shares)
                                  For the period                        Years Ended September 30,
                                   From January 2,
                                   1997 through
                                   September 30,
                                     1997(a)        1997(a)        1996        1995        1994         1993        1992
                                     -------        -------        ----        ----        ----         ----        ----

NET ASSET VALUE, BEGINNING           $12.92         $13.13        $13.23      $12.73      $12.91       $12.95       $11.88

Investment Activities:

  Net investment income                 .12            .14           .25         .36         .31          .32          .35

  Net realized and
    unrealized gain (loss)
    on investments                     3.70           4.64          1.95        1.32         .12          .55         1.37
                                                  --------      --------    --------    --------     --------     --------

Total from Investment
Activities                             3.82           4.78          2.20        1.68         .43          .87         1.72
                                    -------       --------      --------    --------    --------     --------     --------

Distributions:

    From net investment
    income                             (.10)          (.13)         (.26)       (.35)       (.33)        (.29)        (.36)

    From net realized gains              --          (1.13)        (2.04)       (.83)       (.28)        (.62)        (.29)

    Returns of capital                   --             --            --          --          --           --           --
                                    -------       --------      --------    --------    --------     --------     --------

    Total Distributions                (.10)         (1.26)        (2.30)      (1.18)       (.61)        (.91)        (.65)
                                    -------       --------      --------    --------    --------     --------     --------

NET ASSET VALUE ENDING               $16.64         $16.65        $13.13      $13.23      $12.73       $12.91       $12.95
                                    =======       ========      ========    ========    ========     ========     ========

RATIOS/SUPPLEMENTAL DATA:

Total Return (without
  sales load)                         29.77%**       39.17%        17.96%      14.84%       3.38%        6.98%       15.05%

Net assets at end
  of period (000)                   $26,881       $267,908      $229,042    $226,181    $246,581     $282,125     $261,392

Ratio of expenses to average
net assets                             1.00%          1.06%         0.75%       0.70%       0.72%        0.68%        0.67%

Ratio of net investment
  income after expenses
  to average net assets                1.04%           .97%         1.90%       2.89%       2.40%        2.46%        2.83%

Ratio of incurred expenses
  to average net assets (b)            1.00%          1.12%         0.85%       0.70%       0.72%        0.68%        0.67%

Ratio of net investment
  income after incurred
  expenses to average net
  assets (b)                           1.04%           .91%         1.80%       2.89%       2.40%        2.46%        2.83%

Portfolio turnover rate               12.73%         12.73%        57.93%      19.78%      23.20%       11.11%        6.22%

Average commission rate
  paid (c)                            $0.08          $0.08         $0.08       $0.08       $0.08        $0.08        $0.08



                                                                   Years Ended September 30,

                                             1991             1990             1989             1988
                                             ----             ----             ----             ----

NET ASSET VALUE, BEGINNING                   $9.28           $11.75           $10.38           $11.73

Investment Activities:

  Net investment income                        .35              .42              .41              .37

  Net realized and
    unrealized gain (loss)
    on investments                            2.70            (1.87)            1.73             (.82)
                                       -----------      -----------      -----------      -----------

Total from Investment Activities              3.05            (1.45)            2.14             (.45)
                                       -----------      -----------      -----------      -----------

Distributions:

    From net investment income                (.38)            (.53)            (.39)            (.47)

    From net realized gains                   (.07)            (.49)            (.38)            (.43)

    Returns of capital                          --               --               --               --
                                       -----------      -----------      -----------      -----------

    Total Distributions                       (.45)           (1.02)            (.77)            (.90)
                                       -----------      -----------      -----------      -----------

NET ASSET VALUE ENDING                      $11.88            $9.28           $11.75           $10.38
                                       ===========      ===========      ===========      ===========

RATIOS/SUPPLEMENTAL DATA:

Total Return (without
  sales load)                                33.54%          (13.42)%          22.04%           (3.46)%

Net assets at end
  of period (000)                         $221,428         $168,184         $174,156         $130,978

Ratio of expenses to
  average net assets                          0.67%            0.74%            0.70%            0.73%

Ratio of net investment
  income after expenses to
  average net assets                          3.15%            3.98%            3.93%            3.77%

Ratio of incurred expenses
  to average net assets (b)                   0.67%            0.74%            0.70%            0.73%

Ratio of net investment
  income after incurred
  expenses to average net
  assets (b)                                  3.15%            3.98%            3.93%            3.77%

Portfolio turnover rate                      33.27%           27.10%           23.20%           12.3%

Average commission rate
  paid (c)                                     N/A              N/A              N/A              N/A


* The Information included in the Financial Highlights for The Cardinal Fund has been restated to reflect a three-for-two stock split made on January 11, 1990.

** This total return figure reflects aggregate total return. Aggregate total return is calculated similarly to average annual total return except that the return figure is aggregated over the relevant period instead of annualized.

(a) Effective January 2, 1997, the Board of Trustees of the Group reclassified each Fund's outstanding Shares into Investor A Shares (also known as Investor Shares) and authorized the issuance of Investor Y Shares (also known as Institutional Shares). The Financial Highlights presented for each of the periods prior to January 2, 1997 and for the one-year period ended September 30, 1997 represent the financial highlights of what are now known as the Investor Shares.

(b) During the period certain fees were voluntarily waived. Had the fees been charged, the effective ratio would reflect the incurred expenses as indicated above.

(c) Represents the total amount of commissions paid in portfolio equity transactions divided by the total number of shares purchased and sold by the Fund for which commissions were charged.

N/A Not available.



                                THE BALANCED FUND


                                                                                                      Period from
                                                                                                     June 24, 1993
                                             (Institutional                                            (date of
                                               Shares)                                               commencement
                                            For the period                                          of operations)
                                            from January 2,       Years Ended September 30,             through
                                             1997 through
                                           September 30,                                              September 30,
                                               1997(a)      1997(a)    1996        1995       1994        1993*
                                              -------       -------    ----        ----       ----        -----

NET ASSET VALUE, BEGINNING                      $11.16      $11.86     $11.52      $9.90     $10.13      $10.00

Investment Activities:

  Net investment income                           0.16        0.27       0.41       0.34       0.23        0.02

  Net realized and unrealized
    gain (loss) on investments                    2.08        2.40       0.73       1.67      (0.20)       0.12
                                                  ----        ----       ----       ----      ------       ----

Total from Investment Activities                  2.24        2.67       1.14       2.01       0.03        0.14
                                                  ----        ----       ----       ----       ----        ----

Distributions:

    From net investment income                    (.17)      (0.24)     (0.41)     (0.35)     (0.23)      (0.01)

    From net realized gains                         --       (1.06)     (0.39)     (0.04)     (0.03)         --

    Returns of capital                              --         --        --         --          --           --
                                                 ------     ------    -------    -------     ------        -----

    Total Distributions                          (0.17)      (1.30)     (0.80)     (0.39)     (0.26)      (0.01)
                                                 ------     ------    -------    -------     ------        -----

NET ASSET VALUE ENDING                          $13.23      $13.23     $11.86     $11.52      $9.90      $10.13
                                                =======     =======    =======    =======    ======     =======

RATIOS/SUPPLEMENTAL DATA:

Total Return (without sales load)                20.17%**    24.71%     10.26%     20.76%      0.37%       1.40%**

Net assets at end of period (000)               $1,708     $15,616    $14,345    $14,535    $13,973     $10,811

Ratio of expenses to average net
assets                                            1.51%       1.44%      1.64%      1.94%      2.07%       0.70%

Ratio of net investment income after
  expenses to average net assets                  1.99%       2.23%      3.54%      3.24%      2.44%       0.35%

Ratio of incurred expenses to
average net assets (b)                            1.51%       1.50%      1.86%      1.95%      2.07%       0.70%

Ratio of net investment income after
  incurred expenses to average net
  assets (b)                                      1.99%       2.17%      3.32%      3.23%      2.44%       0.35%

Portfolio turnover rate                          61.23%      61.23%     18.34%     37.62%     59.09%      60.67%

Average commission rate paid (c)                 $0.09       $0.09      $0.09      $0.09      $0.10       $0.10


*        Commencement of operations.

** This total return figure reflects aggregate total return. Aggregate total return is calculated similarly to average annual total return except that the return figure is aggregated over the relevant period instead of annualized.

(a) Effective January 2, 1997, the Board of Trustees of the Group reclassified each Fund's outstanding Shares into Investor A Shares (also known as Investor Shares) and authorized the issuance of Investor Y Shares (also known as Institutional Shares). The Financial Highlights presented for each of the periods prior to January 2, 1997 and for the one-year period ended September 30, 1997 represent the financial highlights of what are now known as the Investor Shares.

(b) During the period certain fees were voluntarily waived. Had the fees been charged, the effective ratio would reflect the incurred expenses as indicated above.

(c) Represents the total amount of commissions paid in portfolio equity transactions divided by the total number of shares purchased and sold by the Fund for which commissions were charged.

                                            THE AGGRESSIVE GROWTH FUND



                                                                                                         Period from
                                     (Institutional                                                     June 24, 1993
                                        Shares)                                                           (date of
                                     For the period                                                     commencement
                                      from January                                                     of operations)
                                        2,1997                  Years Ended September 30,                  through
                                        through
                                     September 30,                                                      September 30,
                                        1997(a)       1997(a)      1996         1995         1994           1993*
                                        -------       -------      ----         ----         ----           -----

NET ASSET VALUE, BEGINNING                 $11.62     $11.31      $12.37         $9.94      $10.47           $10.00

Investment Activities:

  Net investment loss                       (0.15)     (0.20)      (0.17)        (0.10)      (0.13)           (0.03)

  Net realized and unrealized
    gain (loss) on investments               3.24       3.86        0.01          2.53       (0.36)            0.50
                                             ----       ----        ----          ----       ------            ----

Total from Investment Activities             3.09       3.66       (0.16)         2.43       (0.49)            0.47
                                             ----       ----       ------         ----       ------            ----

Distributions:

  From net investment income                   --         --          --            --          --               --

  From net realized gains                    0.00       0.27       (0.90)           --       (0.04)              --

  Returns of capital                           --        --         --             --          --                --
                                                         ------     -------     ------      ------            -----

  Total Distributions                        0.00      (0.27)      (0.90)         0.00       (0.04)            0.00
                                             ----      ------      ------         ----       ------            ----

NET ASSET VALUE ENDING                     $14.71     $14.70      $11.31        $12.37       $9.94           $10.47
                                           ======     ======      ======        ======       =====           ======

RATIOS/SUPPLEMENTAL DATA:

Total Return (without sales load)           26.59%**   32.95%      (1.13%)       24.35%      (4.74%)           4.70%**

Net assets at end of period (000)          $4,062     $9,792      $9,669       $10,434      $9,460           $6,320

Ratio of expenses to average net
assets                                       2.11%      1.86%       1.95%         2.24%       2.51%            0.91%

Ratio of net investment income
after expenses to average net
assets                                      (1.71%)    (1.50%)     (1.52%)       (0.92%)     (1.50%)          (0.53%)

Ratio of incurred expenses to
  average net assets (b)                     2.11%      1.93%       2.17%         2.25%       2.51%            0.91%

Ratio of net investment income
after incurred expenses to
average net assets (b)                      (1.71%)    (1.57%)     (1.75)%       (0.93)%     (1.50%)          (0.53%)

Portfolio turnover rate                     34.43%     34.43%      48.60%        80.35%      95.70%           31.15%

Average commission rate paid (c)            $0.07      $0.07       $0.07         $0.07       $0.09            $0.08


*   Commencement of operations.

** This total return figure reflects aggregate total return. Aggregate total return is calculated similarly to average annual total return except that the return figure is aggregated over the relevant period instead of annualized.

(a) Effective January 2, 1997, the Board of Trustees of the Group reclassified each Fund's outstanding Shares into Investor A Shares (also known as Investor Shares) and authorized the issuance of Investor Y Shares

    (also known as Institutional Shares). The Financial Highlights presented for each of the periods prior to January 2, 1997 and for the one-year period ended September 30, 1997 represent the financial highlights of what are now known as the Investor Shares.

(b) During the period certain fees were voluntarily waived. Had the fees been charged, the effective ratio would reflect the incurred expenses as indicated above.

(c) Represents the total amount of commissions paid in portfolio equity transactions divided by the total number of shares purchased and sold by the Fund for which commissions were charged.

    See notes to financial statements appearing in the Funds' Statement of Additional Information.

                             PERFORMANCE INFORMATION

         From time to time each Fund may advertise its average annual total return, cumulative total return and/or yield. SUCH TOTAL RETURN FIGURES AND YIELD FIGURES ARE BASED UPON HISTORICAL EARNINGS AND ARE NOT INTENDED TO INDICATE FUTURE PERFORMANCE. The average annual total return advertised by a Fund refers to the return generated by an investment in that Fund over certain specified periods since the establishment of such Fund (including any predecessor thereof). The average annual total return over a period equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions earned by an investment in the Fund are immediately reinvested and the maximum applicable sales charge, if any, is deducted from the initial investment at the time of investment. Such figure is then annualized. The cumulative total return advertised refers to the total return on a hypothetical investment over the relevant period and equates the amount of an initial investment in the Fund to the amount redeemable at the end of that period assuming that any dividends and distributions are immediately reinvested and the maximum sales charge, if any, is deducted from the initial investment. Yield will be computed by dividing a Fund's net investment income per share earned during a recent one-month period by such Fund's per share maximum offering price (reduced by any undeclared earned income expected to be paid shortly as a dividend) on the last day of the period and annualizing the result.

         In addition, from time to time the Balanced Fund may include in its sales literature and shareholder reports a quote of the current "distribution" rate for such Fund. A distribution rate is simply a measure of the level of dividends distributed for a specified period and is computed by dividing the total amount of dividends per share paid by the Balanced Fund during the past 12 months by a current maximum offering price. It differs from yield, which is a measure of the income actually earned by the Balanced Fund's investments, and from total return, which is a measure of the income actually earned by, plus the effect of any realized and unrealized appreciation or depreciation of, such investments during a stated period. A distribution rate is, therefore, not intended to be a complete measure of performance. A distribution rate may sometimes be greater than yield since, for instance, it may include short-term and possibly long-term gains (which may be non-recurring), may not include the effect of amortization of bond premiums and does not reflect unrealized gains or losses.

         Investors may also judge the performance of a Fund by comparing or referencing its performance to the performance of other mutual funds or mutual fund portfolios with comparable investment objectives and policies through various mutual fund or market indices such as those prepared by Dow Jones & Co., Inc. and Standard & Poor's Corporation, and to data prepared by Lipper Analytical Services, Inc., Morningstar, Inc. and CDA Investment Technologies, Inc. Comparisons may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, The Columbus Dispatch, Business Week, U.S.A. Today and Consumer Reports. In addition to performance information, general information about a Fund that appears in a publication such as those mentioned above may be included in advertisements and in reports to shareholders.

         Further information about the performance of each Fund is contained in the Funds' Annual Report to Shareholders which may be obtained without charge by contacting the Group at the telephone number set forth on the cover page of this Prospectus. Performance quotations are computed separately for Investor and Institutional Shares. Because of differences in the fees and/or expenses borne by Investor and Institutional Shares, the net yield and total return on each such class can be expected, at any given time, to differ from the net yield and total return of such other class.

                               WHAT ARE THE FUNDS?

         Each Fund is one separate diversified investment fund of the Group, which was organized on March 23, 1993, as an Ohio business trust. The Group is registered and operates as an open-end management investment company as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The Cardinal Fund was organized for the purposes of acquiring all of the assets and liabilities of TCFI to effect a reorganization of TCFI from a stand alone investment company to a separate series of the Group (the "Reorganization"). The Reorganization was effected as of May 1, 1996.

                       WHAT ARE THE INVESTMENT OBJECTIVES
                           AND POLICIES OF THE FUNDS?

IN GENERAL

         The investment objectives of The Cardinal Fund are to achieve long-term growth of capital and income. Current income is a secondary objective. The Cardinal Fund seeks to achieve its objectives through selective participation in the long-term progress of businesses and industries.

         The investment objectives of the Balanced Fund are to seek current income and long-term growth of both capital and income. The Balanced Fund intends to invest based on combined considerations of risk, income and capital enhancement.

         The investment objective of the Aggressive Growth Fund is to seek appreciation of capital. The Aggressive Growth Fund will invest primarily in common stocks and securities convertible into common stocks of growth oriented companies.

         The investment objectives of each Fund are fundamental policies and as such may not be changed without a vote of the holders of a majority of the outstanding Shares of that Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?"). No Fund is intended to provide a complete and balanced investment program for an investor. There can be no assurance that the investment objectives of any Fund will be achieved.

THE CARDINAL FUND

         The policy of The Cardinal Fund is generally to invest in equity securities of companies which, in the opinion of the Adviser, are growth oriented. The securities purchased by The Cardinal Fund are traded in either established over-the-counter markets or on national exchanges and are issued by companies having a market capitalization of at least $10 million. This policy of normally investing in equity securities believed to have a potential for long-term capital appreciation means that the assets of The Cardinal Fund will generally be subject to greater risk than may be involved in securities which do not have such growth characteristics. It is recognized, however, that there may be times when, as a temporary, defensive measure, The Cardinal Fund's equity position should be reduced. At such times, and otherwise for cash management purposes, The Cardinal Fund may hold its assets in cash or invest its assets in investment grade debt securities, U.S. Government securities, securities of other investment companies, repurchase agreements and preferred stock.

THE BALANCED FUND

         Under normal market conditions the Balanced Fund will invest in common stocks, preferred stocks, fixed income securities and securities convertible into common stocks (i.e., warrants, rights, convertible preferred stock, fixed rate preferred stock and convertible fixed-income securities). At least 25% of the value of the Balanced Fund's assets will be invested in fixed income senior securities. For purposes of compliance with such 25% limitation, only that portion of the value of any convertible senior security attributable to its fixed income characteristics will be used. By investing primarily in common stocks the Balanced Fund will pursue its objectives of long-term growth of both capital and income. However, the Balanced Fund, through its fixed-income and convertible securities as well as the dividend attributes of certain of its common and preferred stock holdings, will place considerable emphasis on generating current income.

         The common and preferred stocks and securities convertible into common stocks will be selected if the Adviser believes that such securities can contribute to the Balanced Fund's objectives of providing current income and growth in income and/or long-term growth of capital. The Balanced Fund will invest in the common and preferred stocks and securities convertible into common stocks of domestic issuers and foreign issuers (subject to the limitations described below), with market capitalizations of not less than $10 million and which generally are traded either in established over-the-counter markets or on national exchanges. As described below, however, the Balanced Fund may invest in privately placed or restricted securities.

         The Adviser will select convertible securities based primarily upon its determination that the underlying common stocks meet the criteria for selection of common stocks as described above. The Balanced Fund may invest up to 10% of its net assets in non-investment grade convertible debt securities rated no lower than B by an appropriate nationally recognized statistical rating organization (an "NRSRO") or in unrated securities which are deemed by the Adviser to be of comparable quality. Non-investment grade securities are commonly referred to as high yield or high risk securities. High yield, high risk securities are generally riskier than higher quality securities and are subject to more credit risk, including risk of default, and volatility than higher quality securities. In addition, such securities have less liquidity and experience more price fluctuation than higher quality securities.

         Convertible debt securities which are rated B by Moody's Investor Services ("Moody's") generally lack characteristics of a desirable investment, since the assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small. Debt rated B by Standard & Poor's Corporation ("S&P") is regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. In the event that a convertible debt security's rating falls below a "B" by the appropriate NRSROs, the Adviser will reevaluate the security in order to determine whether to sell or convert, if possible, such security. In such an event, however, the Balanced Fund would not be required to liquidate such security if it would suffer a loss on the sale of such security.

         The Balanced Fund's fixed income senior securities consist of bonds, debentures, notes, zero-coupon securities, mortgage-related securities, obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit, time deposits, high quality commercial paper and bankers' acceptances.
The Balanced Fund may also invest in repurchase agreements.

         The Balanced Fund expects to invest in a variety of bills, notes and bonds issued by the U.S. Treasury, differing in their interest rates, maturities, and times of issuance, as well as "stripped" U.S. Treasury obligations such as Treasury Receipts issued by the U.S. Treasury representing either future interest or principal payments, and other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Stripped securities are issued at a discount to their "face value" and may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors. Certain of such U.S. Government obligations may have variable or floating rates of interest, whose value on the adjustment of its interest rate can reasonably be expected to approximate its par value. However, in the event the interest rate of such security is tied to an index or interest rate that may from time to time lag behind other market interest rates, there is the risk that such security's market value, upon adjustment of its interest rate, will not approximate its par value. Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Student Loan Marketing Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law.

The Balanced Fund will invest in the obligations of such agencies or instrumentalities only when the Adviser believes that the credit risk with respect thereto is minimal.

         The Balanced Fund also expects to invest in bonds, notes and debentures of a wide range of U.S. corporate issuers. Such obligations may be secured or unsecured promises to pay and will in most cases differ in their interest rates, maturities and times of issuance.

         The Balanced Fund will invest only in corporate fixed income senior securities which are rated at the time of purchase within the four highest rating groups assigned by an appropriate NRSRO (which are considered to be investment grade) or, if unrated, which the Adviser deems to be of comparable quality. For a description of the rating symbols of the NRSROs, see the Appendix to the Statement of Additional Information. For a discussion of debt securities rated within the fourth highest rating group assigned by an NRSRO, see "Risk Factors and Investment Techniques -- General" below.

         Under normal market conditions, the Balanced Fund may hold up to 10% of the value of its total assets in short-term obligations (with maturities of 12 months or less) consisting of domestic commercial paper, bankers' acceptances, certificates of deposit and time deposits of U.S. banks and repurchase agreements. The Balanced Fund may also invest in securities of other investment companies, as further described below, and in income participation loans.

         The Balanced Fund may invest in obligations of the Export-Import Bank of the United States, in U.S. dollar denominated international securities for which the primary trading market is in the United States ("Yankee Securities"), or for which the primary trading market is abroad ("Eurodollar Securities"), and in Canadian Bonds and bonds issued by institutions organized for a specific purpose, such as the World Bank and the European Economic Community, by two or more sovereign governments ("Supranational Agency Bonds").

         The Balanced Fund may also invest in mortgage-related securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities or by nongovernmental entities which are rated, at the time of purchase, within the four highest bond rating categories assigned by an appropriate NRSRO, or, if unrated, which the Adviser deems to be of comparable quality. Under normal market conditions, the Balanced Fund's investment in mortgage-related securities will not exceed 25% of the value of its total assets. Such mortgage-related securities have mortgage obligations backing such securities, including among others, conventional thirty year fixed rate mortgage obligations, graduated payment mortgage obligations, fifteen year mortgage obligations and adjustable rate mortgage obligations. All of these mortgage obligations can be used to create pass-through securities. A pass-through security is created when mortgage obligations are pooled together and undivided interests in the pool or pools are sold. The cash flow from the mortgage obligations is passed through to the holders of the securities in the form of periodic payments of interest, principal and prepayments (net of a service fee). Prepayments occur when the holder of an individual mortgage obligation prepays the remaining principal before the mortgage obligation's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgage obligations vary, it is not possible to predict accurately the realized yield or average life of a particular issue of pass-through certificates. Prepayment rates are important because of their effect on the yield and price of the securities. Accelerated prepayments have an adverse impact on yields for pass-throughs purchased at a premium (i.e., a price in excess of principal amount) and may involve additional risk of loss of principal because the premium may not have been fully amortized at the time the obligations are repaid. The opposite is true for pass-throughs purchased at a discount. The Balanced Fund may purchase mortgage-related securities at a premium or a discount. Reinvestment of principal payments may occur at higher or lower rates than the original yield on such securities. Due to the prepayment feature and the need to reinvest payments and prepayments of principal at current rates, mortgage-related securities can be less effective than typical bonds of similar maturities at maintaining yields during periods of declining interest rates.

         Also included among the mortgage-related securities that the Balanced Fund may purchase are collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). CMOs may be collateralized by whole mortgage loans but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, and their income streams. Certain CMOs and REMICs are issued by private issuers. Such securities may be eligible for purchase by the Balanced Fund if (1) the issuer has obtained an exemptive order from the Securities and Exchange Commission regarding purchases by investment companies of equity interests of other investment companies or (2) such purchase is within the limitations imposed by Section 12 of the 1940 Act.

         The Balanced Fund may also invest in asset-backed securities such as Certificates of Automobile Receivables ("CARS") and Certificates of Amortized Revolving Debts ("CARDS"), each of which must be rated at the time of purchase within the four highest rating groups assigned by Moody's or S&P. For a description of the fourth highest rating group, see "Risk Factors and Investment Techniques" below.

         The amount invested in stocks, bonds and short-term obligations may be varied from time to time, depending upon the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the stock market and the bond market. The Balanced Fund reserves the right to hold short-term securities in whatever proportion deemed desirable for temporary defensive periods during adverse market conditions as determined by the Adviser. However, to the extent that the Balanced Fund is so invested, its investment objectives may not be achieved during that time.

THE AGGRESSIVE GROWTH FUND

         In determining the securities to be purchased by the Aggressive Growth Fund, emphasis will be placed on securities of companies which, in the opinion of the Adviser, are growth oriented and exhibit the potential for above-average growth in earnings. The securities to be purchased by the Aggressive Growth Fund are traded either in established over-the-counter markets or on national exchanges and are issued by companies having a market capitalization of at least $10 million.

         The Adviser will select convertible securities primarily upon its evaluation that the underlying common stocks meet the criteria for selection of common stocks as described above. The Aggressive Growth Fund may invest up to 10% of its net assets in non-investment grade convertible debt securities rated no lower than B by an appropriate NRSRO or in unrated securities which are deemed by the Adviser to be of comparable quality. Non-investment grade securities are commonly referred to as high yield or high risk securities. The characteristics and risks associated with such high risk securities are discussed more fully above under "The Balanced Fund." In the event that a convertible debt security's rating falls below a "B" by an NRSRO, the Adviser will reevaluate the security in order to determine whether to sell or convert, if possible, such security. In such an event, however, the Aggressive Growth Fund would not be required to liquidate such security if it would suffer a loss on the sale of such security.

         The Aggressive Growth Fund will, under normal market conditions, be invested fully in common stocks and securities convertible into common stocks and may engage in the investment techniques more fully described below. However, for cash management purposes the Adviser may invest a portion of the Aggressive Growth Fund's assets in short-term fixed income securities, consisting of commercial paper, bankers' acceptances, certificates of deposit, obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, demand and time deposits of domestic banks, repurchase agreements and securities of other investment companies, as described below. During temporary defensive periods, as determined by the Adviser, the Aggressive Growth Fund may hold up to 100% of its total assets in such short-term, fixed income securities. However, to the extent that the Aggressive Growth Fund is so invested, the Aggressive Growth Fund is not pursuing and may not achieve its investment objective.

RISK FACTORS AND INVESTMENT TECHNIQUES

         GENERAL. Like any investment program, an investment in any of the Funds entails certain risks. As funds investing primarily in common stocks, each Fund is subject to stock market risk, i.e., the possibility that stock prices in general will decline over short or even extended periods.

         Since the Funds, to different degrees, also invest or may invest in bonds, investors in a Fund, to the extent so invested, are also exposed to bond market risk, i.e., fluctuations in the market value of bonds. Bond prices are influenced primarily by changes in the level of interest rates. When interest rates rise, the prices of bonds generally fall; conversely, when interest rates fall, bond prices generally rise. While bonds normally fluctuate less in price than stock, there have been in the recent past extended periods of cyclical increases in interest rates that have caused significant declines in bond prices and that have caused the effective maturity of securities with prepayment features to be extended, thus effectively converting short or intermediate term securities (which tend to be less volatile in price) into longer-term securities (which tend to be more volatile in price).

         Current income by its nature always contributes positively to total return. Therefore, the current income expected to be generated from an investment in the Balanced Fund will counterbalance to some degree any adverse price fluctuations of the securities held by the Balanced Fund. The effective result should therefore be lower total return volatility for the Balanced Fund than a fund which does not provide such current income.

         The Aggressive Growth Fund is intended for investors who can accept the higher risks involved in seeking potentially higher capital appreciation through investments in growth oriented companies. A growth oriented company typically invests most of its net income in its enterprise and does not pay out much, if any, in dividends. Accordingly, the Aggressive Growth Fund does not anticipate any significant distributions to shareholders from net investment income, and potential investors should be in a financial position to forego current income from their investment in the Aggressive Growth Fund. The securities of less seasoned companies may have limited marketability and may be subject to more abrupt or erratic market movements over time than securities of more seasoned companies or the market as a whole.

         The Balanced Fund may invest in certain variable or floating rate government securities and, as described below, each Fund may invest in put and call options and futures. Such instruments are considered to be "derivatives." A derivative is generally defined as an instrument whose value is based upon, or derived from, some underlying index, reference rate (e.g., interest rates), security, commodity or other asset. No Fund will invest more than 10% of its total assets in any such derivatives at any one time.

         REPURCHASE AGREEMENTS. Securities held by each Fund may be subject to repurchase agreements. Under the terms of the repurchase agreement, a Fund would acquire securities from a financial institution, such as a well-established securities dealer or a bank which is a member of the Federal Reserve System, which the Adviser deems creditworthy under guidelines approved by the Group's Board of Trustees. At the time of purchase, the bank or securities dealer agrees to repurchase the underlying securities from that Fund at a specified time and price. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A Fund will only enter into a repurchase agreement where
(i) the underlying securities are of the type which such Fund's investment policies would allow it to purchase directly, (ii) the market value of the underlying security, including interest accrued, will at all times be equal to or exceed the value of the repurchase agreement, and (iii) payment for the underlying securities is made only upon physical delivery or evidence of book-entry transfer to the account of such Fund's custodian or a bank acting as agent. The Adviser will be responsible for continuously monitoring such requirements.

         WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS. The Balanced Fund may also purchase securities on a when-issued or delayed-delivery basis. The Balanced Fund will engage in when-issued and delayed-delivery transactions only for the purpose of acquiring portfolio securities consistent with its investment objectives and policies, not for investment leverage, although such transactions represent a form of leveraging. When-issued securities are securities purchased for delivery beyond the normal settlement date at a stated price and yield and thereby involve a risk that the yield obtained in the transaction will be less than the yield available in the market when delivery takes place. The Balanced Fund will not pay for such securities or start earning interest on them until they are received. When the Balanced Fund agrees to purchase such securities, its custodian will set aside cash or liquid securities equal to the amount of the commitment in a separate account. Securities purchased on a when-issued basis are recorded as an asset and are subject to changes in the value based upon changes in the general level of interest rates. In when-issued and delayed-delivery transactions, the Balanced Fund relies on the seller to complete the transaction; the seller's failure to do so may cause the Balanced Fund to miss a price or yield considered to be advantageous.

         The Balanced Fund's commitments to purchase when-issued securities will not exceed 25% of the value of its total assets absent unusual market conditions. In the event that its commitments to purchase when-issued securities ever exceed 25% of the value of its assets, the Balanced Fund's liquidity and the ability of the Adviser to manage it might be adversely affected.

         MEDIUM-GRADE SECURITIES. As described above, the Balanced Fund and the Aggressive Growth Fund may each invest in securities within the fourth highest rating group assigned by an NRSRO (e.g., BBB or Baa by S&P and Moody's, respectively) and comparable unrated securities. These types of debt securities are considered by Moody's to have speculative characteristics and to be more vulnerable to changes in economic conditions, higher interest rates or adverse issuer-specific developments which are more likely to lead to a weaker capacity to make principal and interest payments than comparable higher rated debt securities.

         Should subsequent events cause the rating of a debt security purchased by the Balanced Fund or the Aggressive Growth Fund to fall below BBB or Baa, as the case may be, the Adviser will consider such an event in determining whether that Fund should continue to hold that security. In no event, however, would such Funds be required to liquidate any such portfolio security where the Fund would suffer a loss on the sale of such security.

         FOREIGN SECURITIES. Each Fund may also invest up to 25% of its net assets in foreign securities through the purchase of sponsored and unsponsored American Depositary Receipts ("ADRs"). ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying foreign securities and are denominated in U.S. dollars. Institutions issuing ADRs may not be sponsored by the issuer. Unsponsored ADRs may be less liquid than sponsored ADRS, and there may be less information available regarding the underlying foreign issuer for unsponsored ADRs since a non-sponsored institution is not required to provide the same shareholder information that a sponsored institution is required to provide under its contractual arrangements with the issuer.

         Investment in foreign securities, including ADRs, is subject to special investment risks that differ in some respects from those related to investments in securities of U.S. domestic issuers. Such risks include trade balances and imbalances, and related economic policies, future adverse political, economic and social developments, the possible imposition of withholding taxes or interest income, possible seizure, nationalization, or expropriation of foreign investments or deposits, less stringent disclosure requirements, the possible establishment of exchange controls or taxation at the source, or the adoption of other foreign governmental restrictions. In addition, foreign issuers may be subject to different accounting, auditing, reporting, and recordkeeping standards than those applicable to U.S. domestic issuers, and securities markets in foreign countries may be structured differently from and may not be as liquid as the U.S. markets. A Fund will acquire securities issued by foreign issuers only when the Adviser believes that the risks associated with such investments are minimal.

         RESTRICTED SECURITIES. Securities in which the Balanced Fund may invest include securities issued by corporations without registration under the Securities Act of 1933, as amended (the "1933 Act"), including securities issued in reliance on the so-called "private placement" exemption from registration which is afforded by Section

4(2) of the 1933 Act ("Section 4(2) securities"). Section 4(2) securities are restricted as to disposition under the Federal securities laws, and generally are sold to institutional investors such as the Balanced Fund who agree that they are purchasing the securities for investment and not with a view to public distribution. Any resale must also generally be made in an exempt transaction.
Section 4(2) securities are normally resold to other institutional investors through or with the assistance of the issuer or investment dealers who assist in the placement of such Section 4(2) securities, thus providing some liquidity.

         Pursuant to procedures adopted by the Board of Trustees of the Group, the Adviser may determine Section 4(2) securities to be liquid if such securities are eligible for resale under Rule 144A under the 1933 Act and are readily saleable. Rule 144A permits the Balanced Fund to purchase securities which have been privately placed and resell such securities to certain qualified institutional buyers without restriction. For purposes of determining whether a Rule 144A security is readily saleable, and therefore liquid, the Adviser must consider, among other things, the frequency of trades and quotes for the security, the number of dealers willing to purchase or sell the security and the number of potential purchasers, dealer undertakings to make a market in the security, and the nature of the security and marketplace trades of such security. However, investing in Rule 144A securities, even if such securities are initially determined to be liquid, could have the effect of increasing the level of the Balanced Fund's illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities.

         REITS. Each of the Funds may also invest in securities of equity real estate investment trusts ("REITs"). REITs pool investors' funds for investment primarily in commercial real estate properties. Investment in REITs may subject a Fund to certain risks. REITs may be affected by changes in the value of the property they own. REITs are dependent upon specialized management skill, may not be diversified and are subject to the risks of financing projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers, self liquidation and the possibility of failing to qualify for the beneficial tax treatment available to REITs under the Internal Revenue Code and to maintain their exemption from the 1940 Act. As a shareholder in a REIT, a Fund would bear, along with other shareholders, its pro rata portion of the REIT's operating expenses. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with its own operations.

         PUT AND CALL OPTIONS. Subject to its investment policies and for purposes of hedging against market risks related to its portfolio securities, each Fund may purchase exchange-traded put and call options on securities. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to writers of options. A Fund will purchase put and call options only on securities in which the Fund may otherwise invest. Each Fund may also engage in selling (writing) exchange-traded options from time to time as the Adviser deems appropriate for purposes of gaining additional income in the form of premiums paid by the purchaser of the option and/or for hedging purposes. Each Fund will write only covered call options (options on securities owned by that Fund). In order to close out a call option it has written, a Fund will enter into a "closing purchase transaction" -- the purchase of a call option on the same security with the same exercise price and expiration date as the call option which the Fund previously had written. When a portfolio security subject to a call option is sold, such Fund will effect a closing purchase transaction to close out any existing call option on that security. If the Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or the Fund delivers the underlying security upon exercise.

         Each Fund, as part of its option transactions, also may purchase exchange-traded index put and call options and write exchange-traded index options. Through the writing or purchase of index options a Fund can achieve many of the same objectives as through the use of options on individual securities. Options on securities indices are similar to options on a security except that, rather than the right to take or make delivery of a security at a specified price, an option on a securities index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the securities index upon which the option is based is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option.

         Price movements in securities which a Fund owns or intends to purchase probably will not correlate perfectly with movements in the level of an index and, therefore, a Fund bears the risk of a loss on an index option that is not completely offset by movements in the price of such securities. Because index options are settled in cash, a call writer cannot determine the amount of its settlement obligations in advance and, unlike call writing on specific securities, cannot provide in advance for, or cover, its potential settlement obligations by acquiring and holding the underlying securities. A Fund will be required to segregate assets and/or provide an initial margin to cover index options that would require it to pay cash upon exercise. Under normal market conditions, it is not expected that the underlying value of portfolio securities and/or cash subject to such options written by a Fund (including any assets segregated in connection therewith), when added to the greater of the market value or the cost of any options purchased by that Fund, will exceed 10% of the net assets of that Fund at any one time.

         FUTURES CONTRACTS. Each Fund may also enter into contracts for the future delivery of securities and futures contracts based on a specific security, class of securities or an index, purchase or sell options on any such futures contracts and engage in related closing transactions. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index.

         Each Fund may engage in such futures contracts in an effort to hedge against market risks. For example, when interest rates are expected to rise or market values of portfolio securities are expected to fall, a Fund can seek through the sale of futures contracts to offset a decline in the value of its portfolio securities. When interest rates are expected to fall or market values are expected to rise, a Fund, through the purchase of such contracts, can attempt to secure better rates or prices for such Fund than might later be available in the market when it effects anticipated purchases.

         The acquisition of put and call options on futures contracts will, respectively, give a Fund the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period.

         Aggregate initial margin deposits for futures contracts, and premiums paid for related options, may not exceed five percent of a Fund's total assets, and the value of securities that are the subject of such futures and options (both for receipt and delivery) may not exceed one-third of the market value of a Fund's total assets. Futures transactions will be limited to the extent necessary to maintain each Fund's qualification as a regulated investment company.

         Futures transactions involve brokerage costs and require a Fund to segregate assets to cover contracts that would require it to purchase securities. A Fund may lose the expected benefit of futures transactions if interest rates or securities prices move in an unanticipated manner. Such unanticipated changes may also result in poorer overall performance than if the Fund had not entered into any futures transactions. In addition, the value of a Fund's futures positions may not prove to be perfectly or even highly correlated with the value of its portfolio securities, limiting such Fund's ability to hedge effectively against interest rate and/or market risk and giving rise to additional risks. There is no assurance of liquidity in the secondary market for purposes of closing out futures positions.

         INVESTMENT COMPANY SECURITIES. Each Fund may also invest up to 10% of the value of its total assets in the securities of other investment companies subject to the limitations set forth in the 1940 Act. Each Fund intends to invest in the securities of other investment companies which, in the opinion of the Adviser, will assist such Fund in achieving its objectives and in money market mutual funds for purposes of short-term cash management. A Fund's investment in such other investment companies may result in the duplication of fees and expenses, particularly investment advisory fees. For a further discussion of the limitations on each Fund's investments in other investment companies, see "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments -- Securities of Other Investment Companies" in the Group's Statement of Additional Information.

INVESTMENT RESTRICTIONS

         Each Fund is subject to a number of investment restrictions that may be changed only by a vote of a majority of the outstanding Shares of that Fund (as defined below under "WHAT ARE MY RIGHTS AS A SHAREHOLDER?").

         Each Fund will not:

                  1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S.
         Government or its agencies or instrumentalities.

                  2. Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

                  3. Borrow money or issue senior securities, except that the Fund may borrow from banks or enter into reverse repurchase agreements or dollar roll agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing and except as permitted pursuant to an exemption from the 1940 Act. The Fund will not purchase securities while its borrowings (including reverse repurchase agreements and dollar roll agreements) exceed 5% of its total assets.

                  4. Make loans, except that the Fund may purchase or hold debt instruments and lend portfolio securities in accordance with its investment objectives and policies, make time deposits with financial institutions and enter into repurchase agreements.

         The following additional investment restriction may be changed without the vote of a majority of the outstanding Shares of a Fund.

         Each Fund will not:

                  1. Purchase or otherwise acquire any securities, if as a result, more than 15% of the Fund's net assets would be invested in securities that are illiquid.

              HOW DO I PURCHASE INSTITUTIONAL SHARES OF THE FUNDS?

GENERAL

         Each Fund's Institutional Shares are continuously offered and may be purchased through procedures established by The Ohio Company, principal underwriter of the Funds' Shares, in connection with accounts for which banks, broker-dealers, savings and loan associations, trust companies (including The Ohio Company), qualified investment advisers and certain other financial institutions serve in a fiduciary capacity on behalf of customers or beneficiaries (collectively, "Financial Institutions"). Normally, Financial Institutions will hold Institutional Shares of record for their customers or beneficiaries. With respect to Institutional Shares so sold, it is the responsibility of the holder of record to transmit purchase or redemption orders to The Ohio Company and to deliver funds for the purchase thereof on a timely basis. Beneficial ownership of Institutional Shares of the Funds may be recorded by the Financial Institutions and reflected in the account statements provided to their customers or beneficiaries.

         The Group reserves the right to reject any order for the purchase of Institutional Shares in whole or in part. The applicable Financial Institution will receive a confirmation of each new transaction in its account. Certificates representing Institutional Shares will not be issued.

         Institutional Shares are purchased at the net asset value per share (see "HOW IS NET ASSET VALUE CALCULATED?") next determined after receipt by The Ohio Company or its agents of an order and payment. There is no sales charge imposed in connection with the purchase of Institutional Shares of any Fund. Depending upon the terms of a particular account, a Financial Institution may charge customer account fees for services provided in connection with an investment in a Fund. Information concerning these services and any charges may be obtained from such Financial Institution. This Prospectus should be read in conjunction with any such information so received.

         From time to time, The Ohio Company, from its own resources, may provide compensation to securities dealers in connection with sales of shares of the Cardinal Funds. Such compensation will include financial assistance to securities dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising, sales campaigns and/or shareholder services and programs regarding one or more of the Cardinal Funds and other dealer-sponsored programs or events. In some instances, this compensation may be made available only to certain securities dealers whose representatives have sold or are expected to sell significant amounts of shares of the Cardinal Funds. Compensation will include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Securities dealers may not use sales of a Fund's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self regulatory agency, such as the National Association of Securities Dealers, Inc. In addition, The Ohio Company may make ongoing payments to brokerage firms, financial institutions (including banks) and others to facilitate the administration and servicing of shareholder accounts. None of the aforementioned additional compensation is paid for by any Fund or its shareholders.

                       WHAT DISTRIBUTIONS WILL I RECEIVE?

         Dividends and distributions shall be made with such frequency (long term capital gains normally will be distributed only once annually) and in such amounts as the Group from time to time shall determine and shall be paid from net income and net realized capital gains of the Funds. It is the policy of each Fund to distribute, at least annually, substantially all of its net investment income and to distribute annually any net realized capital gains. Unless a shareholder specifically requests otherwise in writing to Cardinal Management Corp., the Funds' transfer agent (the "Transfer Agent"), dividends and distributions will be made only in additional full and fractional Institutional Shares of a Fund and not in cash. Dividends are paid in cash not later than seven days after a shareholder's complete redemption of his Institutional Shares in a Fund.

         Each Fund's net investment income available for distribution to the holders of Institutional Shares will be reduced by the amount of administrative services fees paid under the Services Plan described below.

                    HOW MAY I REDEEM MY INSTITUTIONAL SHARES?

         Investors may redeem Institutional Shares of a Fund on any Business Day at the net asset value per Institutional Share next determined following receipt by the Transfer Agent, 215 East Capital Street, Columbus, Ohio 43215, of written or telephonic notice to redeem, as described more fully below. See "HOW IS NET ASSET VALUE CALCULATED?", below, for a description of when net asset value is determined.

         As requested, The Ohio Company, on behalf of a shareholder, will forward the foregoing notice to redeem to the Transfer Agent without charge. Other broker-dealers may assist a shareholder in redeeming his Institutional Shares and may charge a fee for such services.

         The Group will make payment for redeemed Institutional Shares as promptly as practicable but in no event more than seven days after receipt by the Transfer Agent of the foregoing notice. The Group reserves the right to delay payment for the redemption of Institutional Shares where such Institutional Shares were purchased with other than immediately available funds, but only until the purchase payment has cleared (which may take fifteen or more days from the date the purchase payment is received by the applicable Fund). The purchase of Institutional Shares by wire transfer of federal funds would avoid any such delay.

         The Group intends to pay cash for all Institutional Shares redeemed, but, under abnormal conditions which make payment in cash unwise, the Group may make payment wholly or partly in readily marketable portfolio securities at their then market value equal to the redemption price. In such cases, an investor may incur brokerage costs in converting such securities to cash.

         The Group may suspend the right of redemption or may delay payment during any period the determination of net asset value is suspended. See "HOW IS NET ASSET VALUE CALCULATED?."

         Due to the high cost of maintaining accounts, the Group reserves the right to redeem involuntarily Shares in any account at the then current net asset value if at any time redemptions (but not as a result of a decrease in the market price of such Shares or the deduction of any sales charge) have reduced a shareholder's total investment in a Fund to a net asset value below $500. A shareholder will be notified in writing that the value of Fund Shares in the account is less than $500 and allowed not less than 30 days to increase his investment in such Fund to at least $500 before the redemption is processed. Proceeds of redemptions so processed, including dividends declared to the date of redemption, will be promptly paid to the shareholder.

REDEMPTION BY MAIL

         Shareholders may redeem Institutional Shares of a Fund by submitting a written request therefor to the Transfer Agent, at 215 East Capital Street, Columbus, Ohio 43215. The Transfer Agent will request a signature guarantee by an eligible guarantor institution as described below. However, a signature guarantee will not be required if (1) the redemption check is payable to the shareholder(s) of record, and (2) the redemption check is mailed to the shareholder(s) at the address of record, provided, however, that the address of record has not been changed within the preceding 15 days. For purposes of this policy, an "eligible guarantor institution" shall include banks, brokers, dealers, credit unions, securities exchanges and associations, clearing agencies and savings associations as those terms are defined in the Securities Exchange Act of 1934. The Transfer Agent reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine or
(2) it has reason to believe that the transaction would otherwise be improper.


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



REDEMPTION BY TELEPHONE

         Shareholders may redeem Institutional Shares of a Fund by calling the Group at the telephone number set forth on the front of this Prospectus. The shareholder may direct that the redemption proceeds be mailed to the address of record.

         Neither the Group, the Funds nor their service providers will be liable for any loss, damages, expense or cost arising out of any telephone redemption effected in accordance with the Group's telephone redemption procedures, acting upon instructions reasonably believed to be genuine. The Group will employ procedures designed to provide reasonable assurances that instructions by telephone are genuine; if these procedures are not followed, the Group, the Funds or their service providers may be liable for any losses due to unauthorized or fraudulent instructions. These procedures may include recording all phone conversations, sending confirmations to shareholders within 72 hours of the telephone transaction, and verification of account name and account number or tax identification number. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, shareholders may also redeem their Institutional Shares by mail as described above.

                  WHAT OTHER SHAREHOLDER PROGRAMS ARE PROVIDED?

ACH PROCESSING

         The Group offers ACH privileges. Investors may use ACH processing to make subsequent purchases, redeem Shares and/or electronically transfer distributions paid on Shares, in addition to the other methods described in this Prospectus. ACH provides a method by which funds may be automatically transferred to or from an authorized bank account at a Federal Reserve member bank that is an ACH member. Please contact your representative if you are interested in ACH processing.

EXCHANGE PRIVILEGE

         Holders of Institutional Shares of a Fund may, provided the amount to be exchanged meets the applicable minimum investment requirements and the exchange is made in states where it is legally authorized, exchange, at respective net asset values, Institutional Shares of any Fund for Institutional Shares of another Fund or for:

         Institutional Shares of Cardinal
         Government Obligations Fund, a fund
         investing in securities issued or
         guaranteed by the U.S. Government;

         Shares of Cardinal Government Securities
         Money Market Fund, a U.S. Government securities money market fund; or

         Shares of Cardinal Tax Exempt Money Market Fund, a tax-free money market fund.

         The foregoing exchange privilege must be made by written or telephonic authorization. A shareholder should notify The Ohio Company of his desire to make an exchange, and The Ohio Company will furnish, as necessary, a prospectus and an application form to open the account. The Transfer Agent will require that any written authorization of an exchange include a signature guarantee as described above under "HOW MAY I REDEEM MY SHARES? -- Redemption by mail." However, a signature guarantee will not be required if the exchange requested is within the same account or into an existing account of the shareholder held in the same name or names and in the same capacity as the account from which the exchange is to be made. Shareholders may also authorize an exchange of Shares of a Fund by telephone. Neither the Group, the Funds nor any of their service providers will be liable for any loss, damages, expense or cost arising out of any telephone exchange authorization to the extent and subject to the requirements set forth under "HOW MAY I REDEEM MY SHARES? -- Redemption by telephone" above.

         For tax purposes, an exchange is treated as a redemption and a new purchase.

         The Group may, at any time, modify or terminate the foregoing exchange privilege. The Group, however, will give shareholders of the Funds 60 days' advance written notice of any such modification or termination.

                       HOW IS NET ASSET VALUE CALCULATED?

         The net asset value of each Fund is determined once daily as of 4:00 P.M., Eastern Time, on each Business Day. A "Business Day" is a day on which the New York Stock Exchange is open for business and any other day (other than a day on which no Shares of such Fund are tendered for redemption and no order to purchase any Shares of that Fund is received) during which there is a sufficient degree of trading in a Fund's portfolio securities that the net asset value might be materially affected by changes in the value of the portfolio securities. The net asset value per share of each class of shares of a Fund is computed by dividing the sum of the value of that Fund's portfolio securities plus any cash and other assets (including interest and dividends accrued but not received) allocable to such class minus all liabilities (including estimated accrued expenses) allocable to such class by the total number of Shares of that class of such Fund then outstanding.

         The net asset value per share will fluctuate as the value of the investment portfolio of a Fund changes.

         Portfolio securities which are traded on United States stock exchanges are valued at the last sale price on such an exchange as of the time of valuation on the day the securities are being valued. Securities traded in the over-the-counter market are valued at either the mean between the bid and ask prices or the last sale price as one or the other may be quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of the time of valuation on the day the securities are being valued. The Group uses one or more pricing services to provide such market quotations. Securities and other assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Group.

         Determination of the net asset value may be suspended at times when (a) trading on the New York Stock Exchange is restricted by applicable rules and regulations of the Commission, (b) the New York Stock Exchange is closed for other than customary weekend and holiday closings, (c) an emergency exists as a result of which disposal by the Group of portfolio securities owned by a Fund or valuation of net assets of a Fund is not reasonably practicable, or (d) the Commission has by order permitted such suspension.

                      DO THE FUNDS PAY FEDERAL INCOME TAX?

         Each of the funds of the Group, including the Funds, is treated as a separate entity for federal income tax purposes and intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code") for so long as such qualification is in the best interest of that fund's shareholders. Qualification as a regulated investment company under the Code requires, among other things, that the regulated investment company distribute to its shareholders at least 90% of its investment company taxable income. Each Fund contemplates declaring as dividends all or substantially all of such Fund's investment company taxable income (before deduction of dividends paid).

         A non-deductible 4% excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their ordinary income for the calendar year plus 98% of their capital gain net income for the one-year period ending on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year. If distributions during a calendar year were less than the required amount, the Fund would be subject to a nondeductible excise tax equal to 4% of the deficiency.

                              WHAT ABOUT MY TAXES?

         It is expected that each Fund will distribute annually to shareholders all or substantially all of that Fund's net ordinary income and net realized capital gains and that such distributed net ordinary income and distributed net realized capital gains will be taxable income to shareholders for federal income tax purposes, even if paid in additional Shares of the Fund and not in cash. The dividends received deduction for corporations will apply to the aggregate of such ordinary income distributions in the same proportion as the aggregate dividends eligible for the dividends received deduction, if any, received by a Fund bear to its gross income.

         Distribution by a Fund of the excess of net mid-term or net long-term capital gain over net short-term capital loss is taxable to shareholders as mid-term or long-term capital gain, respectively, in the year in which it is received, regardless of how long the shareholder has held the Shares. Such distributions are not eligible for the dividends received deduction.

         If the net asset value of a Share is reduced below the shareholder's cost of that Share by the distribution of income or gain realized on the sale of securities, the distribution is a return of invested principal, although taxable as described above.

         Prior to purchasing Shares, the impact of dividends or capital gains distributions which are expected to be declared or have been declared, but have not been paid, should be carefully considered. Any such dividends or capital gains distributions paid shortly after a purchase of Shares prior to the record date will have the effect of reducing the per share net asset value of the Shares by the amount of the dividends or distributions. All or a portion of such dividends or distributions, although in effect a return of capital, is subject to tax.

         Foreign taxes may be imposed on a Fund by foreign countries with respect to its income from foreign securities. Since less than 50% in value of each Fund's total assets at the end of its fiscal year are expected to be invested in securities of foreign corporations, no Fund will be entitled under the Code to pass through to its shareholders their pro rata share of the foreign taxes paid by such Fund. These taxes will be taken as a deduction by that Fund.

         The foregoing is intended only as a brief summary of some of the important tax considerations generally affecting the Funds and their shareholders. Potential investors in the Funds are urged to consult their tax advisers concerning the application of federal, state and local taxes as such laws and regulations affect their own tax situation.

         The Transfer Agent will inform shareholders at least annually of the amount and nature of such income and capital gains.

                     WHO MANAGES MY INVESTMENT IN THE FUNDS?

         Except where shareholder action is required by law, all of the authority of the Group is exercised under the direction of the Group's Trustees. Unless so required by the Group's Declaration of Trust or By-Laws or by Ohio law, at any given time all of the Trustees may not have been elected by the shareholders of the Group. The Trustees are empowered to elect officers and contract with and provide for the compensation of agents, consultants and other professionals to assist and advise in its day-to-day operations. The Group will be managed in accordance with its Declaration of Trust and the laws of Ohio governing business trusts.

        The Trustees of the Group receive fees and are reimbursed for their expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of the Adviser or The Ohio Company receives any compensation from the Group for acting as a Trustee of the Group. The officers of the Group receive no compensation directly from the Group for performing the duties of their offices. The Adviser receives fees from the Group for acting as investment adviser and manager and as dividend and transfer agent. The Ohio Company receives no fees under its Distribution Agreement with the Group with respect to Institutional Shares of the Funds, but may receive fees under the Administrative Services Plan discussed below.

INVESTMENT ADVISER AND MANAGER

         Cardinal Management Corp. (the "Adviser"), 155 East Broad Street, Columbus, Ohio 43215, a wholly owned subsidiary of The Ohio Company, is the investment adviser and manager of each of the Funds. The Adviser is also the investment adviser and manager of each of the other Cardinal Funds.

         The Ohio Company, an investment banking firm organized in 1925, is a member of the New York and Chicago Stock Exchanges, other regional stock exchanges and the National Association of Securities Dealers, Inc. Descendants of H. P. and R. F. Wolfe, deceased, and members of their families, through their possession of a majority of voting stock, may be considered controlling persons of The Ohio Company. The Ohio Company serves as the principal underwriter for each of the Cardinal Funds.

         In its capacity as investment adviser, and subject to the ultimate authority of the Group's Board of Trustees, the Adviser, in accordance with the Funds' investment objectives and policies, manages each Fund, and makes decisions with respect to and places orders for all purchases and sales of its portfolio securities. Since the Reorganization with respect to The Cardinal Fund and since December 22, 1995, with respect to TCFI, The Cardinal Fund's predecessor, John Bevilacqua has been primarily responsible for the day-to-day management of the portfolio of such Funds. Mr. Bevilacqua has been a Vice President and Portfolio Manager for The Ohio Company since October, 1994. Prior thereto, and since February, 1984, Mr. Bevilacqua served as Second Vice President/Investments for Midland Mutual Life Insurance Company, Columbus, Ohio. Since October 1, 1996, David C. Will and Joseph A. Miner have been responsible jointly for the day-to-day management of the Balanced Fund's portfolio. Mr. Will has been a Vice President of the Adviser and The Ohio Company since 1990 and has more than 25 years of investment management experience. Mr. Miner has been a Vice President and Senior Portfolio Manager of the Adviser and/or The Ohio Company since August, 1995. Prior thereto and since 1992, Mr. Miner was a Vice President and Portfolio Manager with Key Trust Company of Ohio. From 1987 to 1992, Mr. Miner was an investment strategist and an Assistant Vice President of Citizens Fidelity Capital Management Company, Louisville, Kentucky. Since August 12, 1996, Mr. Harold C. Elliott has been primarily responsible for the day-to-day management of the Aggressive Growth Fund's portfolio. Mr. Elliott has been a Vice President and Chief Investment Officer of The Ohio Company since March, 1996. Prior thereto, from May, 1993 to March, 1996, Mr. Elliott was Vice President and Chief Investment Officer of The Bank of Tokyo Trust Company (New York City), a wholly-owned subsidiary of The Bank of Tokyo Limited, Tokyo, Japan. Prior thereto, from December, 1984 to May, 1993, Mr. Elliott was employed by First Fidelity Bank, Philadelphia, Pennsylvania.

         In addition, pursuant to the Investment Advisory and Management Agreement, the Adviser generally assists in all aspects of each Fund's administration and operation.

         For the services provided and expenses assumed pursuant to its Investment Advisory and Management Agreement with the Group with respect to the Funds, the Adviser receives a fee from the Funds, computed daily and paid monthly at the following annual rates: with respect to The Cardinal Fund, 0.60% of such Fund's average daily net assets; and with respect to both the Balanced Fund and the Aggressive Growth Fund, 0.75% of such

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



Funds' average daily net assets. While in the opinion of the staff of the Commission such fees with respect to the Balanced Fund and the Aggressive Growth Fund are higher than the advisory fee paid by most mutual funds, the Group's Board of Trustees believes them to be comparable to advisory fees paid by many funds having similar objectives and policies.

         The Adviser may periodically waive all or a portion of its advisory fee with respect to a Fund to increase the net income of such Fund available for distribution as dividends. The waiver of such fee will cause the return and/or yield of such Fund to be higher than it would otherwise be in the absence of such a waiver.

         On December 22, 1997, The Ohio Company, Fifth Third Bankcorp., and its wholly owned subsidiary, Fifth Third M Corp., entered into an Agreement and Plan of Merger pursuant to which The Ohio Company will be acquired by Fifth Third M Corp. The acquisition is subject to a number of conditions, including the approval by Trustees and shareholders of the Group of a "new" investment advisory and management agreement with the Adviser, identical in all material respects to the Group's current Investment Advisory and Management Agreement with the Adviser, to become effective on the effective date of The Ohio Company's acquisition. On such effective date, it is also expected that the Group will have entered into an underwriting agreement with a new principal underwriter. In addition, it is expected that Fountain Square Funds, a regulated investment company with net assets of approximately $3.1 billion as of December 31, 1997, advised by Fifth Third Bank, a subsidiary of Fifth Third Bankcorp., will propose the combination of the Group and Fountain Square Funds in a transaction which, if approved by the Group's Trustees, would be submitted to the Group's shareholders for consideration and approval.

         On January 16, 1998 the Board of Trustees of the Group approved such a new investment advisory and management agreement and have called a Special Meeting of Shareholders to be held in March, 1998 to vote on such agreement.

DIVIDEND AND TRANSFER AGENT

         The Group has entered into a Transfer Agency Agreement with the Transfer Agent, 215 East Capital Street, Columbus, Ohio 43215, pursuant to which the Transfer Agent has agreed to act as the Funds' transfer agent and dividend disbursing agent. In consideration of such services, each Fund has agreed to pay the Transfer Agent an annual fee, paid monthly, equal to $18 per shareholder account plus out-of-pocket expenses.

DISTRIBUTOR

         The Group has entered into a Distribution Agreement with The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, pursuant to which Shares of the Funds will be offered continuously on a best efforts basis by The Ohio Company and dealers selected by The Ohio Company. H. Keith Allen is an officer and trustee of the Group and an officer and director of The Ohio Company. Frank
W. Siegel is an officer and trustee of the Group and an officer of The Ohio Company. James M. Schrack II is an officer of both the Group and The Ohio Company. The Ohio Company receives no compensation under the Distribution Agreement with respect to distribution of the Institutional Shares of the Funds.

EXPENSES
         The Adviser bears all expenses in connection with the performance of its services as investment adviser, manager and transfer agent other than the cost of securities (including brokerage commissions, if any) purchased for the Funds. The Trustees reserve the right to allocate certain other expenses, which can reasonably be identified as relating to a particular class, solely to such class, including Institutional Shares, as they deem appropriate ("Class Expenses"). Such expenses include (a) transfer agency fees identified as being attributable to a specific class; (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; (c) Blue Sky registration fees incurred by a class of shares; (d) SEC registration fees incurred by a class; (e) expenses of administrative personnel and services as required to support the shareholders of a specific class; (f) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (g) trustees' fees or expenses incurred as a result of issues relating to one class; and (h) shareholder meeting costs that relate to a specific class.

ADMINISTRATIVE SERVICES PLAN

         The Group has adopted an Administrative Services Plan with respect to each Fund's Institutional Shares (the "Services Plan") pursuant to which each Fund is authorized to pay compensation to Financial Institutions, which may include The Ohio Company, which agree to provide certain ministerial, record keeping and/or administrative support services for their customers, account holders or beneficiaries (collectively, "customers") who are the beneficial or record owner of Institutional Shares of a Fund. In consideration for such services, a Financial Institution receives a fee from such Fund, computed daily and paid monthly, at an annual rate of up to .15% of the average daily net asset value of Institutional Shares of that Fund owned beneficially or of record by such Financial Institution's customers for whom the Financial Institution provides such services.

         The servicing agreements adopted under the Services Plan (the "Servicing Agreements") require the Financial Institutions receiving such compensation to perform certain ministerial, record keeping and/or administrative support services with respect to the beneficial or record owners of Institutional Shares of the Funds, such as processing dividend and distribution payments from the Fund on behalf of customers, providing periodic statements to customers showing their positions in the Institutional Shares of that Fund, providing sub-accounting with respect to Institutional Shares beneficially owned by such customers and providing customers with a service that invests the assets of their accounts in Institutional Shares of a Fund pursuant to specific or preauthorized instructions.

         As authorized by the Services Plan, the Group has entered into a Servicing Agreement with The Ohio Company pursuant to which The Ohio Company has agreed to provide certain administrative support services in connection with Institutional Shares of the Funds owned of record or beneficially by its customers for whom The Ohio Company provides fiduciary or trust services. Such administrative support services may include, but are not limited to, (i) processing dividend and distribution payments from the Funds on behalf of customers; (ii) providing periodic statements to its customers showing their positions in the Institutional Shares; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by The Ohio Company; (v) providing sub-accounting with respect to the Institutional Shares beneficially owned by The Ohio Company's customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to its customers; (vii) aggregating and processing purchase, exchange, and redemption requests from customers and placing net purchase, exchange, and redemption orders for customers; and (viii) providing customers with a service that invests the assets of their account in the Institutional Shares pursuant to specific or pre-authorized instructions. In consideration of such services, the Group, on behalf of each Fund, has agreed to pay The Ohio Company a monthly fee, computed at the annual rate of .15% of the average aggregate net asset value of Institutional Shares of that Fund held during the period by customers for whom The Ohio Company has provided services under the Servicing Agreement. Any fees paid by a Fund to Financial Institutions under the Services Plan will be borne solely by the Institutional Shares of that Fund.

CUSTODIAN AND FUND ACCOUNTANT

         The Group has appointed The Fifth Third Bank ("Fifth Third"), 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the Funds' custodian. In such capacity, Fifth Third will hold or arrange for the holding of all portfolio securities and other assets acquired and owned by the Funds. In addition, Fifth Third, pursuant to a Fund Accounting and Services Agreement, has agreed with the Group to provide certain fund accounting services to each of the Funds.

                      WHAT ARE MY RIGHTS AS A SHAREHOLDER?

         The Group was organized as an Ohio business trust on March 23, 1993. The Group currently consists of six funds. The shares of each of the funds of the Group, other than the two money market funds, Cardinal Government Securities Money Market Fund ("CGSMMF") and Cardinal Tax Exempt Money Market Fund

("CTEMMF"), are currently offered in two separate classes: Investor A Shares, otherwise referred to as Investor Shares, and Investor Y Shares, otherwise referred to as Institutional Shares. CGSMMF and CTEMMF each only have one class of shares. Each share represents an equal proportional interest in a fund with other shares of the same fund, and is entitled to such dividends and distributions out of the income earned on the assets belonging to that fund as are declared at the discretion of the Trustees.

         In the event the status of a shareholder or the capacity in which a shareholder holds Institutional Shares changes such that the shareholder is no longer eligible to purchase or hold Institutional Shares of a Fund, then such Institutional Shares will be automatically converted into Investor Shares of such Fund at respective net asset values. Such conversion of Institutional Shares into Investor Shares will not result in gain or loss to the shareholder for federal income tax purposes, and the basis and holding period of the Shares so converted will not be affected.

         Shareholders are entitled to one vote for each dollar of value invested and a proportionate fractional vote for any fraction of a dollar invested, and will vote in the aggregate and not by series or class except as otherwise expressly required by law. For example, shareholders of The Cardinal Fund will vote in the aggregate with other shareholders of the Group with respect to the election of trustees and ratification of the selection of independent accountants. However, shareholders of The Cardinal Fund will vote as a fund, and not in the aggregate with other shareholders of the Group, for purposes of approval of amendments to the investment advisory agreement as it relates to The Cardinal Fund or any of The Cardinal Fund's fundamental policies.

         Overall responsibility for the management of the Funds is vested in the Board of Trustees of the Group. See "WHO MANAGES MY INVESTMENT OF THE FUNDS?" Individual Trustees are elected by the shareholders of the Group, although Trustees may under certain circumstances fill vacancies, including vacancies created by expanding the size of the Board. Trustees may be removed by the Board of Trustees or shareholders in accordance with the provisions of the Declaration of Trust and By-Laws of the Group and Ohio law. See "ADDITIONAL INFORMATION - Miscellaneous" in the Statement of Additional Information for further information.

         An annual or special meeting of shareholders to conduct necessary business is not required by the Declaration of Trust, the 1940 Act or other authority except, under certain circumstances, to elect Trustees, amend the Declaration of Trust, approve the investment advisory agreement and to satisfy certain other requirements. To the extent that such a meeting is not required, the Group does not intend to have an annual or special meeting.

         The Group has represented to the Commission that the Trustees will call a special meeting of shareholders for purposes of considering the removal of one or more Trustees upon written request therefor from shareholders holding not less than 10% of the outstanding votes of the Group and that the Group will assist in communications with other shareholders as required by Section 16(c) of the 1940 Act. At such meeting, a quorum of shareholders (constituting a majority of votes attributable to all outstanding shares of the Group), by majority vote, has the power to remove one or more Trustees.

         As used in this Prospectus and in the Statement of Additional Information, "assets belonging to a fund" means the consideration received by the fund upon the issuance or sale of shares in that fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or amounts derived from any reinvestment of such proceeds, and any general assets of the Group not readily identified as belonging to a particular fund that are allocated to the fund by the Group's Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. Determinations by the Board of Trustees of the Group as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a Fund are conclusive.

         As used in this Prospectus and in the Statement of Additional Information, a "vote of a majority of the outstanding shares" of a Fund means the affirmative vote, at a meeting of shareholders duly called, of the lesser

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



of (a) 67% or more of the votes of shareholders of that Fund present at a meeting at which the holders of more than 50% of the votes attributable to shareholders of record of the Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of shareholders of the Fund.

         Shareholders should direct all inquiries concerning such matters to the Transfer Agent in writing to 215 East Capital Street, Columbus, Ohio 43215, or by calling (800) 282-9446.

         Shareholders will receive unaudited semi-annual reports describing the investment operations of the Funds and annual financial reports audited by independent auditors.

                         Investment Adviser and Manager
                              Cardinal Management Corp.
                              155 East Broad Street
                              Columbus, Ohio 43215

                         Distributor
                              The Ohio Company
                              155 East Broad Street
                              Columbus, Ohio 43215

                         Transfer Agent and Dividend Paying Agent
                              Cardinal Management Corp.
                              215 East Capital Street
                              Columbus, Ohio 43215

                         Custodian
                              The Fifth Third Bank
                              38 Fountain Square Plaza
                              Cincinnati, Ohio 45263

                         Legal Counsel
                              Baker & Hostetler LLP
                              65 East State Street
                              Columbus, Ohio 43215

                         Independent Auditors
                              KPMG Peat Marwick LLP
                              Two Nationwide Plaza
                              Columbus, Ohio 43215


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


                                                 TABLE OF CONTENTS

                                                                     Page
                                                                     ----


PROSPECTUS HIGHLIGHTS...............................................  1
FEE TABLE...........................................................  3
FINANCIAL HIGHLIGHTS................................................  4
PERFORMANCE INFORMATION............................................. 12
WHAT ARE THE FUNDS?................................................. 12
WHAT ARE THE INVESTMENT OBJECTIVES
         AND POLICIES OF THE FUNDS?................................. 13
HOW DO I PURCHASE INSTITUTIONAL SHARES OF THE
         FUNDS?..................................................... 21
WHAT DISTRIBUTIONS WILL I RECEIVE?.................................. 22
HOW MAY I REDEEM MY INSTITUTIONAL SHARES?........................... 23
WHAT OTHER SHAREHOLDER PROGRAMS ARE
         PROVIDED?.................................................. 24
HOW IS NET ASSET VALUE CALCULATED?.................................. 25
DO THE FUNDS PAY FEDERAL INCOME TAX?................................ 25
WHAT ABOUT MY TAXES?................................................ 26
WHO MANAGES MY INVESTMENT IN THE FUNDS?............................. 26
WHAT ARE MY RIGHTS AS A SHAREHOLDER?................................ 29


                                   ----------

No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Funds, the Adviser, or The Ohio Company. This Prospectus does not constitute an offer by the Funds or by The Ohio Company to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Funds to make such an offer in such jurisdiction.




                                   PROSPECTUS







                                January 30, 1998



                                The Ohio Company



                                THE CARDINAL FUND



                                    CARDINAL
                                  BALANCED FUND



                                    CARDINAL
                                   AGGRESSIVE
                                   GROWTH FUND



                                  INSTITUTIONAL
                                     SHARES




                               THE CARDINAL GROUP


                                      -33-